Exhibit 10.45

CONFIDENTIAL	EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

COLLABORATION, LICENSE AND DEVELOPMENT AGREEMENT

BETWEEN

ISIS PHARMACEUTICALS, INC.,

AND

ASTRAZENECA AB

COLLABORATION, LICENSE AND DEVELOPMENT AGREEMENT

This COLLABORATION, LICENSE AND DEVELOPMENT AGREEMENT (the “Agreement”) is entered into as of the 7th day of December, 2012 (the “Effective Date”) by and between ISIS PHARMACEUTICALS, INC., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad, CA 92010 (“Isis”), and ASTRAZENECA AB, a company incorporated in Sweden under no. 556011-7482 with offices at SE-151 85 Södertälje, Sweden (“AstraZeneca”). AstraZeneca and Isis each may be referred to herein individually as a “Party” or collectively as the “Parties.” Capitalized terms used in this Agreement, whether used in the singular or the plural, have the meaning set forth in APPENDIX 1. All attached appendices and schedules are a part of this Agreement.

RECITALS

WHEREAS, Isis has expertise in discovering and developing antisense drugs for cancer and is (i) developing ISIS-STAT3Rx in a Phase 1/2 Trial in patients with cancer, (ii) working to identify an antisense oligonucleotide targeting the gene target, [***] for the treatment of cancer, and (iii) conducting drug discovery efforts for numerous other cancer targets;

WHEREAS, AstraZeneca has expertise in developing and commercializing human therapeutics, and is interested in developing and commercializing ISIS-STAT3Rx, and drugs targeting [***] and other cancer targets; and

WHEREAS, AstraZeneca desires Isis to (i) grant AstraZeneca an exclusive license to Isis’ STAT3 Program and [***] Program, (ii) conduct research and development activities for the STAT3 Program and [***] Program, and (iii) collaborate with Isis to identify a development candidate for each of three separate cancer-related genes, and with respect to drugs targeting such genes, to grant an option to exclusively license the programs associated with such genes;

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.
STAT3 DEVELOPMENT PROGRAM

1.1.                   STAT3 Program Overview. The intent of the STAT3 Program is (i) for Isis to complete the ongoing Phase 1/2 Trial for ISIS-STAT3Rx; and (ii) for AstraZeneca to perform all other preclinical, clinical (including conducting the [***]), regulatory and commercial activities related to STAT3 Products. The purpose of this Section 1.1 is to provide a high-level overview of the roles, responsibilities, rights and obligations of each Party under this Agreement with regard to ISIS-STAT3Rx, and therefore this Section 1.1 is qualified in its entirety by the more detailed provisions of this Agreement set forth below.

1.2.                   STAT3 Research and Development Responsibilities.

1.2.1.                  STAT3 Research and Development Plan Activities; Timelines. Isis will use Commercially Reasonable Efforts to conduct the Isis Conducted Activities designated under the STAT3 Research and Development Plan in accordance with the timelines specified therein, and AstraZeneca will use Commercially Reasonable Efforts to conduct the AstraZeneca Conducted Activities designated under the STAT3 Research and Development Plan in accordance with the timelines specified therein.

1.2.2.                  STAT3 Research and Development Plan. The Parties will continue to develop and refine the STAT3 Research and Development Plan initially agreed at the Effective Date as needed and update it at least once each six months, and submit it to the JSC for its review and comment. Subject to Section 4.1.4, any material changes to the STAT3 Research and Development Plan must be mutually agreed to by the Parties in accordance with the provisions of Section 4.1.3. On a rolling basis, the STAT3 Research and Development Plan will contain activities for at least the next [***], including the key Development and regulatory decisions for ISIS-STAT3Rx and the key factors that will be considered when making such Development and regulatory decisions.

1.2.3.                  Phase 1/2 Trial.

(a)                                 High Response Outcome Analysis. A “High Response Outcome” is achieved when the [***].

(b)                                 Medium Response Outcome Analysis. A “Medium Response Outcome” is achieved if, [***]. If there has not been a [***] in at least [***] of the evaluable DLBCL Patients in the Phase 1/2 Trial, then there has been a “Low Response Outcome.”

For purposes of this Agreement, “Durable Response” means [***].  DLBCL Patients who achieve a Durable Response at [***] of treatment with ISIS-STAT3Rx but who are discontinued from the Phase 1/2 Trial before 24 weeks of treatment due to electing to receive a bone marrow transplant (a “BMT Patient”) will be [***]; provided, however, that no more than [***] BMT Patients will be [***] for purposes of determining whether a High Response Outcome has been achieved and no more than [***] BMT Patient will be [***] for purposes of determining whether a Medium Response Outcome has been achieved.

(c)                                  Target Knock-Down. “Target Knock-Down” means [***]. The [***] sample must contain [***]. The [***] sample will be taken within [***]. Analysis can be based on results from [***].  The JSC will unanimously decide on [***].  The selected pathology laboratory that conducts Target Knockdown analysis will report the results of this analysis to the JSC which will review whether the Target Knockdown criteria have been achieved.  The success criteria for Target Knock-Down requires [***]. The JSC will review the [***] on an ongoing basis with respect to quality of samples, post-treatment sampling time point, and technical challenges associated with measuring the [***]. If the JSC unanimously agree to a change in the Target Knock-Down criteria based on this ongoing data review, the criteria to meet the Target Knock-Down component of the response outcome will be amended. If there is a High Response Outcome and at least [***], then Target Knock-Down will [***].

(d)                     Safety Concern. For purposes of this Agreement, “Safety Concern” means [***].

(e)                      Notice of High Response Outcome, Medium Response Outcome or Low Response Outcome. Promptly following Isis’ determination that a High Response Outcome, Medium Response Outcome or Low Response Outcome has occurred, Isis will provide AstraZeneca with written notice (an “Outcome Notice”) of whether (i) there is a High Response Outcome (and whether at least [***]), Medium Response Outcome or Low Response Outcome, (ii) there is a Safety Concern, and (iii) Target Knock-Down was achieved, and will include with such Outcome Notice the available components of the Phase 1/2 Trial Data Package. AstraZeneca may dispute Isis’ determination regarding any of items (i), (ii) or (iii) described in this Section 1.2.3(e), by providing Isis written notice thereof within 30 days of AstraZeneca’s receipt of the Outcome Notice (in which case Section 1.2.4 will apply); otherwise the determinations set forth in the Outcome Notice will be binding on the Parties.

(f)                       AstraZeneca’s Response to the Phase 1/2 Trial Data Package.

(i)                                    If either (a) Target Knock-Down was not achieved and there was [***]; or (b) there is a Low Response Outcome; or (c) there is a Safety Concern (in each case whether determined under Section 1.2.3(e) or the Third Party expert under Section 1.2.4), then within 10 Business Days of the Outcome Notice or determination of the Third Party expert under Section 1.2.4 (as applicable) if AstraZeneca either (x) provides Isis with a written notice that it wishes to terminate the license granted by Isis to AstraZeneca under Section 6.1.1, or (y) does not provide any written notice as to whether or not it wishes to terminate the license or continue with the license, the license granted by Isis to AstraZeneca under Section 6.1.1 will terminate and no milestone payment for ISIS-STAT3Rx will be payable.

(ii)                                If either (a) AstraZeneca provides Isis with a written notice that it wishes to continue with the license under Section 6.1.1 despite its option to terminate its license to STAT3 Products under Section 1.2.3(f)(i) within the timeline specified therein, or (b) if such Section 1.2.3(f)(i) does not apply, then in the case of a High Response Outcome, Medium Response Outcome or Low Response Outcome (in each case whether determined under Section 1.2.3(e) or the Third Party expert under Section 1.2.4), the applicable milestone payment under TABLE 1 in Section 8.4 will become due following such determination, and AstraZeneca will pay Isis such milestone payment within 30 days after receipt of an invoice from Isis.  In addition, if there is a Medium Response Outcome, at the next meeting of the JSC, AstraZeneca will indicate whether it plans to [***].

(g)                                 AstraZeneca’s Continued Development Following Phase 1/2 Trial Data Package. Without limiting Section 1.2.1 or Section 7.1:

(i)                                    If the license granted by Isis to AstraZeneca under Section 6.1.1 is not terminated under Section 1.2.3(f)(i) and there is a High Response Outcome (or there is a Medium Response Outcome but AstraZeneca plans to [***]), then provided Isis has supplied the API to AstraZeneca in accordance with Section 4.6.1(b)(i), AstraZeneca will initiate a clinical study for ISIS-STAT3Rx in accordance with the STAT3 Research and Development Plan within [***] after AstraZeneca’s receipt of such Phase 1/2 Trial Data Package; and

(ii)                                If the license granted by Isis to AstraZeneca under Section 6.1.1 is not terminated under Section 1.2.3(f)(i) and there is a Medium Response Outcome (and AstraZeneca does not plan to [***]), provided Isis has supplied the API to AstraZeneca in accordance with Section 4.6.1(b)(i), AstraZeneca will initiate a Clinical Study within [***] after AstraZeneca’s receipt of such Phase 1/2 Trial Data Package.

(h)                     Subsequent [***] Development within [***] after a Medium Response Outcome. If AstraZeneca pays Isis the milestone payment under Column 2 of TABLE 1 in Section 8.4 for a Medium Response Outcome, but initiates a Clinical Study to evaluate ISIS-STAT3Rx as a [***] in DLBCL Patients within [***] after AstraZeneca’s Initiation of a Clinical Study to evaluate ISIS-STAT3 Rx as a [***] in DLBCL Patients, then (A) within 30 days after AstraZeneca’s receipt of an invoice from Isis, AstraZeneca will pay Isis an amount equal to $[***] ([***]), and (B) so long as AstraZeneca is developing or commercializing ISIS-STAT3Rx as a [***] in DLBCL Patients (i) with respect to any unachieved milestone events, in lieu of paying Isis the milestone payments under Column 2 of TABLE 1 in Section 8.4, AstraZeneca will pay to Isis the milestone payments as set forth in

Column 1 of TABLE 1 in Section 8.4 when a milestone event listed in TABLE 1 is achieved by a STAT3 Product, and (ii) the High Response Outcome royalty rates set forth in Section 8.8 will apply to STAT3 Products.

(i)                        Subsequent [***] Development more than [***] after a Medium Response Outcome. If AstraZeneca pays Isis the milestone payment under Column 2 of TABLE 1 in Section 8.4 for a Medium Response Outcome but subsequently Initiates a Clinical Study to evaluate ISIS-STAT3Rx as a [***] in DLBCL Patients more than [***] after AstraZeneca’s Initiation of a Clinical Study to evaluate ISIS-STAT3Rx as a [***] in DLBCL Patients, then AstraZeneca will continue to pay Isis the milestone payments under Column 2 of TABLE 1 in Section 8.4, AstraZeneca will have no obligation to pay Isis such $[***] payment or the milestone payments as set forth in Column 1 of TABLE 1 in Section 8.4, and the High Response Outcome royalty rates set forth in Section 8.8 will not apply to STAT3 Products.

1.2.4.                  Disputes Regarding High Response Outcome, Medium Response Outcome, Low Response Outcome, Safety Concern or Target Knock-Down. If under Section 1.2.3(e) AstraZeneca timely disputes whether (i) a High Response Outcome, Medium Response Outcome or Low Response Outcome has been achieved (including whether the [***]), (ii) there is a Safety Concern, or (iii) Target Knock-Down was achieved, then the Parties will promptly (but no later than 15 days after the dispute arises) engage and refer such dispute to a mutually agreed upon single, independent Third Party oncologist with expertise in the area and appropriate professional credentials.  Within 30 days of receiving the Phase 1/2 Trial Data Package, to the extent disputed by the Parties, such Third Party expert will determine whether there is a High Response Outcome, Medium Response Outcome, or Low Response Outcome and whether there is a Safety Concern, and/or if there is Target Knock-Down. The determination of the Third Party expert engaged under the preceding sentence will be final and binding on the Parties. The costs of any Third Party expert engaged under this Section 1.2.4 will be paid by the Party against whose position the Third Party expert’s determination is made.

ARTICLE 2.

[***] RESEARCH AND DEVELOPMENT PROGRAM

2.1.                            [***] Program Overview. The intent of the [***] Program is (i) for Isis to discover a development candidate for [***] and complete IND-Enabling Toxicology Studies with such development candidate, and (ii) for AstraZeneca to perform, among other activities, in vitro and in vivo experiments to support the selection of the [***] Development Candidate, and all other preclinical, clinical, regulatory and commercial activities related to [***] Products. The purpose of this Section 2.1 is to provide a high-level overview of the roles, responsibilities, rights and obligations of each Party under this Agreement with regard to the [***] Research and Development Plan, and therefore this Section 2.1 is qualified in its entirety by the more detailed provisions of this Agreement set forth below.

2.2.                            [***] Research and Development Responsibilities.

2.2.1.                  [***] Research and Development Plan Activities; Timelines. Isis will use Commercially Reasonable Efforts to conduct the Isis Conducted Activities designated under the [***] Research and Development Plan (which is attached hereto as APPENDIX 2) in accordance with the timelines specified therein, and AstraZeneca will use Commercially Reasonable Efforts to conduct the AstraZeneca Conducted Activities designated under the [***] Research and Development Plan in accordance with the timelines specified therein. In addition, with respect to the [***] Program:

(a)                                 Isis will use Commercially Reasonable Efforts to designate an [***] Lead Candidate by [***]; and

(b)                                 subject to Section 2.2.3 and Section 2.2.4, Isis will initiate IND-Enabling Toxicology Studies no later than [***] after AstraZeneca notifies Isis of the Selection of the [***] Development Candidate under Section 2.2.3.

2.2.2.                  [***] Research and Development Plan. The Parties will continue to develop and refine the [***] Research and Development Plan initially agreed at the Effective Date as needed, and update it at least once each six months, and submit it to the JSC for its review and comment. Subject to Section 4.1.4, any material changes to the [***] Research and Development Plan must be mutually agreed to by the Parties in accordance with the provisions of Section 4.1.3. On a rolling basis, the [***] Research and Development Plan will contain activities for at least the next [***], including the key Development and regulatory decisions for the [***] Development Candidate and the key factors that will be considered when making such Development and regulatory decisions. In addition, once the [***] Development Candidate is selected under Section 2.2.3, the JSC will work to establish a plan for IND filing support and activities, which plan will include a timeline and responsibilities for filing the IND and will specify that AstraZeneca will [***]. To the extent that AstraZeneca has not fully used the [***] available to it pursuant to Section 6.5.1 or Section 7.1.5, then AstraZeneca shall be entitled to allocate such [***] to the activities to be performed by Isis pursuant to this Section 2.2.2.

2.2.3.                  [***] Development Candidate. Isis will use Commercially Reasonable Efforts to designate an [***] Lead Candidate by [***]. AstraZeneca shall be entitled to participate with Isis in the identification of an [***] Lead Candidate and a back-up and Isis will notify AstraZeneca in writing promptly after designating an [***] Lead Candidate and, together with such notice, Isis will provide AstraZeneca the applicable Lead Candidate Data Package. As promptly as possible (but no later than [***] after AstraZeneca receives such Lead Candidate Data Package) (such [***] deadline, which AstraZeneca has determined is sufficient for AstraZeneca to complete its candidate selection identification criteria analysis, the “[***] Development Candidate Decision Deadline”), AstraZeneca will determine whether to select the [***] Lead Candidate (or another [***] Compound) as the [***] Development Candidate. In addition, during such [***] period, AstraZeneca will keep the JSC apprised of AstraZeneca’s progress in making a decision regarding which [***] Compound AstraZeneca may select as the [***] Development Candidate to enable Isis to plan as early as possible for manufacturing of the [***] Development Candidate for IND-Enabling Toxicology Studies. If the JSC determines that any back up [***] Compound(s) to the proposed [***] Lead Candidate should be considered alongside the proposed [***] Lead Candidate, then the JSC may unanimously agree to extend the [***] Development Candidate Decision Deadline if the JSC determines AstraZeneca should have additional time to consider both candidates before making a decision as to which may be selected as the [***] Development Candidate. If AstraZeneca selects the [***] Lead Candidate or any other [***] Compound as the [***] Development Candidate, then AstraZeneca will notify Isis of such selection by the [***] Development Candidate Decision Deadline, and will pay Isis the [***] Development Candidate milestone payment under Section 8.5 within 30 days after AstraZeneca’s receipt of an invoice from Isis. Subject to Section 2.2.4, if AstraZeneca either (i) provides a written notice that it has not selected the [***] Lead Candidate or any other [***] Compound as the [***] Development Candidate by the [***] Development Candidate Decision Deadline or (ii) does not provide Isis any written notice as to whether or not AstraZeneca has selected the [***] Lead Candidate or any other [***] Compound as the [***] Development Candidate by the [***] Development Candidate Decision Deadline, then the license granted by Isis to AstraZeneca under Section 6.1.2 will terminate and no milestone payment for such [***] Development Candidate will be payable.

2.2.4.                  Failure to Designate an [***] Lead Candidate or Select an [***] Development Candidate.

(a)                                 JSC Decides to Perform Additional Work. If AstraZeneca has not selected the [***] Lead Candidate or any other [***] Compound as the [***] Development Candidate by the [***] Development Candidate Decision Deadline but AstraZeneca informs Isis that it believes further work to pursue an [***] Development Candidate should be pursued, then, within 30 days after the [***] Development Candidate Decision Deadline, the JSC may unanimously decide to pursue further work to identify other [***] Compounds for consideration as the [***] Development Candidate under a mutually agreed amended [***] Research and Development Plan, in which case the license granted by Isis to AstraZeneca under Section 6.1.2  will not terminate as provided in Section 2.2.3.

(b)                                 Isis Fails to Designate an [***] Lead Candidate by [***]; the JSC Decides Not to Perform Additional Work. If (A) Isis, having used

Commercially Reasonable Efforts, does not designate an [***] Lead Candidate by [***], or (B) Isis has designated an [***] Lead Candidate by [***], but AstraZeneca has not selected the [***] Lead Candidate or any other [***] Compound as the [***] Development Candidate by the [***] Development Candidate Decision Deadline and the JSC has not unanimously decided to pursue further work to identify other [***] Compounds for consideration as the [***] Development Candidate under a mutually agreed amended [***] Research and Development Plan, then, if AstraZeneca elects to abandon its rights to [***] and terminate the license granted by Isis to AstraZeneca under Section 6.1.2, no [***] milestone payment will be payable but AstraZeneca may elect to add an additional Oncology Target to the Oncology Collaboration by providing Isis written notice of such election (together with the gene target AstraZeneca proposes to add to the Oncology Collaboration, including the gene name and the NCBI accession number or nucleic acid sequence for such gene target, and any Patent Rights comprised in AstraZeneca Background IP consistent with the process described in Section 3.3.5 below) on or before (X) [***], in the case of item (A) above, or (Y) within [***] after the last to occur in item (B) above, as applicable. If AstraZeneca timely provides Isis with such an election notice, and Isis and AstraZeneca mutually agree on the proposed target, then, upon Isis’ receipt of AstraZeneca’s written agreement to be responsible for any Target Encumbrances that Isis notifies AstraZeneca as being applicable to such proposed target and related Products, (i) such proposed target will be an Oncology Target and the Oncology Collaboration will be expanded to a total of four Oncology Targets, (ii) Isis’ obligations and AstraZeneca’s rights under this Agreement with respect to the [***] Research and Development Plan (including the [***] Development Candidate and all other [***] Compounds) will terminate, and (iii) the license granted by Isis to AstraZeneca under Section 6.1.2 will terminate and no [***] milestone payment will be payable.

2.2.5.                  Notice of Completion of IND-Enabling Toxicology Studies; IND Support Package. Isis will notify AstraZeneca in writing within 30 days after Isis achieves Completion of the IND-Enabling Toxicology Studies under the [***] Research and Development Plan and, together with such notice, will deliver to AstraZeneca the IND Support Package.

ARTICLE 3.

ONCOLOGY COLLABORATION; OPTIONS

3.1.                            Oncology Collaboration Overview. The intent of the Oncology Collaboration is (i) for Isis to generate an Oncology Lead Candidate for each of the Oncology Collaboration Programs, (ii) with respect to each such Oncology Lead Candidate, for AstraZeneca to perform certain in vitro and in vivo (animal) experiments to support their designation, and (iii) for AstraZeneca to conduct IND-Enabling Toxicology Studies with the Oncology Development Candidate. For each Oncology Collaboration Program, AstraZeneca will have an exclusive option to further develop and commercialize Products under an exclusive license from Isis. The purpose of this Section 3.1 is to provide a high-level overview of the roles, responsibilities, rights and obligations of each Party under this Agreement with regard to the Oncology Collaboration Programs, and therefore this Section 3.1 is qualified in its entirety by the more detailed provisions of this Agreement set forth below. Both Parties agree that while the primary focus of the collaboration is oncology, if the JSC unanimously agrees, then targets outside oncology could be included in this Agreement either during the selection process described below or as Substituted Targets.

3.2.                            Oncology Research and Development Plan Activities and Term.

3.2.1.                  Oncology Research and Development Plan Activities; Timelines. Each Oncology Research and Development Plan will be mutually agreed to by the Parties, and subject to Section 4.1.4 any material changes to a Collaboration Plan will be mutually agreed to by the Parties in accordance with the provisions of Section 4.1.3. Isis will use Commercially Reasonable Efforts to conduct the Isis Conducted Activities designated under each Oncology Research and Development Plan in accordance with the timelines specified therein, and AstraZeneca will use Commercially Reasonable Efforts to conduct the AstraZeneca Conducted Activities designated under each Oncology Research and Development Plan in accordance with the timelines specified therein. In addition Isis will use Commercially Reasonable Efforts to designate an Oncology Lead Candidate with respect to a particular Oncology Target. Both Parties will use their Commercially Reasonable Efforts to agree to the Reserved Targets in accordance with the timelines in Section 3.3.5 and to designate the Oncology Targets in accordance with the timelines in Section 3.3.6.

3.2.2.                  Oncology Collaboration Term. The period during which the Parties will conduct the Oncology Collaboration (such period, the “Oncology Collaboration Term”) will begin on the Effective Date and will end on the [***] anniversary of the Effective Date; provided that if one or both Substitute Targets are substituted into the Oncology Collaboration in accordance with Section 3.3.7 below or an additional Oncology Target is added to the Oncology Collaboration in accordance with Section 2.2.4, then, in order to provide sufficient time to perform such additional activities with respect to such Substitute Target or additional Oncology Target, the Oncology Collaboration Term for all Oncology Collaboration Programs will be extended for an additional [***] from the date the last Substitute Target or additional Oncology Target was included in the Oncology Collaboration.

3.3.                            Oncology Collaboration.

3.3.1.                  Oncology Research and Development Plans. The Oncology Collaboration

will be carried out in accordance with a written research and development plan that sets forth all research and development activities of the Parties with respect to each Oncology Target through AstraZeneca’s Completion of the IND-Enabling Toxicology Studies (each such plan, an “Oncology Research and Development Plan”). Each time the Parties have designated one of the three Oncology Targets in accordance with Section 3.3.6, the JSC will unanimously agree on an Oncology Research and Development Plan for each such Oncology Target. Each Oncology Research and Development Plan will include a description of the specific activities to be performed by the Parties in support of the Oncology Collaboration Program, the specific criteria to achieve Target Sanction status for the Oncology Target, the specific activities to be performed to achieve an Oncology Development Candidate and projected timelines for completion of such activities. A template Oncology Research and Development Plan for guidance on the expected activities of each Party is attached hereto as APPENDIX 3, which will be used by the JSC as a starting point when creating each Oncology Research and Development Plan. The Parties will continue to develop and refine each Oncology Research and Development Plan initially agreed as needed, and update it at least once every six months, and submit it to the JSC for its review and comment.  AstraZeneca will ensure on a rolling basis that each Oncology Research and Development Plan contains activities for at least the next [***], including the key Development and regulatory decisions for the Oncology Development Candidate and the key factors that will be considered when making such Development and regulatory decisions, and will be consistent in scope with the STAT3 Research and Development Plan and [***] Research and Development Plan. For clarity, Isis will not be obligated to initiate work on more than [***] Oncology Targets (excluding a Substitute Target) in any rolling [***] period during the Oncology Collaboration Term to ensure even utilization of resources unless agreed otherwise unanimously by the JSC. Lastly, once an Oncology Development Candidate is selected under Section 3.3.3, the JSC will work to establish a plan for IND filing support and activities, which plan will include a timeline and responsibilities for filing the IND and will specify that AstraZeneca will reimburse Isis for its time incurred in performing Isis’ designated responsibilities in connection with the IND filing to the extent those responsibilities are not Isis Conducted Activities, at the FTE rate, and any of Isis’ reasonable travel expenses for travel requested by AstraZeneca, and its outside consultants’ costs and consultants’ reasonable travel expenses incurred by Isis in performing such activities agreed in advance by AstraZeneca. To the extent that AstraZeneca has not fully used the [***] available to it pursuant to Section 6.5.1 or Section 7.1.5, then AstraZeneca shall be entitled to allocate such [***] to the activities to be performed by Isis pursuant to this Section 3.3.1.

3.3.2.                  Target Sanction. The JSC will determine if an Oncology Target has achieved Target Sanction status based on the specific criteria determined by the JSC.  The JSC will record in the minutes of the JSC each time an Oncology Target has achieved Target Sanction status.

3.3.3.                  Oncology Development Candidate Selection. Isis will notify AstraZeneca in writing promptly after designating an Oncology Lead Candidate and, together with such notice, Isis will provide AstraZeneca the applicable Lead Candidate Data Package. As promptly as possible (but no later than [***] after AstraZeneca receives such Lead Candidate Data Package) (each such [***] deadline, which AstraZeneca has determined is sufficient for AstraZeneca to complete its candidate selection identification criteria analysis, an “Oncology Development Candidate Decision Deadline”), AstraZeneca will determine whether to select the Oncology Lead Candidate (or another Oncology Compound) as an Oncology Development Candidate. In addition, during such [***] period, AstraZeneca will keep the JSC apprised of AstraZeneca’s progress in making a decision regarding which Oncology Compound AstraZeneca may select as the Oncology Development Candidate to enable Isis to plan as early as possible for manufacturing of the Oncology Development Candidate for IND-Enabling Toxicology Studies. If the JSC determines that any back up Oncology Compound to the proposed Oncology Lead Candidate should be considered alongside the proposed Oncology Lead Candidate, then the JSC may unanimously agree to extend the Oncology Development Candidate Decision Deadline if the JSC determines AstraZeneca should have additional time to consider both candidates before making a decision as to which may be selected as the Oncology Development Candidate. If AstraZeneca selects the Oncology Lead Candidate or any other Oncology Compound as an Oncology Development Candidate, then AstraZeneca will notify Isis of such selection by the Oncology Development Candidate Decision Deadline, and will pay Isis the Designation of Oncology Development Candidate milestone payment under Section 8.6 within 30 days after AstraZeneca’s receipt of an invoice from Isis. In addition, provided Isis has supplied the API to AstraZeneca in accordance with Section 4.6.1(b)(iii), AstraZeneca will initiate IND-Enabling Toxicology Studies under the applicable Oncology Research and Development Plan no later than [***] days after AstraZeneca pays Isis the Designation of Oncology Development Candidate milestone payment under Section 8.6.

If AstraZeneca either (i) does not provide Isis written notice that AstraZeneca has selected the Oncology Lead Candidate or any other Oncology Compound as the Oncology Development Candidate by the Oncology Development Candidate Decision Deadline, or (ii), provides Isis written notice that AstraZeneca has not selected the Oncology Lead Candidate or any other Oncology Compound as the Oncology Development Candidate by the Oncology Development Candidate Decision Deadline, then such Oncology Collaboration Program will no longer be a part of this Agreement and AstraZeneca’s Option for (and Isis’ obligations with respect to) such Oncology Collaboration Program will terminate and no milestone payments for such Oncology Collaboration Program will be payable.

3.3.4.                  Notice of Completion of IND-Enabling Studies; IND Support Package. AstraZeneca will notify Isis in writing within 30 days after each time Completion of the IND-Enabling Toxicology Studies is achieved under an applicable Oncology Research and Development Plan and, together with such notice, will deliver to Isis the applicable IND Support Package, always provided that the Parties may mutually agree that an IND-Enabling Toxicology Study should not be completed (for example if there is an unacceptable toxicity in the study).

3.3.5.                  Reserved Targets. The Parties will select certain gene targets to be reserved (each such reserved gene target, a “Reserved Target”) for potential selection as Oncology Targets under this Agreement according to the following schedule:

(a)                                 Within [***] after the Effective Date, Isis and AstraZeneca will mutually agree on a pool of [***] oncology gene targets to be reserved for selection of the first Oncology Target under this Agreement;

(b)                                 Within [***] after the Effective Date, Isis and AstraZeneca will mutually agree on a second pool of [***] oncology gene targets to be reserved for selection of the second Oncology Target under this Agreement; and

(c)                                  Within [***] after the Effective Date, Isis and AstraZeneca will mutually agree on a third pool of [***] oncology gene targets to be reserved for selection of the third Oncology Target under this Agreement.

As part of the process for determining which gene targets will be reserved as Reserved Targets for potential selection as Oncology Targets, during the relevant time periods described above during which the Parties will consider gene targets to be Reserved Targets, AstraZeneca will inform Isis (A) if any of AstraZeneca’s JSC or JPC members have knowledge (without conducting any additional investigation) of any additional Third Party licenses or other intellectual property rights that AstraZeneca requires in order for AstraZeneca to conduct its obligations under the Collaboration Plans if such Reserved Target was selected as an Oncology Target, and (B) if any Patent Rights comprised in AstraZeneca Background IP relate to any proposed gene targets, and whether AstraZeneca has the ability to grant a license or sublicense hereunder to such Patent Rights without violating the terms of any agreement with any Third Party. If AstraZeneca reports any of the conditions set forth in (A) or (B) of this Section 3.3.5(c) exist, then unless otherwise agreed by the Parties, such gene target will not be reserved as a Reserved Target for potential selection as an Oncology Target. Within [***] days after the Parties agree upon each pool of [***] Reserved Targets, Isis will inform AstraZeneca of any known encumbrances related to the Reserved Targets under any Third Party agreement to which Isis or its Affiliate is a party, including any payment obligations such as milestone and royalty payments (such encumbrances for which AstraZeneca is so notified, the “Target Encumbrances”). The JSC will maintain the list of Reserved Targets and will attach to the minutes of the JSC meeting any changes to such list of Reserved Targets.

3.3.6.                  Selection of the Three Oncology Targets. Within [***] after a designation of a pool of [***] Reserved Targets under Section 3.3.5, Isis and AstraZeneca will mutually agree on and designate one Reserved Target to be an Oncology Target that is the subject of an Oncology Collaboration Program. After selecting the Oncology Target, the remaining [***] unselected Reserved Targets will no longer be Reserved Targets, and Isis’ obligations and AstraZeneca’s rights under this Agreement with respect to such Reserved Targets (including but not limited to Section 5.1) will terminate. AstraZeneca will be responsible for any payment obligations arising from the Target Encumbrances identified in accordance with Section 2.2.4(b), Section 3.3.5 or Section 3.3.7 (other than Isis Supported Pass-Through Costs) applicable to such Oncology Targets and related Products. If Isis fails to notify AstraZeneca of a Target Encumbrance in accordance with Section 2.2.4(b), Section 3.3.5 or Section 3.3.7, such un-notified Target Encumbrance shall remain the responsibility of Isis. For clarity, this process will occur [***] times to nominate the [***] Oncology Targets and be complete no later than [***] from the Effective Date, and is illustrated in SCHEDULE 3.3.6, after which any remaining Reserved Targets will no longer be Reserved Targets.

3.3.7.                  Rights of Substitution.

(a)                                 Generally. At any time during the first [***] years of the Oncology Collaboration Term, AstraZeneca will have the right, subject to the limits set forth below, to propose that research and development activities be discontinued with respect to an Oncology Target for which [***] (a “Discontinued Target”), and to propose that a new oncology target be substituted for such Discontinued Target in accordance with the procedures set out below in Section 3.3.7(b) (such notice, a “Substitute Notice” and such newly proposed oncology target, a “Proposed Substitute Target”).

(b)                                 Proposing the Substitute Target. Within 30 days after Isis’ receipt of a Substitute Notice, Isis and AstraZeneca will discuss and mutually agree whether such Proposed Substitute Target will become an Oncology Target. Isis will, within [***] days after Isis’ receipt of any Substitute Notice, inform AstraZeneca of any Target Encumbrances applicable to the Proposed Substitute Target. If Isis and AstraZeneca mutually agree that the Proposed Substitute Target will become an Oncology Target, then such Proposed Substitute Target (a “Substitute Target”) will become an Oncology Target upon (i) Isis’ receipt of AstraZeneca’s written agreement to be responsible for any payment obligations arising from the Target Encumbrances identified in accordance with this Section 3.3.7(b) (other than Isis Supported Pass-Through Costs) applicable to such Substitute Target and related Products, and (ii) if the Substitute Target is substituted in as an Oncology Target after the Discontinued Target achieved Target Sanction status, Isis’ receipt of the payment in accordance with Section

3.3.7(d) below. For clarity, any Discontinued Target will no longer be an Oncology Target and will therefore no longer be a part of the Oncology Collaboration under this Agreement, and Isis’ obligations and AstraZeneca’s rights under this Agreement with respect to such Discontinued Target (including but not limited to Section 5.1.1) will terminate.

(c)                                  Number of Substitute Targets. Notwithstanding anything to the contrary contained in this Agreement, in no event will AstraZeneca have the right to designate more than [***] Substitute Targets under this Section 3.3.7; provided that no more than [***] of such [***] Substitute Targets can be substituted in for an Oncology Target that has reached [***] status.

(d)                                 Payment for the Substitute Target. If a Substitute Target is substituted in as an Oncology Target after [***] status for a Discontinued Target under this Section 3.3.7, AstraZeneca will pay Isis $[***] within 30 days after such Substitute Target is substituted in as an Oncology Target.

3.3.8.                  Oncology Research and Development Plans. If a Substitute Target is substituted in under Section 3.3.7, within 30 days after such substitution the Parties will mutually agree on an Oncology Research and Development Plan for such new Oncology Target using the template Oncology Research and Development Plan attached hereto as APPENDIX 3 as a starting point, subject to review and comment by the JSC, and remove any Oncology Research and Development Plan with respect to the Discontinued Target.

3.4.                            Expiration of Oncology Collaboration Term. On an Oncology Collaboration Program-by-Oncology Collaboration Program basis, if, despite the Parties’ Commercially Reasonable Efforts, by the expiration of the Oncology Collaboration Term, Isis has not designated an Oncology Lead Candidate with respect to a particular Oncology Target, then (i) the Parties’ will no longer have an obligation to perform any activities under this ARTICLE 3 with respect to such Oncology Collaboration Program; (ii) any Oncology Collaboration Program that has not reached the Development Candidate stage will no longer be considered an Oncology Collaboration Program and the applicable gene target associated therewith will no longer be an Oncology Target under this Agreement; (iii) the Parties’ respective obligations and AstraZeneca’s rights under this Agreement with respect to such Oncology Target and any Compounds targeting such Oncology Target will then terminate, and Isis will be free to Develop and Commercialize on its own or with a Third Party such Oncology Target and any ASOs targeting such Oncology Target; (iv) Isis will have exclusive rights (and AstraZeneca will, and hereby does grant Isis an exclusive license) to all data, results and information generated under the Oncology Collaboration Program for such Oncology Target to research, develop, manufacture and commercialize ASOs targeting such Oncology Target and AstraZeneca will promptly transfer to Isis copies of all such data, results and information in AstraZeneca’s possession, provided that if within five years after the expiration of the Oncology Collaboration Term for such Oncology Target, Isis is not Developing ASOs for such Oncology Target, such rights and license shall become non-

exclusive and (v) AstraZeneca will and hereby does grant Isis an irrevocable, royalty free non exclusive license to any Know-How and/or Patent Rights generated by AstraZeneca under the Oncology Collaboration Program for such Oncology Target to research, develop, manufacture and commercialize ASOs targeting such Oncology Target.  With regard to the Jointly-Owned Collaboration Technology for such Oncology Collaboration Program, Isis will control the Jointly-Owned Patents that result, and AstraZeneca will assign ownership to Isis on condition that Isis grants AstraZeneca an irrevocable, royalty-free, non-exclusive license for any purpose. For clarity, except to the extent expressly set forth in the foregoing, the expiration of the Oncology Collaboration Term will not affect the Parties’ respective rights and obligations with respect to any Oncology Collaboration Program that has reached the Development Candidate stage by the end of the Oncology Collaboration Term and for which AstraZeneca has timely exercised its Option under Section 3.5.

3.5.                            Options. On an Oncology Target-by-Oncology Target basis, AstraZeneca has an exclusive option which it may exercise at any time on or before 5:00 p.m. (Pacific time) on the [***] day (each, an “Option Deadline”) following the earlier of (i) [***], or (ii) [***] (each, an “Option”) to obtain from Isis the license set forth in Section 6.1.3 below. AstraZeneca will notify Isis whether AstraZeneca is exercising its Option to license the applicable Oncology Target (and all Products included in the applicable Oncology Collaboration Program) by notifying Isis in writing on or before the applicable Option Deadline.

3.5.1.                  If AstraZeneca notifies Isis in writing by the Option Deadline that AstraZeneca is exercising the Option, AstraZeneca shall pay Isis the license fee set forth in Section 8.2 within 30 days after AstraZeneca’s receipt of an invoice from Isis for such license fee, and Isis will, and hereby does, grant to AstraZeneca the license set forth in Section 6.1.3 below.

3.5.2.                  If AstraZeneca either (i) notifies Isis in writing by the Option Deadline that AstraZeneca is not exercising the Option, or (ii) does not provide any written notice to Isis by the Option Deadline as to whether or not AstraZeneca is exercising the Option, then AstraZeneca’s Option will expire and no license fee is payable under Section 8.2 with respect to such Option. In such a case, AstraZeneca will have no further rights to (and Isis will have no further obligations with respect to) such Oncology Target (including all Compounds included in the applicable Oncology Collaboration Program) and the gene target to which such Compounds are directed will no longer be an Oncology Target. Following any expiration of an Option under this Section 3.5.2, subject to agreeing otherwise as provided in Section 3.3.4, AstraZeneca will [***] and, upon [***], will promptly transfer to Isis all data, results and information related to the testing and studies with respect to the applicable Oncology Target in the possession of AstraZeneca and its contractors.

ARTICLE 4.

COLLABORATION MANAGEMENT; ADMINISTRATION; COSTS AND EXPENSES AND MANUFACTURING

4.1.                   Collaboration Management.

4.1.1.                  JSC. The Parties will establish a joint steering committee (“JSC”) for the STAT3 Program, [***] Program, and the Oncology Collaboration Programs, to provide advice and make recommendations on the conduct of activities under the respective Collaboration Plans, which advice and recommendations will be consistent with each Collaboration Plan. The JSC will consist of three representatives appointed by Isis and three representatives appointed by AstraZeneca. Each JSC member will be a senior development leader or have similar experience and expertise as a senior development leader. Each Party will designate one of its three representatives who is empowered by such Party to make decisions related to the performance of such Party’s obligations under this Agreement to act as the co-chair of each JSC. The co-chairs will be responsible for overseeing the activities of its JSC consistent with the responsibilities set forth in Section 4.1.2. SCHEDULE 4.1.1 sets forth certain JSC governance matters agreed to as of the Effective Date. The JSC will determine the JSC operating procedures at its first meeting, including the JSC’s policies for replacement of JSC members, policies for participation by additional representatives or consultants invited to attend JSC meetings, and the location of meetings, which will be codified in the written minutes of the first JSC meeting. Each Party will be responsible for the costs and expenses of its own employees or consultants attending JSC meetings.

4.1.2.                  Role of the JSC. Without limiting any of the foregoing, the JSC will perform the following functions, some or all of which may be addressed directly at any given JSC meeting:

(a)                                 Maintain the list of Reserved Targets;

(b)                                 Maintain the list of Oncology Targets that are the subject of the Oncology Collaboration Programs;

(c)                                  Set the Target Sanction criteria for each Oncology Target;

(d)                                 Consider whether and for how long a back up candidate for the [***] Lead Candidate or the Oncology Lead Candidate shall be considered in parallel with the [***] Lead Candidate or Oncology Lead Candidate (as applicable).

(e)                                  Create each Oncology Research and Development Plan using the template attached hereto as APPENDIX 3 as a starting point;

(f)                                   review the overall progress of the activities under the applicable Collaboration Plan, including forecasts of costs associated with supplies of API/finished Product;

(g)                                 review and provide advice on the applicable Collaboration Plan;

(h)                                 subject to Section 4.1.3(a), materially amend the applicable Collaboration Plan upon unanimous consent; and

(i)                                    such other review and advisory responsibilities as may be assigned to the JSC pursuant to this Agreement.

4.1.3.                  Collaboration Program Decision Making.

(a)                                 AstraZeneca shall have the final decision making authority with respect to amendments to a Collaboration Plan which are not material as provided in Section 4.1.3(b).

(b)                                 A proposed amendment to a Collaboration Plan shall be regarded as material for the purposes of this Section 4.1.3 if it would result in either (i) [***], or (ii) [***].

(c)                                  If a proposed material amendment to a Collaboration Plan cannot be unanimously agreed to by the JSC or the Parties and the change could be materially detrimental to the further development of a Product then the co-chairs shall continue to revise the Collaboration Plan until such time as a unanimous decision can be reached, and at any time either Party may refer the matter to the Senior Representatives in accordance with Section 14.1, which Senior Representatives shall be asked to use their good faith efforts to mutually agree on an acceptable way forward. Once the matter has been referred to the Senior Representatives, if after negotiating in good faith pursuant to Section 14.1.1, undertaken with reasonable promptness and including a detailed comparison of the proposed amendment to the Collaboration Plan against the AstraZeneca performance metrics described in the document provided by AstraZeneca to Isis entitled [***] attached hereto as SCHEDULE 4.1.3(c), the Senior Representatives fail to reach an amicable agreement within 90 days, then AstraZeneca shall have the final decision making authority (1) if [***], or (2) if [***], or (3) if [***].

(d)                                 “Initial Research and Development Plan” means, as applicable (i) the STAT3 Research and Development Plan or [***] Research and Development Plan (as each such plan is attached to this Agreement on the Effective Date) or (ii) with respect to each Oncology Development Candidate, the first Oncology Research and Development Plan agreed to by the Parties following designation of such Oncology Development Candidate.

(e)                                  Isis and AstraZeneca will conduct the Collaboration Plans giving due consideration to the recommendations and advice of the JSC, in accordance with their obligations under Section 1.2.1, Section 2.2.1 and Section 3.3.1. With respect to the STAT3 Research and Development Plan, [***] Research and Development Plan and each Oncology Research and Development Plan agreed to by the Parties following designation of the applicable Oncology Development Candidate, AstraZeneca will have the final decision-making authority regarding the [***], and [***].

(f)                                   Notwithstanding the foregoing, in all cases where AstraZeneca has final decision making authority Isis will have no obligation to perform any activity that (A) [***], (B) [***], or (C) [***].

4.1.4.                  Term of the JSC. Isis’ obligation to participate in relation to a Collaboration Plan in the JSC will terminate on the date Isis completes all the Isis Conducted Activities under such Collaboration Plan. Thereafter, Isis will have the right, but not the obligation, to participate in the JSC meetings in relation to such Collaboration Plan upon Isis’ request. After the [***] for a Product specified in the Collaboration Plan, in respect of such Collaboration Plan, the JSC shall cease to be responsible for making decisions (and for the avoidance of doubt, without limiting the foregoing, the provisions of Section 4.1.3 shall cease to apply) and AstraZeneca shall have full decision making authority and may make amendments to such Collaboration Plan (including with respect to the [***] program under such Collaboration Plan), subject to AstraZeneca’s continuing obligation to use Commercially Reasonable Efforts under this Agreement; provided, however, that, with respect to the [***] for such Product, AstraZeneca’s decision making will be consistent with the Collaboration Plan approved by the JSC at the time such [***] (taking into consideration [***]). The JSC shall become a forum for the Parties to share information regarding the Collaboration Plan and the Product, and the Parties shall decide on the number and frequency of meetings required of the JSC in respect of such Collaboration Plan in its new role.

4.2.                            Alliance Managers. Each Party will appoint a representative to act as its alliance manager (each, an “Alliance Manager”). Each Alliance Manager will be responsible for supporting the JSC and performing the activities listed in SCHEDULE 4.2.

4.3.                            Disclosure of Results. Each Party will promptly disclose to the other Party the results of all work performed by the Parties under the Collaboration Plans in a reasonable manner as such results are obtained. Isis and AstraZeneca will provide reports and analyses at each JSC meeting, and more frequently on reasonable request by the JSC, detailing the current status of each Collaboration Plan. The results, reports, analyses and other information regarding the Collaboration Plans disclosed by one Party to the other Party pursuant hereto may be used only in accordance with the rights granted and other terms and conditions under this Agreement. Any reports required, excluding reports needed for submission to a Regulatory Agency, under this Section 4.3 may take the form of and be recorded in minutes of the JSC that will contain copies of any slides relating to the results and presented to the JSC. Reports needed to support regulatory submissions and updates to a Regulatory Agency will be provided in a timely manner and in a format consistent with industry practice as agreed upon by the JSC.

4.4.                            Materials Transfer. In order to facilitate the activities under the Collaboration Plans, either Party may provide to the other Party certain materials for use by the other Party in furtherance of the Collaboration Plans. All such materials will be used by the receiving Party in accordance with the terms and conditions of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement, and the receiving Party will not transfer such materials to any Third Party unless expressly contemplated by this Agreement or upon the written consent of the supplying Party. Except as expressly set forth herein, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

4.5.                            Collaboration Costs and Expenses.

4.5.1.                  STAT3 Program and [***] Program.

(a)                                 R&D Research and Development Plan Costs. Except as otherwise provided below and under Section 4.5.1(b), Isis will be responsible for all costs and expenses associated with the Isis Conducted Activities designated under the R&D Research and Development Plan, and AstraZeneca will be responsible for all costs and expenses associated with any AstraZeneca Conducted Activities designated under the R&D Research and Development Plan. With respect to the [***] Program, Isis will be responsible for providing API to AstraZeneca in accordance with Section 4.6.1.

(b)                                 Other STAT3 Program and [***] Program Costs.

(i)                                    Under the R&D Research and Development Plan. AstraZeneca will be responsible for paying Isis any costs and expenses associated with Isis’ regulatory support and safety reporting work for the [***] ([***]) and, in accordance with Section 4.6.1, the cost of the API and finished Product for the [***]. In addition, AstraZeneca will be responsible for paying as a lump sum any Additional Plan Costs resulting from AstraZeneca-Initiated Changes. Isis will permit AstraZeneca to review and approve the Additional Plan Costs before implementing any AstraZeneca-Initiated Changes. Isis and AstraZeneca will update the R&D Research and

                                                Development Plan with any such revised studies and Isis will invoice AstraZeneca for any such approved Additional Plan Costs within 30 days after such Additional Plan Costs are approved. AstraZeneca will pay the invoices submitted pursuant to this Section 4.5.1(b)(i) for such [***]-related work costs and approved Additional Plan Costs within 30 days after AstraZeneca’s receipt of the applicable invoice.

(ii)                                Generally. Except as otherwise provided under this Section 4.5.1, AstraZeneca will be solely responsible for the costs and expenses related to the Development, Manufacture and Commercialization of STAT3 Products and [***] Products, including the AstraZeneca Conducted Activities.

4.5.2.                  Oncology Collaboration Program Costs and Expenses.

(a)                                 Oncology Research and Development Plan Costs Paid by Isis. Until AstraZeneca exercises the Option for a particular Oncology Collaboration Program, except as otherwise provided under Section 3.3.4 or Section 4.5.2(b), Isis will be responsible for all costs and expenses associated with the Isis Conducted Activities designated under each Oncology Research and Development Plan and AstraZeneca will be responsible for all costs and expenses associated with the AstraZeneca Conducted Activities designated under each Oncology Research and Development Plan. With respect to each Oncology Collaboration Program, Isis will be responsible for providing API to AstraZeneca in accordance with Section 4.6.1.

(b)                                 Oncology Research and Development Plan Costs Paid by AstraZeneca.

(i)                                    Before Option Exercise. Before Option exercise, AstraZeneca will be responsible for all costs and expenses associated with the AstraZeneca Conducted Activities designated under each Oncology Research and Development Plan. In addition, AstraZeneca will be responsible for paying as a lump sum any Additional Plan Costs resulting from AstraZeneca-Initiated Changes. Isis will permit AstraZeneca to review and approve the Additional Plan Costs before implementing any AstraZeneca-Initiated Changes. Isis and AstraZeneca will update the applicable Oncology Research and Development Plan with any such revised studies and Isis will invoice AstraZeneca for any such approved Additional Plan Costs within 30 days after such Additional Plan Costs are approved. AstraZeneca will pay the invoices submitted pursuant to this Section 4.5.2(b)(i) for such approved Additional Plan Costs within 30 days after AstraZeneca’s receipt of the applicable invoice.

(ii)                                After Option Exercise. After Option exercise, AstraZeneca will be solely responsible for the costs and expenses related to the Development, Manufacture and Commercialization of Products, including all AstraZeneca Conducted Activities.

4.6.                            Collaboration Manufacturing and Supply.

4.6.1.                  Supplies for Activities under the Collaboration Plans.

(a)                                 Isis Conducted Activities. [***], Isis will supply API and finished Product sufficient to support the Isis Conducted Activities designated under a given Collaboration Plan, including but not limited to the API to support the IND Enabling Toxicology Studies for the [***] Program.

(b)                                 AstraZeneca Conducted Activities. In addition, with respect to the AstraZeneca Conducted Activities, Isis will supply (the “Initial Supply”):

(i)                                    STAT3 Program Supply. API and finished Product sufficient to support the [***] that will be conducted by AstraZeneca under the STAT3 Research and Development Plan;

(ii)                                [***] Program Supply. The quantity of API [***] (which will be set forth in the [***] Research and Development Plan) to support the [***] for the [***] Development Candidate; and

(iii)                            Oncology Programs. The quantity of API [***] for each Oncology Development Candidate, and the quantity of API [***] (which will be set forth in the applicable Oncology Research and Development Plan) for each Oncology Development Candidate.

In each of the foregoing cases in this Section 4.6.1(b), AstraZeneca will pay Isis for such API and/or finished Product at [***], within 60 days after AstraZeneca’s receipt of the applicable invoice. Other than the finished Product sufficient to support the [***] under the STAT3 Research and Development Plan, AstraZeneca is responsible for supplying finished Product for all AstraZeneca Conducted Activities. In addition, should AstraZeneca require additional API or research-grade Compound for the STAT3 Program or the [***] Program for pre-clinical studies in [***] not covered by the STAT3 or [***] Research and Development Plan or in connection with the Oncology Research and Development Plans, then, at AstraZeneca’s reasonable request, Isis will use its reasonable endeavors to provide (A) such API to AstraZeneca at [***], or (B) such research-grade Compound for such [***] studies [***] of such Compound (and for any additional quantities of research-grade Compound, at [***].

It is intended that the API lot used for [***] under a given Collaboration Plan will be of sufficient size to also use in the [***] of the relevant Product.

(c)                                  Initial Supply Payment and Delivery Schedule. The Parties will mutually agree on the respective delivery and payment schedule for the Initial Supply consistent with the applicable Collaboration Plan.

(d)                                 Manufacturing Services Agreement. Each of the Parties agrees and acknowledges that a mutually agreed manufacturing services agreement (“MSA”) is required to be put in place to govern the supply arrangements by Isis, which shall be negotiated in good faith between the Parties following the Effective Date. The Parties’ objective is that the MSA shall be entered into within [***] after the Effective Date and shall include, amongst other appropriate and detailed provisions, the provisions set out in Schedule 4.6.1(d).

4.6.2.                  After Isis Completes the Isis Conducted Activities. Once Isis completes the Isis Conducted Activities designated under a given Collaboration Plan, in addition to the Initial Supply, Isis will sell to AstraZeneca, if AstraZeneca desires, any other inventory of cGMP API, finished Product and packaged clinical trial material in Isis’ possession [***]. In addition, if requested by AstraZeneca, Isis will negotiate in good faith to provide:

(a)              additional API supply for [***], and

(b)              if AstraZeneca [***].

4.7.                            Applicable Laws and Bioethics. The Research to be conducted by each Party (including by its subcontractors) pursuant to this Agreement shall be carried out in good scientific manner, and in compliance with all Applicable Laws, as well as the AstraZeneca bioethics policy attached at SCHEDULE 4.7, to attempt to achieve efficiently and expeditiously the objectives of the applicable Collaboration Plan. In respect of any Isis Conducted Activities to be initiated after the Effective Date, Isis and AstraZeneca will mutually agree on [***] and, prior to award of the work, shall work together to secure compliance with AstraZeneca’s bioethics policy. Where a [***], the Parties will discuss and agree whether such [***]. Insofar as the requirements of complying with such policy will result in additional [***] costs being charged to Isis for work [***] for Isis Conducted Activities, compared to [***], AstraZeneca agrees to be responsible for such additional costs [***]. The Parties will agree when such costs will be invoiced by Isis and AstraZeneca will pay such costs to Isis within 60 days after AstraZeneca’s receipt of an invoice from Isis. The Parties’ agreement under this Section 4.7 can be through the JSC.

ARTICLE 5.
EXCLUSIVITY COVENANTS

5.1.                            Exclusivity Covenants.

5.1.1.                  Isis’ and AstraZeneca’s Exclusivity Covenants. Except in the performance of its obligations under this Agreement and except as set forth in Section 5.1.2 or Section 5.1.3, on a Gene Target-by-Gene Target basis, Isis and AstraZeneca will not work independently or for or with any of its Affiliates or any Third Party (including the grant of any license to any Third Party) with respect to:

(a)                                 STAT3 and [***]. (A) The discovery, research or development of an ASO that is designed to bind to the RNA that encodes STAT3 or [***] in the Field until [***]; and (B) on a country-by-country basis, commercializing an ASO that is designed to bind to the RNA that encodes STAT3 or [***] in the Field until [***];

(b)                                 Reserved Targets. The discovery, research or development of an ASO that is designed to bind to the RNA that encodes any of the Reserved Targets, from the date each such oncology gene target becomes a Reserved Target under Section 3.3.5 until the date such Reserved Target ceases to be a Reserved Target by operation of Section 3.3.6;

(c)                                  Oncology Targets During the Option Period. The discovery, research or development of an ASO that is designed to bind to the RNA that encodes any Oncology Target, from the date each Oncology Target is agreed to by the Parties until the earlier of the date (y) AstraZeneca exercises the applicable Option for such Oncology Target, or (z) such Option expires unexercised or is terminated; and

(d)                                 Oncology Targets After Option Exercise. The discovery, research or development of an ASO that is designed to bind to the RNA that encodes an Oncology Target in the Field for which AstraZeneca has exercised its Option in accordance with this Agreement, (A) with respect to discovery, research or development of an ASO that is designed to bind to the RNA that encodes such Oncology Target, until [***], and (B) on a country by country basis with respect to commercialization of an ASO that is designed to bind to the RNA that encodes such Oncology Target in the Field, until [***].

5.1.2.                  Isis Follow-On Products. Notwithstanding the provisions of Section 5.1.1, on a Gene Target-by-Gene Target basis, if (A) AstraZeneca does not ask Isis to identify a follow-on product for a Gene Target by [***], or (B) Isis identifies a follow-on product for a Gene Target at AstraZeneca’s request, but thereafter AstraZeneca does not use Commercially Reasonable Efforts to continue to develop and commercialize such follow-on compound, then Isis (for itself or with or for a Third Party) will be permitted to (i) discover, research and develop an ASO designed to bind to the RNA that encodes such Gene Target that is not the Product being developed by AstraZeneca (an “Isis Follow-On Product”), and (ii) after [***] for a Product, commercialize an Isis Follow-On Product.

5.1.3.                  Limitations and Exceptions to Each Party’s [***] Rights.

(a)                                 Exception and Limitations. The Parties acknowledge and agree that, in addition to playing a role in cancer, the gene target, [***], is also known to potentially play a role outside of oncology (e.g., [***]), and therefore targeting [***] with an [***] ASO is a possible approach for the treatment of non-oncology diseases. In exchange for AstraZeneca’s agreement to not develop or commercialize an ASO targeting [***] for [***] and to not develop or commercialize an [***] for [***], Isis has agreed to [***] ASOs outside of [***] that [***].

Therefore, with respect to [***], the Parties memorialize the foregoing general principles by hereby agreeing to the following specific restrictions and limitations:

(i)                        AstraZeneca’s [***] Field.

(1)               [***]. AstraZeneca does not have the right under Section 6.1.2 (nor does AstraZeneca have a license under Section 6.1.2 of this Agreement) to research, develop, manufacture, have manufactured, register, market and/or commercialize any ASO that is designed to bind to the RNA that encodes [***], for the diagnosis, prevention and/or treatment of [***].

(2)               [***] and Other Indications. AstraZeneca has the right under Section 6.1.2 (and has a license under Section 6.1.2 of this Agreement) to research, develop, manufacture, have manufactured, register, market and/or commercialize, on its own or with a Third Party (including granting an option or a license to a Third Party to do so), any ASO that is designed to bind to the RNA that encodes [***] for the diagnosis, prevention and/or treatment of:

a.                                      [***]. Any [***] disease in humans or animals for any [***] indication using any [***] ([***]); and

b.                                      All Other Indications. Any indications other than [***] and [***], using any [***] other than [***],

(such field described in this Section 5.1.3(a)(i), the “AstraZeneca [***]-Field”).

(ii)       Isis’ [***] Field. Isis has the right (including to grant an option or a license to a Third Party) to research, develop, manufacture, have manufactured, register, market and commercialize, on its own or with a Third Party (including granting an option or a license to a Third Party to do so), any ASO that has all of the following attributes:

(1)               is for the diagnosis, prevention and/or treatment of any disease in humans or animals other than for [***];

(2)               [***];

(3)               [***]; and

(4)               [***] (each such [***] Compound, an “[***] Lead Compound”).

Each such [***] ASO Isis is permitted to exploit is an “Isis [***]-Field ASO,” and the field described in this Section 5.1.3(a)(ii) is the “Isis [***]-Field.”

(b)                                 Other Limitations and Exceptions to Isis’ Exclusivity Covenants. Notwithstanding anything to the contrary in this Agreement, Isis’ practice of the following will not violate Section 5.1.1 or Section 5.1.2:

(i)                                    Performance of the Isis Conducted Activities;

(ii)                                Any activities permitted under the Prior Agreements as such agreements are in effect on the Effective Date and have been disclosed to AstraZeneca (and not as such Prior Agreements may be amended after the Effective Date); and

(iii)                            The granting of, or performance of obligations under, Permitted Licenses.

(c)                                  Other Limitations and Exceptions to AstraZeneca’s Exclusivity Covenants. Notwithstanding anything to the contrary in this Agreement, AstraZeneca’s performance of the AstraZeneca Conducted Activities will not violate Section 5.1.1 or Section 5.1.2.

Nothing in this ARTICLE 5 will require AstraZeneca to make any explicit statements on the [***] Product label in order to comply with AstraZeneca’s obligations in Section 5.1.3(a)(i).

5.2.                   Effect of Exclusivity on Indications. The Compounds are designed to bind to the RNA that encodes the Gene Targets in the Field, which are known to play a role in cancer. Isis and AstraZeneca are subject to exclusivity obligations under Section 5.1.1 and Section 5.1.2; however, the Parties acknowledge and agree that each Party (on its own or with a Third Party) may continue to discover, research, develop, manufacture and commercialize products that are designed to bind to the RNA that encodes a gene that is not a Gene Target (except, with respect to [***], Isis may do so with Isis [***]-Field ASOs) for any indication, even if such products are designed to treat cancer.

ARTICLE 6.
LICENSE GRANTS; TECHNOLOGY TRANSFER AND SUPPORT

6.1.                            License Grants to AstraZeneca.

6.1.1.                  STAT3 Development and Commercialization License. Subject to the terms and conditions of this Agreement, Isis hereby grants to AstraZeneca a worldwide, exclusive (including with regard to Isis and its Affiliates), royalty-bearing, sublicensable (in accordance with Section 6.1.4 below) license under the Licensed Technology to research, Develop, Manufacture, have Manufactured (in accordance with Section 6.1.4 below), register, market and Commercialize STAT3 Products in the Field.

6.1.2.                  [***] Development and Commercialization License. Subject to the terms and conditions of this Agreement (including the provisions of Section 5.1.3(a)(i)), Isis hereby grants to AstraZeneca a worldwide, exclusive (including with regard to Isis and its Affiliates), royalty-bearing, sublicensable (in accordance with Section 6.1.4 below) license under the Licensed Technology to research, Develop, Manufacture, have Manufactured (in accordance with Section 6.1.4 below), register, market and Commercialize [***] Products in the Field.

6.1.3.                  Oncology Target Development and Commercialization Licenses. On an Oncology Target-by-Oncology Target basis, subject to the terms and conditions of this Agreement, effective upon AstraZeneca’s exercise of the Option for such Oncology Target in accordance with Section 3.5, Isis grants to AstraZeneca a worldwide, exclusive (including with regard to Isis and its Affiliates), royalty-bearing, sublicensable (in accordance with Section 6.1.4 below) license under the Licensed Technology to research, Develop, Manufacture, have Manufactured (in accordance with Section 6.1.4 below), register, market and Commercialize Oncology Products in the Field.

6.1.4.                  Sublicense Rights.

(a)                                 Right to Grant Sublicenses. Subject to the terms and conditions of this Agreement, AstraZeneca will have the right to grant sublicenses through multiple tiers of sublicenses under the licenses granted under Section 6.1.1, Section 6.1.2 and Section 6.1.3 above:

(i)                                    under the Isis Core Technology Patents, Isis Product-Specific Patents and Isis Know-How to an Affiliate of AstraZeneca or a Third Party; and

(ii)                                under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How solely to (y) an Affiliate of AstraZeneca or (z) a Third Party with a valid license granted by Isis under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How to manufacture Products in a manufacturing facility owned or operated by such Third Party (each, a “Licensed CMO”);

provided that each such sublicense is for the continued development, manufacture and/or commercialization of a Product, and is subject to, and consistent with, the terms and conditions of this Agreement. AstraZeneca shall use reasonable efforts to ensure that all Persons to which it grants sublicenses comply with such terms and conditions.

(b)                     Enforcing Sublicense Agreements. If, within [***] days after first learning of any breach of such sublicense terms, AstraZeneca fails to take any action to enforce the sublicense terms of a sublicense granted pursuant to this Section 6.1.4, which failure, in Isis’ good faith determination, could cause [***], AstraZeneca hereby grants Isis the right to enforce such sublicense terms on AstraZeneca’s behalf and will cooperate with Isis (which cooperation will be at AstraZeneca’s sole expense and will include, AstraZeneca joining any action before a court or administrative body filed by Isis against such Sublicensee if and to the extent necessary for Isis to have legal standing before such court or administrative body) in connection with enforcing such terms. AstraZeneca will provide Isis with written notice of any sublicense  granted pursuant to this Section 6.1.4 that grants a Third Party rights to commercialize or manufacture a Product, within 30 days after the execution thereof, and if requested by Isis, a true and complete copy of any such sublicense or any sublicense that is the subject of a breach of terms sublicensed under this Agreement within 10 days of Isis’ request, subject to AstraZeneca being entitled to make appropriate redaction for commercially sensitive information provided it is not relevant to enforcement or is not reasonably necessary for Isis to determine AstraZeneca’s compliance with the terms of this Agreement.

(c)                      Requests to Grant Sublicenses to CMOs. In addition, if AstraZeneca provides Isis with a written request that Isis grant a license under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How to a CMO designated by AstraZeneca that is not a Licensed CMO, solely for such CMO to manufacture Products for AstraZeneca, its Affiliate or Sublicensee in a manufacturing facility owned or operated by such CMO, Isis will offer to grant such a license to such CMO on terms that are substantially similar to the terms Isis has previously agreed to with its Licensed CMOs.

(d)                     Effect of Termination on Sublicenses. If this Agreement terminates for any reason, any Sublicensee will, from the effective date of such termination, automatically become a direct licensee of Isis with respect to the rights sublicensed to the Sublicensee by AstraZeneca; so long as (i) such Sublicensee is not in breach of its sublicense agreement, (ii) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to it by AstraZeneca, and (iii) such Sublicensee agrees to pay directly to Isis such Sublicensee’s payments under this Agreement to the extent applicable to the rights sublicensed to it by AstraZeneca. AstraZeneca agrees that it will confirm clause (i) of the foregoing in writing at the request and for the benefit of Isis and if requested, the Sublicensee.

(e)                      Master Services Agreements and Material Transfer Agreements.   This Section 6.1.4 is not intended to require AstraZeneca to amend the standard terms and conditions of a master services agreement with a Third Party in place as of the Effective Date to conduct preclinical and/or clinical research and development on AstraZeneca’s behalf, or material transfer agreements with academic collaborators or non-profit institutions, entered into after the Effective Date by AstraZeneca in connection with the Licensed Technology. However, after the Effective Date such agreements shall be subject to the approval of Isis for so long as Isis had decision making authority on the JSC, such approval not to be unreasonably withheld or delayed.

6.1.5.                  Consequence of Natural Expiration of this Agreement. On a Product-by-Product basis, if with respect to a particular Product this Agreement expires (i.e., is not terminated early) in a particular country in accordance with Section 12.1 then, in addition to the terms set forth in Section 12.3.1(c), Section 12.3.1(e), Section 12.3.1(f) and Section 12.3.1(g), Isis will and hereby does grant to AstraZeneca a perpetual, nonexclusive, worldwide, royalty-free, fully paid-up, sublicensable license under the Licensed Know-How to Manufacture, Develop and Commercialize the Product that is the subject of such expiration in such country.

6.1.6.                  No Implied Licenses. All rights in and to Licensed Technology not expressly licensed to AstraZeneca under this Agreement are hereby retained by Isis or its

Affiliates. All rights in and to AstraZeneca Technology not expressly licensed or assigned to Isis under this Agreement, are hereby retained by AstraZeneca or its Affiliates. Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property.

6.1.7.                  License Conditions; Limitations. Subject to Section 8.9, the licenses granted under Section 6.1.1, Section 6.1.2 and Section 6.1.3 and the sublicense rights under Section 6.1.4 are subject to and limited by (i) any applicable Target Encumbrances, (ii) in respect of the licenses granted under Section 6.1.1 and Section 6.1.2, the Prior Agreements as such agreements are in effect on the Effective Date and have been disclosed to AstraZeneca (and not as such Prior Agreement may be amended after the Effective Date), (iii) the Isis In-License Agreements as such agreements are in effect on the Effective Date (and not as such Isis In-License Agreements may be amended after the Effective Date); and (iv) the granting of, or performance of obligations under, Permitted Licenses.

6.1.8.                  Trademarks for Products. To the extent that (i) Isis owns any trademark(s) specific to a Product licensed under Section 6.1.1, Section 6.1.2 or Section 6.1.3, and (ii) AstraZeneca reasonably believes such trademark(s) are necessary or useful for such Product, then upon AstraZeneca’s request and at AstraZeneca’s sole cost and expense, Isis will assign its rights and title to such trademark(s) to AstraZeneca sufficiently in advance of the First Commercial Sale of a Product. Other than any such trademarks, AstraZeneca is solely responsible for all trademarks, trade dress, logos, slogans, designs, copyrights and domain names used on or in connection with Products licensed under Section 6.1.1, Section 6.1.2 or Section 6.1.3.

6.1.9.                  [***]

6.2.                            License Grant to Conduct the Isis and AstraZeneca Conducted Activities.

6.2.1                     As of the Effective Date, AstraZeneca hereby grants to Isis a worldwide, co-exclusive, royalty-free, fully paid up, license (with the right to sublicense to Third Parties solely to perform the Isis Conducted Activities) under the (i) Licensed Technology licensed to AstraZeneca under Section 6.1.1 and Section 6.1.2, and (ii) the AstraZeneca Technology, in each case for the sole purpose of Isis performing the Isis Conducted Activities under this Agreement.

6.2.2                     On an Oncology Target-by-Oncology Target basis, as of the Effective Date and until the Option Deadline, Isis hereby grants to AstraZeneca a worldwide, non-exclusive, royalty-free, license (with the right to sublicense to Third Parties solely to perform the AstraZeneca Conducted Activities) under the Licensed Technology for the sole purpose of AstraZeneca performing the AstraZeneca Conducted Activities under this Agreement.

6.3.                            Assignment of Isis Product-Specific Patents; Grant Back to Isis.

6.3.1.                  On a Gene Target-by-Gene Target basis, with respect to any Gene Target for which AstraZeneca has an exclusive license under Section 6.1.1, Section 6.1.2 and Section 6.1.3,  at AstraZeneca’s request at any time after completion of the first Phase 2 Trial for the applicable Product, after discussion at the JPC, Isis will assign to AstraZeneca, Isis’ ownership interest in:

(a)                                 with respect to STAT3 Products or Oncology Products (as the case may be), all Isis Product-Specific Patents within the Licensed Patents that are owned by Isis (whether solely owned or jointly owned with one or more Third Parties); and

(b)                                 with respect to [***] Products, all Assignable [***] Product-Specific Patents within the Licensed Patents that are owned by Isis (whether solely owned or jointly owned with one or more Third Parties).

6.3.2.                  AstraZeneca grants to Isis a worldwide, exclusive, sublicensable license under any Patent Rights assigned to AstraZeneca under Section 6.3.1 (i) for all purposes outside of the Field (except to license or Commercialize a compound from the STAT3, [***] or Oncology Product Specific Patents that specifically claim the STAT3 Product, [***] Product or Oncology Product being Developed and Commercialized by AstraZeneca), and (ii) to research, Develop, Manufacture, have Manufactured, register, market and Commercialize Isis Follow-On Products in accordance with Section 5.1.2, in each case to the extent permitted by this Agreement.

6.4.                            Subcontracting. Subject to the terms of this Section 6.4, each Party will have the right to engage Third-Party subcontractors to perform certain of its obligations under this Agreement. Any subcontractor to be engaged by a Party to perform a Party’s obligations set forth in this Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and will enter into such Party’s standard nondisclosure agreement consistent with such Party’s standard practices. Any Party engaging a subcontractor hereunder will remain responsible and obligated for such activities and will not grant rights to such subcontractor that interfere with the rights of the other Party under this Agreement.

6.5.                            Technology Transfer. After (i) the Effective Date, in the case of the Licensed Know-How licensed to AstraZeneca under Section 6.1.1 and Section 6.1.2, or (ii) on an Oncology Target-by-Oncology Target basis, the date the license under Section 6.1.3 is granted to AstraZeneca for such Oncology Target, Isis will deliver to AstraZeneca the following Licensed Know-How pursuant to a technology transfer plan to be mutually agreed by Isis and AstraZeneca:

6.5.1.                  Licensed Know-How - Generally. Copies of Licensed Know-How (other than the Isis Manufacturing and Analytical Know-How) in the Field in Isis’

possession that has not previously been provided hereunder, for use solely in accordance with the licenses granted under Section 6.1.1, Section 6.1.2 or Section 6.1.3, as the case may be, to AstraZeneca together with all regulatory documentation (including drafts) related to each Product (except that the [***]). To assist with the transfer of such Licensed Know-How, Isis will make its personnel reasonably available to AstraZeneca during normal business hours for up to [***] ([***]) of Isis’ time to transfer such Licensed Know-How under this Section 6.5.1. Thereafter, if requested by AstraZeneca, Isis will provide AstraZeneca with a reasonable level of assistance in connection with such transfer, which AstraZeneca will reimburse Isis for its time incurred in providing such assistance at the FTE rate, and any of Isis’ reasonable travel expenses for travel requested by AstraZeneca, and any outside consultants’ costs and consultants’ reasonable travel expenses incurred by Isis agreed in advance by AstraZeneca.

6.5.2.                  Isis Manufacturing and Analytical Know-How. Solely for use by AstraZeneca, its Affiliates or a Third Party acting on AstraZeneca’s behalf to Manufacture API in AstraZeneca’s own or an Affiliate’s manufacturing facility, copies of the Isis Manufacturing and Analytical Know-How relating to Products in Isis’ possession that has not previously been provided hereunder, which is necessary for the exercise by AstraZeneca, its Affiliates or a Third Party of the Manufacturing rights granted under Section 6.1.1, Section 6.1.2 or Section 6.1.3, as the case may be. AstraZeneca will reimburse Isis for its time incurred in performing such technology transfer at the FTE rate, and any of Isis’ reasonable travel expenses for travel requested by AstraZeneca, and any of its outside consultants’ costs and consultants’ reasonable travel expenses incurred by Isis agreed in advance by AstraZeneca.

ARTICLE 7.

DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

7.1.                            AstraZeneca Diligence. Commencing on (i) the Effective Date, with respect to STAT3 Products and [***] Products licensed to AstraZeneca under Section 6.1.1 and Section 6.1.2, and (ii) on an Oncology Target-by-Oncology Target and Product-by-Product basis, the date Isis grants AstraZeneca the license under Section 6.1.3 related to such Oncology Target, except for the Isis Conducted Activities that do not involve Additional Plan Costs, AstraZeneca is solely responsible for all Development, Manufacturing and Commercialization activities, and for all costs and expenses associated therewith, with respect to the Development, Manufacture and Commercialization of Products.

7.1.1.                  Integrated Development Plans. AstraZeneca will prepare a Development and global integrated Product plan outlining key aspects of the Development of each Product licensed by AstraZeneca under Section 6.1.1, Section 6.1.2 and Section 6.1.3 through Approval as well as key aspects of worldwide regulatory strategy, market launch, and Commercialization (each plan, an “Integrated Development Plan” or “IDP”). On a Product-by-Product basis, for each Product licensed by AstraZeneca under Section 6.1.1, Section 6.1.2 or Section 6.1.3, as the case may be, AstraZeneca will prepare the IDP no later than [***] for such Product, and the IDP will contain information consistent with AstraZeneca’s Development and Commercialization plans for its similar products at similar stages of development. Once AstraZeneca has prepared such plans, AstraZeneca will update the IDP consistent with AstraZeneca’s standard practice and provide such updates to Isis Annually. AstraZeneca and Isis will meet on a yearly basis to discuss the draft of the IDP and AstraZeneca will consider, in good faith, any proposals and comments made by Isis for incorporation in the final IDP. Notwithstanding the foregoing, on a Gene Target-by-Gene Target basis, AstraZeneca’s obligations to provide Isis with information or reports under this Section 7.1.1 will terminate if Isis independently or for or with an Affiliate or Third Party engages in any activity to discover, research or develop an ASO designed to bind to the RNA that encodes such Gene Target in the Field other than in the course of performing its obligations under, or to the extent permitted by, this Agreement.

7.1.2.                  Investigator’s Brochure. Within 30 days after the Effective Date, Isis will provide to AstraZeneca the then current version of the Investigator’s Brochure for ISIS-STAT3Rx. AstraZeneca will keep Isis reasonably informed with respect to the status, activities and progress of Development of Products licensed by AstraZeneca hereunder by providing updated versions of the Investigator’s Brochure to Isis Annually and when Development of the Products results in any substantive change to the safety or risk to the Products. On a Product-by-Product basis, AstraZeneca’s obligations under this Section 7.1.2 will terminate if Isis independently or for or with an Affiliate or Third Party engages in any activity to discover, research or develop an ASO designed to bind to the RNA that encodes the Gene Target targeted by such Product in the Field other than in the course of performing its obligations under, or to the extent permitted by, this Agreement.

7.1.3.                  Participation in Regulatory Meetings. Each Party will provide the other Party with as much advance written notice as practicable of any meetings such Party has or plans to have with a Regulatory Authority regarding pre-approval or Approval matters for a Product (or, in the case of Isis as the invitee, that relate to Isis’ antisense oligonucleotide platform), and will allow one representative of the invited Party to participate (as an observer) in any such meeting that is [***] (e.g., meetings regarding [***]) The costs associated with such observer attendance will be met by the invitee Party, except if Isis’ presence has been specifically requested by AstraZeneca, in which case AstraZeneca will reimburse Isis for its time incurred in attending at the FTE Rate. To the extent that AstraZeneca has not fully used the [***] available to it pursuant to Section 6.5.1 or Section 7.1.5, then AstraZeneca shall be entitled to allocate such [***] to the activities to be performed by Isis pursuant to this Section 7.1.3.

7.1.4.                  Regulatory Communications. Each Party will provide the other Party with copies of documents and communications submitted to (including such drafts as the providing Party considers reasonably practicable but to include at least one pre finalization draft thereof) and received from Regulatory Authorities that materially impact the Development or Commercialization of Products for the other Party’s review and comment, and the submitting Party will consider in good faith including any comments provided by the reviewing Party to such documents and communications.

7.1.5.                  Assistance with Regulatory Filings. On a Gene Target-by-Gene Target basis, following Lead Candidate designation for an applicable Gene Target, upon AstraZeneca’s written request, Isis will assist AstraZeneca in preparing regulatory filings for the Products (including INDs and other regulatory filings for which AstraZeneca is the sponsor) and, except with respect to regulatory filing-related activities outlined in Section 7.1.3 and Section 7.1.4, such regulatory filings assistance will be [***].  Thereafter, upon AstraZeneca’s written request, Isis will assist AstraZeneca in preparing regulatory filings for the Products at the FTE Rate, and any of Isis’ reasonable travel expenses for travel requested by AstraZeneca, and any of its outside consultants’ costs and consultants’ reasonable travel expenses incurred by Isis agreed in advance by AstraZeneca. An estimate of such costs and expenses will be provided to AstraZeneca before initiation of agreed work.

7.1.6.                  Class Generic Claims. To the extent AstraZeneca intends to make any claims in a Product label or regulatory filing that are class generic to ASOs or Isis’ generation 2.0 or 2.5 chemistry platform(s), AstraZeneca will provide such claims and regulatory filings to Isis in advance and will consider in good faith any proposals and comments made by Isis.

7.1.7.                  Applicable Laws. AstraZeneca will perform its activities pursuant to this Agreement in compliance with good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted.

7.2.                            Isis’ Antisense Safety Database.

7.2.1.                  Isis maintains an internal database that includes information regarding the tolerability of its drug compounds, individually and as a class, including information discovered during pre-clinical and clinical development (the “Isis Internal ASO Safety Database”). In an effort to maximize understanding of the safety profile and pharmacokinetics of Isis compounds, AstraZeneca will cooperate in connection with populating the Isis Internal ASO Safety Database. To the extent collected by AstraZeneca and in the form in which AstraZeneca uses/stores such information for its own purposes, AstraZeneca will provide

Isis with information concerning toxicology, pharmacokinetics, safety pharmacology study(ies), serious adverse events and other safety information related to Products licensed by AstraZeneca under this Agreement as soon as practicable following the date such information is available to AstraZeneca (but not later than 30 days after AstraZeneca’s receipt of such information). In connection with any reported serious adverse event, AstraZeneca will provide Isis all serious adverse event reports, including initial, interim, follow-up, amended, and final reports. In addition, with respect to Products, AstraZeneca will provide Isis with copies of Annual safety updates filed with each IND and the safety sections of any final Clinical Study reports within 30 days following the date such information is filed or is available to AstraZeneca, as applicable. Furthermore, AstraZeneca will promptly provide Isis with any supporting data and answer any follow-up questions reasonably requested by Isis. All such information disclosed by AstraZeneca to Isis will be AstraZeneca Confidential Information; provided, however, that so long as Isis does not disclose the identity of a Product or AstraZeneca’s identity, Isis may disclose any such AstraZeneca Confidential Information to (i) Isis’ other partners pursuant to Section 7.2.2 below if such information is regarding class generic properties of ASOs, or (ii) any Third Party. AstraZeneca will deliver all such information to Isis for the Isis Internal ASO Safety Database to Isis Pharmaceuticals, Inc., 2855 Gazelle Court, Carlsbad, California 92010, Attention: Chief Medical Officer (or to such other address/contact designated in writing by Isis). AstraZeneca will also cause its Affiliates and Sublicensees to comply with this Section 7.2.1.

7.2.2.                  From time to time, Isis utilizes the information in the Isis Internal ASO Safety Database to conduct analyses to keep Isis and its partners informed regarding class generic properties of ASOs, including with respect to safety. As such, if and when Isis identifies safety or other related issues that may be relevant to a Product (including any potential class-related toxicity), Isis will promptly inform AstraZeneca of such issues and provide the data supporting Isis’ conclusions.

7.3                   Pharmacovigilance; ISIS-STAT3 Rx Safety Reporting.

7.3.1                     The Parties acknowledge that until [***] Isis will remain the holder of the original IND for ISIS-STAT3Rx (although this does not preclude AstraZeneca opening its own US IND for ISIS-STAT3Rx during that period) and that because AstraZeneca will conduct a Clinical Study in [***] in accordance with the STAT3 Research and Development Plan during such period, it is important that Isis and AstraZeneca coordinate their respective ISIS-STAT3Rx clinical trial and pre-clinical activities, including the collection and reporting of adverse events involving ISIS-STAT3Rx. Within [***] days after the Effective Date, the Parties will develop and agree in writing on a Drug Safety Information Agreement that will include safety data delivery procedures governing the collection, investigation, reporting, and delivery of information from AstraZeneca to Isis concerning any adverse experiences, and any product quality and product complaints involving adverse experiences related to ISIS-STAT3Rx, sufficient to enable Isis to comply with its legal and regulatory obligations and internal processes and consistent with the terms of this Agreement. Upon transfer of Isis’ ISIS-STAT3Rx IND to AstraZeneca and assumption by AstraZeneca of regulatory responsibilities under the IND, AstraZeneca will assume responsibility for the global safety database related to ISIS-STAT3Rx, and will be solely responsible for reporting to Regulatory Authorities in accordance with the Applicable Law for expeditable adverse events and for periodic safety reporting relating to the safety of ISIS-STAT3Rx and will furnish copies of such reports to Isis. The Drug Safety Information Agreement will be revised following the closure of Isis’ IND.

7.3.2                     Within [***] after the Effective Date with respect to the STAT3 Program, and prior to the [***] with respect to each of the other Collaboration Programs, the Parties shall enter into a mutually agreed pharmacovigilance agreement (the “Pharmacovigilance Agreement”). The Parties shall comply with the provisions of such agreement. If there is any inconsistency between this Agreement and the Pharmacovigilance Agreement as it relates to Product safety, the terms of the Pharmacovigilance Agreement will prevail to the extent of such inconsistency.

ARTICLE 8.
FINANCIAL PROVISIONS

8.1.                   STAT3 and [***] License Fee; Oncology Target Option Fees. Within 30 days following the Effective Date, AstraZeneca will pay Isis an up-front fee of $25,000,000, allocated as follows:

(i)                                    $[***] in partial consideration for the licenses granted by Isis to AstraZeneca under Section 6.1.1 for STAT3 Products;

(ii)                                $[***] in partial consideration for the licenses granted by Isis to AstraZeneca under Section 6.1.2 for [***] Products; and

(iii)                            An initial payment of $[***] in partial consideration for the Options granted by Isis to AstraZeneca under Section 3.5 for each Oncology Target.

8.2.                   Oncology Target License Fees. On an Option-by-Option basis, following AstraZeneca’s written notice to Isis stating that AstraZeneca is exercising such Option in accordance with this Agreement, AstraZeneca will pay Isis a license fee of $[***] within 30 days after AstraZeneca’s receipt from Isis of an invoice for such license fee (for a total of $[***] if AstraZeneca exercises all three of its Options hereunder or, a total of $[***] if a fourth Oncology Collaboration Program is added under Section 2.2.4 (for a total of four Options) and AstraZeneca exercises all four of its Options hereunder).

8.3.                   Remaining Payment for the Options to the Oncology Targets. In partial consideration for the Options granted by Isis to AstraZeneca under Section 3.5 for each Oncology Target, within [***] days following the Effective Date, AstraZeneca shall notify Isis whether it wishes to continue with the Oncology Collaboration, and if it does will pay Isis $6,000,000 within 30 days after AstraZeneca’s receipt from Isis of an invoice from Isis for such amount. For the avoidance of doubt, only one payment of $6,000,000 is payable under this Section 8.3. If AstraZeneca either (i) does not notify Isis in writing within [***] days following the Effective Date that it wishes to proceed with the Oncology Collaboration, or (ii) notifies Isis in writing that AstraZeneca is not proceeding, then all of the Options will expire and the remaining payment of $6,000,000 under this Section 8.3 shall not be payable.

8.4.                   Milestone Payments for Achievement of Milestone Events by a STAT3 Product. If there is a High Response Outcome in the Phase 1/2 Trial and the license granted by Isis to AstraZeneca under Section 6.1.1 is not terminated under Section 1.2.3(f)(i) above, then, in accordance with Section 8.7.5, AstraZeneca will pay to Isis the milestone payments as set forth in Column 1 of TABLE 1 below when a milestone event listed in TABLE 1 is first achieved by a STAT3 Product. If there is a Medium Response Outcome (or a Low Response Outcome) in the Phase 1/2 Trial and the license granted by Isis to AstraZeneca under Section 6.1.1 is not terminated under Section 1.2.3(f)(i) above, then, in accordance with Section 8.7.5 and subject to the terms of Section 1.2.3(h), AstraZeneca will pay to Isis the milestone payments as set forth in Column 2 of TABLE 1 below when a milestone event listed in TABLE 1 is first achieved by a STAT3 Product:

TABLE 1

	Column 1		Column 2
STAT3 Product Milestone
STAT3 Product Milestone Event	STAT3 Product Milestone Event Payment for High Response Outcome		Event Payment for Medium Response Outcome or Low Response Outcome
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]

8.5.                   Milestone Payments for Achievement of Milestone Events by an [***] Product. In accordance with Section 8.7.5, AstraZeneca will pay to Isis the milestone payments as set forth in TABLE 2 below when a milestone event listed in TABLE 2 is first achieved by an [***] Product:

TABLE 2

[***] Product Milestone Event	[***] Product Milestone Event Payment
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

8.6.                   Milestone Payments for Achievement of Milestone Events by an Oncology Product. On an Oncology Target-by-Oncology Target basis, in accordance with Section 8.7.5, AstraZeneca will pay to Isis the milestone payments as set forth in TABLE 3 below when a milestone event listed in TABLE 3 is first achieved by an Oncology Product targeting such Oncology Target:

TABLE 3

Oncology Product Milestone Event	Oncology Product Milestone Event Payment
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

8.7.                   Limitations on Milestone Payments; Exceptions; Notice.

8.7.1.                  Each milestone payment set forth in TABLE 1 and TABLE 2 above will be paid only once upon the first achievement of the milestone event regardless of how many Products achieve such milestone event.

8.7.2.                  Each milestone payment set forth in TABLE 3 above will be paid only once per each Oncology Target upon the first achievement of the milestone event regardless of how many Products for such Oncology Target achieve such milestone event.

8.7.3.                  If a particular milestone event is not achieved because Development or Commercial activities transpired such that achievement of such earlier milestone event was unnecessary or did not otherwise occur, then upon achievement of a later milestone event the milestone event payment applicable to such earlier milestone event will also be due. For example, if a Party proceeds directly to [***] without achieving the [***] then upon achieving the [***] milestone event, both the [***] and [***] milestone event payments are due. Similarly, if a Party proceeds directly to [***] without achieving the [***] then upon achieving the [***] milestone event, both the [***] and [***] milestone event payments are due.

8.7.4.                  In addition, if a particular milestone event is achieved contemporaneously or in connection with another milestone event, then upon achievement of one such milestone event the other milestone event will also be deemed achieved and the milestone payments for both milestone events are due. For example, if AstraZeneca achieves the [***] milestone event and the [***] ([***]) that was the subject of such milestone event [***], then both the [***] and the [***] milestone event payments are due. Similarly, if AstraZeneca achieves the [***] milestone event and the [***] ([***]) that was the subject of such milestone event [***], then both the [***] and the [***] milestone event payments are due.

8.7.5.                  Each time a milestone event is achieved under this ARTICLE 8, AstraZeneca will send Isis, or Isis will send AstraZeneca, as the case may be, a written notice thereof promptly (but no later than five Business Days) following the date of achievement of such milestone event. Thereafter, Isis will promptly invoice AstraZeneca for the achievement of any milestone event under this ARTICLE 8 and such milestone payment will be due within 30 days after AstraZeneca’s receipt of such invoice.

8.8.                            Royalty Payments to Isis.

8.8.1.                  AstraZeneca Full Royalty. As partial consideration for the rights granted to AstraZeneca hereunder, subject to the provisions of this Section 8.8.1 and Section 8.8.2, AstraZeneca will pay to Isis royalties on Annual worldwide Net Sales of Products sold by AstraZeneca, its Affiliates or Sublicensees, on a country-by-country and Product-by-Product basis, in each case in the amounts as follows in TABLE 4 below (the “AstraZeneca Full Royalty”):

TABLE 4

Royalty Tier	Annual Worldwide Net Sales of STAT3 Products	High Response Outcome Royalty Rate		Medium Response Outcome/Low Response Outcome Royalty Rate
1	For the portion of Annual Worldwide Net Sales < $[***]	[***]	%	[***]	%
2	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]	%	[***]	%
3	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]	%	[***]	%
4	For the portion of Annual Worldwide Net Sales > $[***]	[***]	%	[***]	%

Royalty Tier	Annual Worldwide Net Sales of [***] Products	Royalty Rate
1	For the portion of Annual Worldwide Net Sales < $[***]	[***]	%
2	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]	%
3	For the portion of Annual Worldwide Net Sales > $[***]	[***]	%

Royalty Tier	Annual Worldwide Net Sales of Oncology Products	Royalty Rate
1	For the portion of Annual Worldwide Net Sales < $[***]	[***]	%
2	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]	%
3	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]	%
4	For the portion of Annual Worldwide Net Sales > $[***]	[***]	%

Annual worldwide Net Sales will be calculated by taking the aggregate sum of Net Sales of Products for all countries worldwide.

(a)                                 AstraZeneca will pay Isis royalties on Net Sales of Products arising from named patient and other similar programs under Applicable Laws, and AstraZeneca will provide reports and payments to Isis consistent with Section 8.10. No royalties are due on Net Sales of Products arising from compassionate use and other programs providing for the delivery of Product at no cost. The sales of Products arising from named patient, compassionate use, or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Royalty Period.

(b)                                 For purposes of clarification, any Isis Product-Specific Patents assigned to AstraZeneca as set forth in Section 6.3.1 will still be considered Isis Product-Specific Patents for determining the royalty term and applicable royalty rates under this ARTICLE 8.

8.8.2.                  Application of Royalty Rates. All royalties set forth under Section 8.8.1 are subject to the provisions of this Section 8.8.2, and are payable as follows:

(a)                     Royalty Period. AstraZeneca’s obligation to pay Isis the AstraZeneca Full Royalty above with respect to a Product will continue on a country-by-country and Product-by-Product basis from the date of First Commercial Sale of such Product until the later of the date of expiration of (i) the last Valid Claim within the Licensed Patents Covering such Product in the country in which such Product is made, used or sold, (ii) the data exclusivity period conferred by the applicable Regulatory Authority in such country with respect to such Product (e.g., such as in the case of an orphan drug), and (iii) the [***] ([***]) anniversary of the First Commercial Sale of such Product in such country (such royalty period, the “Royalty Period”).

(b)                    Limitation on Aggregate Reduction for AstraZeneca Royalties. In no event will the aggregate royalty offsets under Section 8.9.2(a)(i) and Section 8.9.4(b) reduce the royalties payable to Isis on Net Sales of a Product in any given period to an amount that is less than the greater of [***].

(c)                      End of Royalty Obligation. On a country-by-country and Product-by-Product basis, other than [***], AstraZeneca’s obligation to make royalty payments hereunder in such country will end on the expiration of the Royalty Period in such country.

8.9.                   Third Party Payment Obligations.

8.9.1.                  Existing In-License Agreements.

(a)                                 Isis’ Existing In-License Agreements. Certain of the Licensed Technology Controlled by Isis as of the Effective Date licensed to AstraZeneca under Section 6.1.1 and Section 6.1.2 or that may be licensed to AstraZeneca under Section 6.1.3, as the case may be, are in-licensed or were acquired by Isis under the agreements with Third Party licensors or sellers listed in APPENDIX 6 (such license or purchase agreements being the “Isis In-License Agreements”), and certain milestone or royalty payments and license maintenance fees may become payable by Isis to such Third Parties under the Isis In-License Agreements based on the Development or Commercialization of a Product by AstraZeneca, its Affiliate or Sublicensee under this Agreement. Any payment obligations arising under the Isis In-License Agreements:

(i)                                    as they apply to STAT3 Products or [***] Products, will be paid by [***] as [***], and

(ii)                                as they apply to Isis Product Specific Patents licensed in connection with the applicable Oncology Product after Option exercise, will be paid by [***] as [***], and

(iii)                            in connection with the applicable Oncology Product as they apply to Isis Core Technology Patents and Isis Manufacturing and Analytical Know-How and Isis Manufacturing and Analytical Patents will be paid by [***] as [***].

(b)                                 AstraZeneca’s Existing In-License Agreements. AstraZeneca will be solely responsible for any Third Party Obligations that become payable by AstraZeneca to Third Parties under any agreements or arrangements AstraZeneca has with such Third Parties as of the Effective Date, based on the Development or Commercialization of a Product by AstraZeneca, its Affiliate or Sublicensee under this Agreement. Any such payment obligations will be paid by AstraZeneca as AstraZeneca Supported Pass-Through Costs under this Agreement.

8.9.2.                  New In-Licensed Additional Product-Specific Patents.

(a)                                 Additional STAT3/[***] Product-Specific Patents.

(i)                        AstraZeneca or Isis, as the case may be, will promptly provide the other Party written notice of any additional Third Party Patent Rights necessary to practice an Isis Product-Specific Patent to Commercialize a STAT3 Product or [***] Product (“Additional STAT3/[***] Product-Specific Patents”) it believes it has identified and AstraZeneca will have the first right, but not the obligation, to negotiate with, and obtain a license from the Third Party Controlling such Additional STAT3/[***] Product-Specific Patents. If AstraZeneca obtains any such Additional STAT3/[***] Product-Specific Patents then, subject to Section 8.8.2(b), AstraZeneca may offset an amount equal to [***]% of any [***] paid by AstraZeneca to such Third Party with respect to such Product against any [***]. [***].

(ii)                    If, however, AstraZeneca elects not to obtain such a license to such Additional STAT3/[***] Product-Specific Patents, AstraZeneca will so notify Isis, and Isis may obtain such a license to such Additional STAT3/[***] Product-Specific Patents and will include such Additional STAT3/[***] Product-Specific Patents in the license granted to AstraZeneca under Section 6.1.1 or Section 6.1.2 (as applicable) if AstraZeneca agrees in writing to pay Isis as AstraZeneca Supported Pass-Through Costs any and all costs arising under such Third Party agreement as they apply to STAT3 Products or [***] Products.

(b)                                 Additional Oncology Collaboration Product-Specific Patents.

(i)                        Prior to Option Exercise. If, after an Oncology Target is selected but prior to Option exercise for a particular Oncology Target, Isis obtains Third Party Patent Rights necessary to Commercialize an Oncology Product where such Patent Right would have satisfied the definition of an Isis Product-Specific Patent had Isis Controlled such Patent Rights on the Effective Date, then to the extent Controlled by Isis, Isis will include such Third Party Patent Rights in the license to be granted to AstraZeneca under Section 6.1.3 if AstraZeneca agrees in writing to pay Isis as AstraZeneca Supported Pass-Through Costs any and all costs arising under such Third Party agreement as they apply to such Oncology Products.

(ii)                    After Option Exercise.

(1)               On an Oncology Target-by-Oncology Target basis, after Option exercise, AstraZeneca or Isis, as the case may be, will promptly provide the other Party written notice of any additional Third Party Patent Rights necessary to practice an Isis Product-Specific Patent to Commercialize an Oncology Product (“Additional Oncology Product-Specific Patents”) it believes it has identified and AstraZeneca will have the first right, but not the obligation, to negotiate with, and obtain a license from the Third Party Controlling such

Additional Oncology Product-Specific Patents. If AstraZeneca obtains any such Additional Oncology Product-Specific Patents then any and all Third Party Obligations arising under such Third Party agreement will be paid by AstraZeneca as AstraZeneca Supported Pass-Through Costs.

(2)               If, however, AstraZeneca elects not to obtain such a license to such Additional Oncology Product-Specific Patents, AstraZeneca will so notify Isis, and Isis may obtain such a license to such Additional Oncology Product-Specific Patents and will include such Additional Oncology Product-Specific Patents in the license granted to AstraZeneca under Section 6.1.3 if AstraZeneca agrees in writing to pay Isis as AstraZeneca Supported Pass-Through Costs any and all costs arising under such Third Party agreement as they apply to such Oncology Products.

8.9.3.                  Additional Core IP In-License Agreements. Isis will negotiate with, and use Commercially Reasonable Efforts to obtain a license from, any Third Party controlling intellectual property that is necessary to practice an Isis Core Technology Patent to Commercialize a Product (“Additional Core IP”). For clarity, Additional Core IP does not include any Patent Rights claiming (or intellectual property related to) specific drug compositions, sequences, therapeutic methods, formulation or delivery technology, manufacturing or analytical methods, or other active ingredients. If Isis obtains such a Third Party license, Isis will include such Additional Core IP in the license granted to AstraZeneca under Section 6.1.1, Section 6.1.2 or Section 6.1.3 (as the case may be), and any financial obligations under such Third Party agreement will be paid solely by [***] as [***].

8.9.4.                  Disputes Regarding Additional STAT3/[***] Product-Specific Patents and Additional Core IP.

(a)                                 If Isis does not agree that certain intellectual property identified by AstraZeneca pursuant to Section 8.9.2(a) is an Additional STAT3/[***] Product-Specific Patent, or if AstraZeneca does not agree that a license is not necessary to practice an Isis Core Technology Patent to Commercialize a Product as provided in Section 8.9.3, Isis or AstraZeneca, as applicable will send written notice to such effect to the other Party, and the Parties will engage a mutually agreed upon independent Third Party intellectual property lawyer with expertise in the patenting of ASOs, and appropriate professional credentials in the relevant jurisdiction, to determine the question of whether or not such Third Party intellectual property is an Additional STAT3/[***] Product-Specific Patent or whether a license is necessary to practice an Isis Core Technology Patent to Commercialize a Product. The determination of the Third Party expert engaged under the preceding sentence will be binding on the Parties solely for purposes of determining whether [***]. The costs of any Third Party expert engaged under this Section 8.9.4 will be paid by the Party against whose position the Third Party lawyer’s determination is made.

(b)                                 Notwithstanding the determination of the Third Party lawyer under Section 8.9.4(a), if a Third Party Controlling an Additional STAT3/[***] Product-Specific Patent is awarded a judgment from a court of competent jurisdiction arising from its claim against AstraZeneca asserting that [***], AstraZeneca will be permitted to [***].

8.10.                     Payments.

8.10.1.           Commencement. Beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, AstraZeneca will make royalty payments to Isis under this Agreement within [***] following the end of each such Calendar Quarter. Each royalty payment will be accompanied by a report, summarizing Net Sales for Products during the relevant Calendar Quarter and the calculation of royalties due thereon, including country, units, sales price and the exchange rate used. If no royalties are payable in respect of a given Calendar Quarter, AstraZeneca will submit a written royalty report to Isis so indicating together with an explanation as to why no such royalties are payable. In addition, beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, within [***] following the end of each such Calendar Quarter, AstraZeneca will provide Isis a preliminary, non-binding Product sales estimate for such Calendar Quarter.

8.10.2.           Mode of Payment. All payments under this Agreement will be (i) payable in full in U.S. dollars, regardless of the country(ies) in which sales are made, (ii) made by wire transfer of immediately available funds to an account designated by Isis in writing, and (iii) non-creditable (except as otherwise provided in Section 8.11),  and non-refundable. Whenever for the purposes of calculating the royalties payable under this Agreement conversion from any foreign currency will be required, all amounts will first be calculated in the currency of sale and then converted into United States dollars by AstraZeneca in accordance with the rates of exchange for the relevant month for converting such other currency into US Dollars used by AstraZeneca’s internal accounting systems, which are independently audited on an annual basis and which are in accordance with generally accepted accounting principles, fairly applied and as employed on a consistent basis throughout AstraZeneca’s operations.

8.10.3.           Records Retention. Commencing with the First Commercial Sale of a Product, AstraZeneca will keep complete and accurate records pertaining to the sale of Products for a period of [***] after the year in which such sales occurred, and in sufficient detail to permit Isis to confirm the accuracy of the Net Sales or royalties paid by AstraZeneca hereunder.

8.11.            Audits. During the Agreement Term and for a period of [***] thereafter, at the request and expense of Isis, AstraZeneca will permit an independent certified public accountant of nationally recognized standing appointed by Isis and reasonably acceptable to AstraZeneca, at reasonable times and upon reasonable notice, but in no case more than [***], to examine such records as may be necessary for the purpose of verifying the calculation and reporting of Net Sales and the correctness of any royalty payment made under this Agreement for any period within the preceding [***]. As a condition to examining any records of AstraZeneca, such auditor will sign a nondisclosure agreement reasonably acceptable to AstraZeneca in form and substance. Any and all records of AstraZeneca examined by such independent certified public accountant will be deemed AstraZeneca’s Confidential Information. Upon completion of the audit, the accounting firm will provide both AstraZeneca and Isis with a written report disclosing whether the royalty payments made by AstraZeneca are correct or incorrect and the specific details concerning any discrepancies (“Audit Report”). If, as a result of any inspection of the books and records of AstraZeneca, it is shown that AstraZeneca’s payments under this Agreement were more or less than the royalty amount which should have been paid, then the relevant Party will make all payments required to be made by paying the other Party the difference between such amounts to eliminate any discrepancy revealed by said inspection within 45 days of receiving the Audit Report, with interest calculated in accordance with Section 8.13; provided, however, that any such payment by Isis to AstraZeneca will be [***]. Isis will pay for such audit, except that if AstraZeneca is found to have underpaid Isis by more than [***] of the amount that should have been paid for the audited period, AstraZeneca will reimburse Isis the reasonable fees and expenses charged by the accounting firm for the audit.

8.12.                     Taxes.

8.12.1.                 Taxes On Income. Each Party alone will be solely responsible for paying any and all Taxes (other than withholding taxes required by Applicable Law to be paid by AstraZeneca or Isis (as the case may be) levied on account of, or measured in whole or in part by reference to, the income of such Party.

8.12.2.                 Indirect Taxes All payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments.

The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If such amounts of Indirect Taxes are refunded by the applicable Governmental Authority or other fiscal authority subsequent to payment, the Party receiving such refund will transfer such amount to the paying Party within forty-five (45) days of receipt. The Parties agree to reasonably cooperate to provide any information required by the Party pursuing a refund of Indirect Taxes paid.

8.12.3.                 Withholding Tax. To the extent the paying Party is required to deduct and withhold taxes on any payment, the paying Party will pay the amounts of such taxes to the proper governmental authority for the account of the receiving Party and remit the net amount to the receiving Party in a timely manner. The paying Party will promptly furnish the receiving Party with proof of payment of such taxes. If documentation is necessary in order to secure an exemption from, or a reduction in, any withholding taxes, the Parties will provide such documentation to the extent they are entitled to do so. In accordance with the procedures set forth in Section 11.3 and Section 11.4, (i) the receiving Party will also indemnify the paying Party for any tax, interest or penalties imposed on the paying Party if the paying Party improperly reduces or eliminates withholding tax based upon representations made by the receiving Party, and (ii) Isis will indemnify AstraZeneca for any withholding tax incurred on Isis Supported Pass-Through Costs that arises because these costs are deemed to not be beneficially owned by Isis.

8.12.4.                 Tax Cooperation. At least 15 days prior to the date a given payment is due under this Agreement, the non-paying Party will provide the paying Party with any and all tax forms that may be reasonably necessary in order for the paying Party to lawfully not withhold tax or to withhold tax at a reduced rate with respect to such payment under an applicable bilateral income tax treaty. Following the paying Party’s timely receipt of such tax forms from the non-paying Party, the paying Party will not withhold tax or will withhold tax at a reduced rate under an applicable bilateral income tax treaty, if appropriate under the Applicable Laws. The non-paying Party will provide any such tax forms to the paying Party upon request and in advance of the due date. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party who would have been entitled to receive the money but for the application of withholding tax under this Section 8.12.

The provisions of this Section 8.12 are to be read in conjunction with the provisions of Section 14.3 below.

8.13.                        Interest. Any undisputed payments to be made hereunder that are not paid on or before the date such payments are due under this Agreement, and any payments that are pending resolution of any dispute (including under Section 1.2.4) unless the dispute is ruled in favour of the paying Party, will bear interest at a rate per annum equal to the lesser of (i) the rate announced by Bank of America (or its successor) as its prime rate in effect on the date that such payment would have been first due plus 1% or (ii) the maximum rate permissible under applicable law.

ARTICLE 9.
INTELLECTUAL PROPERTY

9.1.                            Ownership.

9.1.1.                  Isis Technology and AstraZeneca Technology. As between the Parties, Isis will own and retain all of its rights, title and interest in and to the Licensed Know-How and Licensed Patents and AstraZeneca will own and retain all of its rights, title and interest in and to the AstraZeneca Know-How and AstraZeneca Patents, subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement. For clarity, except as otherwise expressly provided in this Agreement, the scope of licenses granted by AstraZeneca under this Agreement shall not include AstraZeneca Background Intellectual Property.

9.1.2.                  Agreement Technology. Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates to so disclose, the discovery, development, or creation of any invention made solely or jointly by the Parties in connection with the performance of obligations under this Agreement. Except as otherwise expressly permitted under this Agreement, neither Party or their Affiliates or respective Sublicensees shall license or exploit the Jointly-Owned Collaboration Technology outside the scope of this Agreement without the consent of the other Party, such consent not to be unreasonably withheld.

9.1.3.                  Joint Patent Committee.

(a)                     The Parties will establish a “Joint Patent Committee” or “JPC.”  The JPC will serve as the primary contact and forum for discussion between the Parties with respect to intellectual property matters arising under this Agreement, and will cooperate with respect to the activities set forth in this ARTICLE 9. A strategy will be discussed with regard to (x) prosecution and maintenance, defense and enforcement of Isis Product-Specific Patents, AstraZeneca Product-Specific Patents and Jointly-Owned Collaboration Patents that would be and/or are licensed to AstraZeneca under Section 6.1.1, Section 6.1.2 or Section 6.1.3, (y) defense against allegations of infringement of Third Party Patent Rights, and (z) licenses to Third Party Patent Rights or Know-How, in each case to the extent such matter would be reasonably likely to have a material impact on this Agreement or the licenses granted hereunder. In addition, the JPC will ensure that all Patent Rights claiming (i) the specific composition of matter (the exact sequence and chemistry) of the [***] Development Candidate and the other [***] Lead Compounds and/or an Oncology Development Candidate, and/or (ii) methods of using such [***] Development Candidate and such [***] Lead Compounds and/or an Oncology Development Candidate as a prophylactic, therapeutic or diagnostic, will be separated into their own patent applications separate from other subject matter to ensure any such claims are licensed to AstraZeneca under Section 6.1.2 and assigned as Assignable [***] Product-Specific Patents and/or Isis Product Specific Patents under Section 6.3.1. Isis’ obligation to participate in the JPC will terminate on the date Isis is no longer obligated to participate in the JSC. Thereafter, Isis will have the right and expects, but is not obligated, to participate in JPC meetings. In the case of existing Licensed Patents as of the Effective Date (e.g., STAT3) that are necessary or useful to exploit a STAT3 Compound/Product in the Field, the Parties are obligated to participate in JPC meetings to cooperate with respect to the activities set forth in this ARTICLE 9.

(b)                     In addition, the JPC will be responsible for the determination of inventorship. The determination of inventorship will be made in accordance with United States patent laws and therefore this will determine if the invention is solely or jointly owned by the relevant Party or Parties. The JPC will comprise an equal number of members from each Party, which may be one from each Party. The Joint Patent Committee will meet as often as agreed by them (and at least semi-Annually), to discuss matters arising out of the activities set forth in this ARTICLE 9. The JPC will determine by unanimous consent the JPC operating procedures at its first meeting, including the JPC’s policies for replacement of JPC members, and the location of meetings, which will be codified in the written minutes of the first JPC meeting. To the extent reasonably requested by either Party, the Joint Patent Committee will solicit the involvement of more senior members of their respective legal departments (up to the most senior intellectual property attorney, where appropriate) with respect to critical issues, and may escalate issues to the Senior Representatives for input and resolution pursuant to Section 14.1.1. Each Party’s representatives on the Joint Patent Committee will consider comments and suggestions made by the other in good faith. If either Party deems it reasonably advisable, the Parties will enter into a mutually agreeable common interest agreement covering the matters contemplated by this Agreement.

9.2.                   Prosecution and Maintenance of Patents.

9.2.1.                  Patent Filings. The Party responsible for Prosecution and Maintenance of any Patent Rights as set forth in Section 9.2.2, Section 9.2.3 or Section 9.2.4 will endeavor to obtain patent protection for the Product as it Prosecutes and Maintains its other patents Covering products in development, using counsel of its own choice but reasonably acceptable to the other Party, in such countries as the responsible Party sees fit.

9.2.2.                  Licensed Patents and AstraZeneca Patents.

(a)                     Isis Core Technology Patents and Isis Manufacturing and Analytical Patents. During the Agreement Term, Isis will control and be responsible for all aspects of the Isis Core Technology Patents, Isis Manufacturing and Analytical Patents and, subject to Section 9.2.4, Licensable [***] Product-Specific Patents.

(b)                     Isis Product-Specific Patents and Jointly-Owned Collaboration Patents. On a Gene Target-by-Gene Target basis, so long as the applicable license to AstraZeneca under Section 6.1.1, Section 6.1.2 or Section 6.1.3 (as applicable) is in effect, AstraZeneca will control and be responsible for all aspects of the Prosecution and Maintenance of:

(i)                                    With respect to STAT3 Products and Oncology Products licensed to AstraZeneca, the Isis Product-Specific Patents and Jointly-Owned Collaboration Patents; and

(ii)                                With respect to [***] Products, the Assignable [***] Product-Specific Patents,

In each case to the same extent Isis had the right to control and was responsible for such Prosecution and Maintenance immediately prior to such license, subject to Section 9.2.3 and Section 9.2.4, and AstraZeneca will grant Isis the license set forth in Section 6.3.2.

(c)                      AstraZeneca Patents. AstraZeneca will control and be responsible for all aspects of the Prosecution and Maintenance of all AstraZeneca Patents, subject to Section 9.2.3 and Section 9.2.5.

9.2.3.                  Jointly-Owned Collaboration Patents. Isis will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Collaboration Patents that (i) do not Cover Products, and (ii) have not been licensed to AstraZeneca under Section 6.1.1, Section 6.1.2 or Section 6.1.3 (as applicable) that Cover Products. AstraZeneca will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Collaboration Patents licensed to AstraZeneca under Section 6.1.1, Section 6.1.2 or Section 6.1.3 (as applicable) that Cover Products.

9.2.4.                  Prosecution of Licensable [***] Product-Specific Patents.

(a)                                 Prosecution Principles. Because the license granted by Isis to AstraZeneca under Section 6.1.2 is limited in scope to the AstraZeneca [***]-Field, Isis may have an additional licensee under the Licensable [***] Product-Specific Patents to exploit Isis [***]-Field ASOs in the Isis [***]-Field (an “Isis [***]-Field ASO Licensee”). The purpose of this provision is to foster the full and complete development, maintenance, and protection of the Licensable [***] Product-Specific Patents and to protect the rights of all interested parties, by outlining (i) the procedures for filing, prosecuting, and maintaining the Licensable [***] Product-Specific Patents, (ii) Isis’ commitment to fairly control filing, prosecution, and maintenance of the Licensable [***] Product-Specific Patents, and (iii) equitable cost-sharing allocations between AstraZeneca and the Isis [***]-Field ASO Licensee related thereto.

(b)                                 Procedures for Prosecution of Licensable [***] Product-Specific Patents. Isis will have the sole right and responsibility to obtain, prosecute, and maintain throughout the world (in such countries as are commercially appropriate) the Licensable [***] Product-Specific Patents using Commercially Reasonable Efforts with the objective of obtaining maximum claim coverage for all compounds and products (including [***] Compounds and [***] Products and their uses in the Field), with Patent Costs shared equally between the Isis [***]-Field ASO Licensee and AstraZeneca (collectively, the “Participating Parties”), or shared equally between AstraZeneca and Isis if no such Isis [***]-Field ASO Licensee exists. Isis, as controlling party (or its outside counsel), will provide the Participating Parties with an update of the filing, prosecution, and maintenance status for each of such Licensable [***] Product-Specific Patent on a periodic basis and will reasonably consult and cooperate with the Participating Parties with respect to the preparation, filing, prosecution, and maintenance of such Licensable [***] Product-Specific Patents, including providing the Participating Parties with drafts of proposed filings as soon as reasonably possible after such drafts are prepared and, in any case, in sufficient time to allow the Participating Parties to review and comment before such filings are due. Isis (or its outside counsel) will provide the Participating Parties with copies of any documents relating to the filing, prosecution, and maintenance of such Licensable [***] Product-Specific Patents promptly upon their being filed or received. For clarity, Isis may cease prosecuting or maintaining particular applications or patents in the Licensable [***] Product-Specific Patents in selected jurisdictions, if Isis determines that it is not commercially reasonable to continue such efforts; provided, however, that Isis will not discontinue such prosecution or maintenance with respect to a particular issued Licensable [***] Product-Specific Patent that Covers the [***] product, [***] Development Candidate or any other [***] Lead Compounds, or the use thereof and will not discontinue such prosecution or maintenance without first notifying AstraZeneca, and AstraZeneca will have the right, but not the obligation, to prosecute and maintain such Licensable [***] Product-Specific Patent in the applicable country at its own expense with counsel of its own choice by providing written notice to Isis within 30 days after AstraZeneca receives such discontinuance notice from Isis.

9.2.5.                  Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a)                                 Each Party will keep the other Party informed through the Joint Patent Committee as to material developments with respect to the Prosecution and Maintenance of the Product-Specific Patents or Jointly-Owned Collaboration Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to Section 9.2.2, Section 9.2.3, Section 9.2.4 or this Section 9.2.5, including by providing copies of material data as it arises, any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and all patent-related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

(b)                     If AstraZeneca elects (i) not to file and prosecute patent applications for the Jointly-Owned Collaboration Patents or Isis Product-Specific Patents that have been licensed or assigned to AstraZeneca under this Agreement or the AstraZeneca Product-Specific Patents (“AstraZeneca-Prosecuted Patents”) in a particular country, (ii) not to continue the prosecution (including any interferences, oppositions, reissue proceedings, re-examinations, and patent term extensions, adjustments, and restorations) or maintenance of any AstraZeneca-Prosecuted Patent in a particular country, or (iii) not to file and prosecute patent applications for the AstraZeneca-Prosecuted Patent in a particular country following a written request from Isis to file and prosecute in such country, then AstraZeneca will so notify Isis promptly in writing of its intention (including a reasonably detailed rationale for doing so) in good time to enable Isis to meet any deadlines by which an action must be taken to establish or preserve any such Patent Right in such country; and Isis will have the right, but not the obligation, to file, prosecute, maintain, enforce, or otherwise pursue such AstraZeneca-Prosecuted Patent in the applicable country at its own expense with counsel of its own choice. In such case, AstraZeneca will cooperate with Isis to file for, or continue to Prosecute and Maintain or enforce, or otherwise pursue such AstraZeneca-Prosecuted Patent in such country in Isis’ own name, but only to the extent that AstraZeneca is not required to take any position with respect to such abandoned AstraZeneca-Prosecuted Patent that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being prosecuted and maintained by AstraZeneca under this Agreement. Notwithstanding anything to the contrary in this Agreement, if Isis assumes responsibility for the Prosecution and Maintenance of any such AstraZeneca-Prosecuted Patent under this Section 9.2.5(b), Isis will have no obligation to notify AstraZeneca if Isis intends to abandon such AstraZeneca-Prosecuted Patent.

(c)                      The Parties, through the Joint Patent Committee, will cooperate in good faith to determine if and when any divisional or continuation applications will be filed with respect to any Jointly-Owned Collaboration Patents or Product-Specific Patents, and where a divisional or continuation patent application filing would be practical and reasonable, then such a divisional or continuation filing will be made.

(d)                     If the Party responsible for Prosecution and Maintenance pursuant to Section 9.2.3 intends to abandon such Jointly-Owned Collaboration Patent without first filing a continuation or substitution, then such Party will notify the other Party of such intention at least 60 days before such Jointly-Owned Collaboration Patent will become abandoned, and such other Party will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 9.3.1) with counsel of its own choice, in which case the abandoning Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, title and interest in and to such Jointly-Owned Collaboration Patents. If a Party assumes responsibility for the Prosecution and Maintenance of any such Jointly-Owned Collaboration Patents under this Section 9.2.5(d), such Party will have no obligation to notify the other Party of any intention of such Party to abandon such Jointly-Owned Collaboration Patents.

(e)                      In addition, the Parties will consult, through the Joint Patent Committee, and take into consideration the comments of the other Party for all matters relating to interferences, reissues, re-examinations and oppositions with respect to those Patent Rights in which such other Party (i) has an ownership interest, (ii) has received a license thereunder in accordance with this Agreement, or (iii) may in the future, in accordance with this Agreement, obtain a license or sublicense thereunder.

9.3.                            Patent Costs.

9.3.1.                  Jointly-Owned Collaboration Patents. Unless the Parties agree otherwise, Isis and AstraZeneca will share equally the Patent Costs associated with the Prosecution and Maintenance of Jointly-Owned Collaboration Patents; provided that, either Party may decline to pay its share of costs for filing, prosecuting and maintaining any Jointly-Owned Collaboration Patents in a particular country or particular countries, in which case the declining Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, titles and interests in and to such Jointly-Owned Collaboration Patents.

9.3.2.                  Licensed Patents and AstraZeneca Patents. Except as set forth in Section 9.2.4 and Section 9.3.1, each Party will be responsible for all Patent Costs incurred by such Party prior to and after the Effective Date in all countries in the Prosecution and Maintenance of Patent Rights for which such Party is responsible under Section 9.2.

9.4.                   Defense of Claims Brought by Third Parties.

9.4.1.                  Oncology Products — Prior to Option Exercise. If a Third Party initiates a Proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of any Oncology Product being researched or developed under an Oncology Collaboration Program with respect to which AstraZeneca has not yet exercised its Option, Isis will have the first right, but not the obligation, to defend against any such Proceeding at its sole cost and expense. If Isis elects to defend against such Proceeding, then Isis will have the sole right to direct the defense and to elect whether to settle such claim; provided, however, Isis will not settle such Proceeding without the prior written consent of AstraZeneca (such consent not to be unreasonably withheld, conditioned or delayed). AstraZeneca will reasonably assist Isis in defending such Proceeding and cooperate in any such litigation at the request and expense of Isis. Isis will provide AstraZeneca with prompt written notice of the commencement of any such Proceeding that is of the type described in this Section 9.4, and Isis will keep AstraZeneca apprised of the progress of such Proceeding. If Isis elects not to defend against such a Proceeding, then Isis will so notify AstraZeneca in writing within 60 days after Isis first receives written notice of the initiation of such Proceeding, and AstraZeneca will have the right, but not the obligation, to defend against such Proceeding at its sole cost and expense and thereafter AstraZeneca will have the sole right to direct the defense thereof, including the right to settle such claim (but only with the prior written consent of Isis, which consent will not be unreasonably withheld, delayed or conditioned). In any event, the Party not defending such Proceeding will reasonably assist the other Party and cooperate in any such litigation at the request and expense of the Party defending such Proceeding. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 9.4. Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 9.4, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

9.4.2.                  STAT3 Products, [***] Products and Oncology Products After Option Exercise. If a Third Party initiates a Proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of any (i) STAT3 Product or [***] Product being developed or commercialized by AstraZeneca under a license granted under Section 6.1.1 or Section 6.1.2, or (ii) Oncology Product being developed or commercialized by AstraZeneca under a license granted under Section 6.1.3, then in any of those cases AstraZeneca will have the first right, but not the obligation, to defend against any such Proceeding at its sole cost and expense. If AstraZeneca elects to defend against such Proceeding, then AstraZeneca will have the sole right to direct the defense and to elect whether to settle such claim (but only with the prior written consent of Isis, not to be unreasonably withheld, conditioned or delayed). Isis will reasonably assist AstraZeneca in defending such Proceeding and cooperate in any such litigation at the request and expense of AstraZeneca. AstraZeneca will provide Isis with prompt written notice of the commencement of any such Proceeding that is of the type described in this Section 9.4, and AstraZeneca will keep Isis apprised of the progress of such Proceeding. If AstraZeneca elects not to defend against a

Proceeding, then AstraZeneca will so notify Isis in writing within 60 days after AstraZeneca first receives written notice of the initiation of such Proceeding, and Isis will have the right, but not the obligation, to defend against such a Proceeding at its sole cost and expense and thereafter Isis will have the sole right to direct the defense thereof, including the right to settle such claim (but only with the prior written consent of AstraZeneca, which consent will not be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, if [***]; provided, however, [***]. In any event, the Party not defending such Proceeding will reasonably assist the other Party and cooperate in any such litigation at the request and expense of the Party defending such Proceeding. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 9.4. Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 9.4, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party. Notwithstanding the foregoing, if a Proceeding described under this Section 9.4.2 involves one or more Licensable [***] Product-Specific Patents and there is an Isis [***]-Field ASO Licensee as contemplated under Section 9.2.4, then the defense against any such Proceeding will be conducted in the collective interest of, such Isis [***]-Field ASO Licensee and AstraZeneca, and this Section 9.4.2 will be read and construed in a manner that is consistent with the principles described in Section 9.2.4 except that AstraZeneca will retain sole control in respect of the defense strategy for the Assignable [***] Product-Specific Patents.

9.4.3.                  Discontinued Product. If a Third Party initiates a Proceeding claiming that any Patent Right or Know-How owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of a Discontinued Product, Isis will have the first right, but not the obligation, to defend against and settle such Proceeding at its sole cost and expense. AstraZeneca will reasonably assist Isis in defending such Proceeding and cooperate in any such litigation at the request and expense of Isis. Each Party may at its own expense and with its own counsel join any defense directed by the other Party. Isis will provide AstraZeneca with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which Isis becomes aware and that is of the type described in this Section 9.4.3, and Isis will promptly furnish AstraZeneca with a copy of each communication relating to the alleged infringement received by Isis.

9.4.4.                  Interplay Between Enforcement of IP and Defense of Third Party Claims.   Notwithstanding the provisions of Section 9.4.1 and Section 9.4.3, to the extent that a Party’s defense against a Third Party claim of infringement under this Section 9.4 involves (i) the enforcement of the other Party’s Know-How or Patent Rights, or (ii) the defense of an invalidity claim with respect to such other Party’s Know-How or Patent Rights, then, in each case, the general concepts of Section 9.5 will apply to the enforcement of such other Party’s Know-How or Patent Rights or the defense of such invalidity claim (i.e., each Party has the right to enforce its own intellectual property, except that the relevant Commercializing Party will have the initial right, to the extent provided in Section 9.5, to enforce such Know-How or Patent Rights or defend such invalidity claim, and the other Party will have a step-in right, to the extent provided in Section 9.5, to enforce such Know-How or Patent Rights or defend such invalidity claim).

9.5.                   Enforcement of Patents Against Competitive Infringement.

9.5.1.                  Duty to Notify of Competitive Infringement. If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party to which such Party does not owe any obligation of confidentiality with respect to any Product-Specific Patents by reason of the development, manufacture, use or commercialization of a product directed against the RNA that encodes a Gene Target in the Field (“Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available evidence of such Competitive Infringement; provided, however, that for cases of Competitive Infringement under Section 9.5.6 below, such written notice will be given within 10 days.

9.5.2.                  Control of Competitive Infringement Proceedings. For any Competitive Infringement with respect to a Product (except for a Discontinued Product) licensed to AstraZeneca under Section 6.1.1, Section 6.1.2 or Section 6.1.3 (as applicable) that occurs after AstraZeneca is granted such license, so long as part of such Proceeding AstraZeneca also enforces any Patent Rights Controlled by AstraZeneca (including any Isis Product-Specific Patents assigned by Isis to AstraZeneca under this Agreement) being infringed that Cover such Product, then AstraZeneca will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto by counsel of its own choice at its own expense, and Isis will have the right, at its own expense, to be represented in that action by counsel of its own choice, however, AstraZeneca will have the right to control such litigation. If AstraZeneca fails to initiate a Proceeding within a period of 90 days after receipt of written notice of such Competitive Infringement (subject to a 90 day extension to conclude negotiations, if AstraZeneca has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such 90 day period), Isis will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and AstraZeneca will have the right to be represented in any such action by counsel of its own choice at its own expense. Notwithstanding the foregoing, if [***]; provided, however, [***]. Notwithstanding the foregoing, if a Competitive Infringement described under this Section 9.5 involves one or more Licensable [***] Product-Specific Patents and there is an Isis [***]-Field ASO Licensee as contemplated under Section 9.2.4, then the institution, prosecution, and control of a Proceeding with respect thereto will be conducted in the collective interest of, such Isis [***]-Field ASO Licensee and AstraZeneca, and this Section 9.5 will be read and construed in a manner that is consistent with the principles described in Section 9.2.4 except that AstraZeneca will retain sole control in respect of the defense strategy for the Assignable [***] Product-Specific Patents.

9.5.3.                  Joinder.

(a)                     If a Party initiates a Proceeding in accordance with this Section 9.5, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Section 9.5.4, the costs and expenses of each Party incurred pursuant to this Section 9.5.3(a) will be borne by the Party initiating such Proceeding.

(b)                     If one Party initiates a Proceeding in accordance with this Section 9.5.3, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

9.5.4.                  Share of Recoveries. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 9.5 will be shared as follows:

(a)                                 the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b)                                 any remaining proceeds will be allocated as follows: (A) if Isis initiates the Proceeding pursuant to Section 9.4.1, Section 9.4.2 or Section 9.4.3, [***]; (B) if AstraZeneca initiates the Proceeding pursuant to Section 9.4.1, AstraZeneca will receive and retain [***]% the remaining proceeds and Isis will receive and retain [***]% of the remaining proceeds; and (C) if AstraZeneca initiates the Proceeding pursuant to Section 9.4.2, [***].

9.5.5.                  Settlement. Notwithstanding anything to the contrary in this ARTICLE 9, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 9 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Right Controlled by the other Party without first obtaining the written consent of the Party that Controls the relevant Patent Right.

9.5.6.                  35 USC 271(e)(2) Infringement. Notwithstanding anything to the contrary in this Section 9.5, solely with respect to Licensed Patents that have not been assigned to AstraZeneca under this Agreement for a Competitive Infringement under 35 USC 271(e)(2), the time period set forth in Section 9.5.2 during which a Party will have the initial right to bring a Proceeding will be shortened to a total of 25 days, so that, to the extent the other Party has the right, pursuant to such Section to initiate a Proceeding if the first Party does not initiate a Proceeding, such other Party will have such right if the first Party does not initiate a Proceeding within 25 days after such first Party’s receipt of written notice of such Competitive Infringement.

9.6.                            Other Infringement.

9.6.1.                  Jointly-Owned Collaboration Patents. With respect to the infringement in the Field of a Jointly-Owned Collaboration Patent which is not a Competitive Infringement, the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 9.6.1 will be shared as follows: (i) the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); (ii) (A) if the Parties jointly initiate a Proceeding pursuant to this Section 9.6.1, [***]; and (B) if only one Party initiates the Proceeding pursuant to this Section 9.6.1, [***].

9.6.2.                  Patents Solely Owned by Isis. Isis will retain all rights to pursue an infringement of any Patent Right solely owned by Isis which is other than a Competitive Infringement and Isis will retain all recoveries with respect thereto.

9.6.3.                  Patents Solely Owned by AstraZeneca. AstraZeneca will retain all rights to pursue an infringement of any Patent Right solely owned by AstraZeneca which is other than a Competitive Infringement and AstraZeneca will retain all recoveries with respect thereto.

9.7.                   Patent Listing.

9.7.1.                  AstraZeneca’s Obligations. AstraZeneca will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights that Cover a Product licensed to AstraZeneca under Section 6.1.1, Section 6.1.2 or Section 6.1.3 (as applicable). Prior to such listings, the Parties will meet, through the Joint Patent Committee, to evaluate and identify all applicable Patent Rights, and AstraZeneca will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the Joint Patent Committee for any such listing. Notwithstanding the preceding sentence, AstraZeneca will retain final decision-making authority as to the listing of all applicable Patent Rights for a Product that are not Isis Core

Technology Patents, Isis Manufacturing and Analytical Patents or Licensable [***] Product-Specific Patents, regardless of which Party owns such Patent Rights.

9.7.2.                  Isis’ Obligations. Isis will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights that Cover a Discontinued Product. Prior to such listings, the Parties will meet, through the Joint Patent Committee, to evaluate and identify all applicable Patent Rights, and Isis will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the Joint Patent Committee for any such listing. Notwithstanding the preceding sentence, Isis will retain final decision-making authority as to the listing of all applicable Patent Rights for such Discontinued Products, as applicable, regardless of which Party owns such Patent Rights.

9.8.                   CREATE Act. Notwithstanding anything to the contrary in this ARTICLE 9, neither Party will have the right to make an election under the CREATE Act when exercising its rights under this ARTICLE 9 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

9.9.                   Obligations to Third Parties. Notwithstanding any of the foregoing, each Party’s rights and obligations with respect to Licensed Technology under this ARTICLE 9 will be subject to the Third Party rights and obligations under any (i) Third Party agreements the restrictions and obligations of which AstraZeneca has agreed to under Section 8.9.2(a)(ii), Section 8.9.2(b)(i) or Section 8.9.2(b)(ii)(2), (ii) Prior Agreements, and (iii) Isis In-License Agreements; provided, however, that, to the extent that Isis has a non-transferable right to prosecute, maintain or enforce any Patent Rights licensed to AstraZeneca hereunder and, this Agreement purports to grant any such rights to AstraZeneca, Isis will act in such regard with respect to such Patent Rights at AstraZeneca’s direction.

9.10.            Additional Rights and Exceptions. Notwithstanding any provision of this ARTICLE 9, but subject to Section 9.2.4 and Section 9.4.4, Isis retains the sole right to Prosecute and Maintain Isis Core Technology Patents, Isis Manufacturing and Analytical Patents and Licensable [***] Product-Specific Patents during the Agreement Term and to control any enforcement of Isis Core Technology Patents and Isis Manufacturing and Analytical Patents, and will take the lead on such enforcement solely to the extent that the scope or validity of any Patent Rights Controlled by Isis and Covering the Isis Core Technology Patents or Isis Manufacturing and Analytical Patents is at risk.

9.11.            Patent Term Extension. The Parties will cooperate with each other in gaining patent term extension wherever applicable to a Product, and AstraZeneca will determine which Isis Product-Specific Patents will be extended. For clarity, with respect to any Isis

Product-Specific Patent for which AstraZeneca has an exclusive license under Section 6.1.1, Section 6.1.2 or Section 6.1.3 (as applicable), as between AstraZeneca and any Third Party granted a license by Isis outside the Field under any such Isis Product-Specific Patents, AstraZeneca will determine which Isis Product-Specific Patents will be extended.

9.12.            No Challenge. As a material inducement for Isis entering into this Agreement, AstraZeneca covenants to Isis that during the Agreement Term, solely with respect to rights to the Licensed Patents that are included in a license granted or that may be granted to AstraZeneca under Section 6.1.1, Section 6.1.2 or Section 6.1.3 (as applicable), AstraZeneca, its Affiliates or Sublicensees will not, in the United States or any other country, (a) commence or otherwise voluntarily determine to participate in (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) any action or proceeding, challenging or denying the enforceability or validity of any claim within an issued patent or patent application within such Licensed Patents, or (b) direct, support or actively assist any other Person (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) in bringing or prosecuting any action or proceeding challenging or denying the validity of any claim within an issued patent or patent application within such Licensed Patents. For purposes of clarification and without limiting any other available remedies, subject to any applicable cure period provided herein for breaches of this Section 9.12 that are curable (i.e., which would allow AstraZeneca the opportunity to rescind any wrongfully brought actions by it, its Affiliates, or Sublicensees), if AstraZeneca takes any of the actions described in clause (a) or clause (b) of this Section 9.12, AstraZeneca will have materially breached this Agreement and Isis may terminate this Agreement under Section 12.2.2(b).

ARTICLE 10.
REPRESENTATIONS AND WARRANTIES

10.1.            Representations and Warranties of Both Parties. Each Party hereby represents and warrants as of the Effective Date, and covenants, to the other Party that:

10.1.1.                     it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and that it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

10.1.2.                     this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity;

10.1.3.                     all necessary consents, approvals and authorizations of all Regulatory Authorities and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained;

10.1.4.                     the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the certificate of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, and (b) do not conflict with, violate, or breach or constitute a default or require any consent not already obtained under, any contractual obligation or court or administrative order by which such Party is bound;

10.1.5.                     All employees, consultants, or (sub)contractors (except academic collaborators or Third Parties under the Permitted Licenses or Prior Agreements) of such Party or Affiliates performing development activities hereunder on behalf of such Party are, and such Party hereby covenants to the other Party that they will be, obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to such Party or Affiliate, respectively, as the sole owner thereof;

10.1.6.                     Such Party will, and such Party hereby covenants to the other Party that it will, perform its activities pursuant to this Agreement in compliance with good laboratory and clinical practices and cGMP and Applicable Law, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted, and with respect to the care, handling and use in development activities hereunder of any non-human animals by or on behalf of such Party, will at all times comply (and will ensure compliance by any of its subcontractors) with all applicable national, federal, state and local laws, regulations and ordinances in performing its obligations under this Agreement; and

10.1.7.                     Such Party is not debarred under the United States Federal Food, Drug and Cosmetic Act or comparable Applicable Laws and it does not, and will not during the Agreement Term, employ or use the services of any person or entity who is debarred, in connection with the development, manufacture or commercialization of the Compounds or Products. If either Party becomes aware of the debarment or threatened debarment of any person or entity providing services to such Party, including the Party itself and its Affiliates or Sublicensees, which directly or indirectly relate to activities under this Agreement, the other Party will be immediately notified in writing.

10.2.            Representations, Warranties and Covenants of Isis. Isis hereby represents and warrants to AstraZeneca, as of the Effective Date, that:

10.2.1.                     Isis is the owner of, or otherwise has the right to grant all rights and licenses it purports to grant to AstraZeneca with respect to the Licensed Technology under this Agreement for Compounds identified by Isis on or before the Effective Date or Oncology Collaboration Programs as they exist on the Effective Date;

10.2.2.                     To Isis’ Knowledge, all Licensed Patents that are owned by Isis (“Isis Owned Patents”) have been filed and maintained properly and correctly in all material respects.

10.2.3.                     Isis has not previously entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to, the Licensed Technology (including by granting any covenant not to sue with respect thereto) in such a way as to make the representation set forth in Section 10.2.1 not true, and it will not enter into any such agreements or grant any such right, title or interest to any Person that is inconsistent with the rights and licenses granted to AstraZeneca under this Agreement;

10.2.4.                     To Isis’ Knowledge, each of the Isis Owned Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent Right is issued or such application is pending;

10.2.5.                     Isis has not received any written claim alleging that any of the Isis Owned Patents are invalid or unenforceable, including any Isis Owned Patents required in order for Isis to conduct its obligations under the Collaboration Plans as they exist on the Effective Date, in each case with respect to the Compounds and Products identified by Isis on or before the Effective Date;

10.2.6.                     Isis has not received any written claim alleging that any of Isis’ activities relating to the Compounds and Products identified by Isis on or before the Effective Date infringe any intellectual property rights of a Third Party;

10.2.7.                     To Isis’ Knowledge, (i) the licenses granted to Isis under the Isis In-License Agreements are in full force and effect, (ii) Isis has not received any written notice, and is not aware, of any breach by any party to the Isis In-License Agreements, and (iii) Isis’ performance of its obligations under this Agreement (including the Collaboration Plans as they exist on the Effective Date) will not constitute a breach of Isis’ obligations under the Isis In-License Agreements and the licenses granted to Isis thereunder;

10.2.8.                     To Isis’ Knowledge, Isis does not require any additional licenses or other intellectual property rights in order for Isis to conduct its obligations under the Collaboration Plans as they exist on the Effective Date, in each case with respect to the Compounds identified by Isis on or before the Effective Date;

10.2.9.                     To Isis’ Knowledge, in respect of the pending United States patent applications included in the Isis Owned Patents, Isis has submitted all material prior art of which it is aware in accordance with the requirements of the United States Patent and Trademark Office;

10.2.10.              To Isis’ Knowledge, neither Isis nor its Affiliates owns or Controls any Patent Rights or Know How covering formulation or delivery technology as of the Effective Date that would be necessary or useful in order for AstraZeneca to further Develop or Commercialize Compounds contemplated under the Collaboration Plans as they exist on the Effective Date;

10.2.11.              APPENDIX 10 (Prior Agreements) is a complete and accurate list of all agreements between Isis and Third Parties as of the Effective Date with respect to the Gene Targets included in this Agreement as of the Effective Date, that create material Third Party Obligations that affect the rights granted by Isis to AstraZeneca under this Agreement. The Prior Agreements have not been materially amended or extended since first being placed in the Isis data room to which AstraZeneca was given access during the negotiation of this Agreement and subject to redactions represent a true and complete and accurate copy thereof, and any such redactions are of information not necessary to disclose to understand the implications of such Prior Agreements to this Agreement; and

10.2.12.              Isis has conducted, and has required its contractors and consultants to conduct, any and all preclinical and clinical studies related to the Compounds and Products in compliance with good laboratory and clinical practices and cGMP and Applicable Law, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities were conducted.

10.2.13.              Isis has made available to AstraZeneca all material Regulatory Documentation for ISIS-STAT3Rx. Isis has prepared, maintained and retained such Regulatory Documentation required to be maintained or reported pursuant to and in accordance with Applicable Law and such Regulatory Documentation does not contain any materially false or misleading statements.

10.3.                     Representations, Warranties and Covenants of AstraZeneca. AstraZeneca hereby represents and warrants to Isis that as of the Effective Date, except as explicitly disclosed in writing by AstraZeneca to Isis there are no Patent Rights comprised in AstraZeneca Background IP related to STAT3 or [***] with respect to which AstraZeneca does not have the ability to grant a license or sublicense hereunder to Isis without violating the terms of any agreement with any Third Party.

10.4.                     DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 10, ASTRAZENECA AND ISIS MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ASTRAZENECA AND ISIS EACH SPECIFICALLY DISCLAIM ANY WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF

QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 11.
INDEMNIFICATION; INSURANCE

11.1.            Indemnification by AstraZeneca. AstraZeneca agrees to defend Isis, its Affiliates and their respective directors, officers, stockholders, employees and agents, and their respective successors, heirs and assigns (collectively, the “Isis Indemnitees”), and will indemnify and hold harmless the Isis Indemnitees, from and against any liabilities, losses, costs, damages, fees or expenses payable to a Third Party, and reasonable attorneys’ fees and other legal expenses with respect thereto (collectively, “Losses”) arising out of any claim, action, lawsuit or other proceeding by a Third Party (collectively, “Third Party Claims”) brought against any Isis Indemnitee and resulting from or occurring as a result of: (a) any activities conducted by an AstraZeneca employee, consultant or (sub)contractor in the performance of the AstraZeneca Conducted Activities, (b) the Development or Commercialization of any Compound or Product by AstraZeneca or its Affiliates, Sublicensees or contractors, (c) any breach by AstraZeneca of any of its representations, warranties or covenants pursuant to this Agreement, or (d) the negligence or willful misconduct of AstraZeneca or any AstraZeneca Affiliate or Sublicensee in the performance of this Agreement; except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any Isis Indemnitee, (ii) any breach by Isis of any of its representations, warranties, covenants or obligations pursuant to this Agreement, or (iii) any breach of Applicable Law by any Isis Indemnitee.

11.2.            Indemnification by Isis. Isis agrees to defend AstraZeneca, its Affiliates and their respective directors, officers, stockholders, employees and agents, and their respective successors, heirs and assigns (collectively, the “AstraZeneca Indemnitees”), and will indemnify and hold harmless the AstraZeneca Indemnitees, from and against any Losses arising out of Third Party Claims brought against any AstraZeneca Indemnitee and resulting from or occurring as a result of: (a) any activities conducted by an Isis employee, consultant or (sub)contractor in the performance of the Isis Conducted Activities; (b) any breach by Isis of any of its representations, warranties or covenants pursuant to this Agreement, (c) the negligence or willful misconduct of any Isis Indemnitee or any (sub)contractor of Isis in the performance of this Agreement, or (d) the Development or Commercialization of any Discontinued Product by Isis or its Affiliates, Sublicensees or contractors; except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any AstraZeneca Indemnitee, (ii) any breach by AstraZeneca of any of its representations, warranties, covenants or obligations pursuant to this Agreement, or (iii) any breach of Applicable Law by any AstraZeneca Indemnitee.

11.3.            Notice of Claim. All indemnification claims provided for in Section 11.1 and Section 11.2 will be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under Section 11.1 or Section 11.2, but in no event will the indemnifying Party be liable for any Losses to the extent such Losses result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.4.            Defense, Settlement, Cooperation and Expenses.

11.4.1.           Control of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within 30 days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party will not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor will it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will as soon as is reasonably possible deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in this Section 11.4.1, the Indemnified Party will be responsible for the legal costs or expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim.

11.4.2.           Right to Participate in Defense. Without limiting Section 11.4.1, any Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own cost and expense unless (a) the employment thereof has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.4.1 (in which case the Indemnified Party will control the defense), or (c) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under

Applicable Law, ethical rules or equitable principles in which case the indemnifying Party will be responsible for any such costs and expenses of counsel for the Indemnified Party.

11.4.3.           Settlement. With respect to any Third Party Claims relating solely to the payment of money damages in connection with a Third Party Claim and that will not admit liability or violation of Law on the part of the Indemnified Party or result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner (such as granting a license or admitting the invalidity of a Patent Right Controlled by an Indemnified Party), and as to which the indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, will deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.4.1, the indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld). The indemnifying Party will not be liable for any settlement, consent to entry of judgment, or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld.

11.4.4.           Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnified Party to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.

11.4.5.           Costs and Expenses. Except as provided above in this Section 11.4, the costs and expenses, including attorneys’ fees and expenses, incurred by the Indemnified Party in connection with any claim will be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

11.5.            Insurance.

11.5.1.           Isis’ Insurance Obligations. Isis will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, including but not limited to its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for biotech companies of similar size and with similar resources in the pharmaceutical industry for the activities to be conducted by it under this Agreement taking into account the scope of development of products. Isis will furnish to AstraZeneca evidence of any insurance required under this Section 11.5.1, upon request.

11.5.2.           AstraZeneca’s Insurance Obligations. AstraZeneca hereby represents and warrants to Isis that it will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement (including product liability), including but not limited to its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for large companies in the pharmaceutical industry for the activities to be conducted by AstraZeneca under this Agreement. AstraZeneca will maintain such self insurance throughout the Agreement Term and for five years thereafter, and will furnish to Isis evidence of such insurance, upon request.

11.6.            LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR (a) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 11 OR SECTION 12.3.2(i), (b) CLAIMS ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT, (c) A PARTY’S BREACH OF ARTICLE 5, OR A BREACH OF SECTION 12.3.1(a) BY ASTRAZENECA OR ITS AFFILIATES OR (d) CLAIMS ARISING OUT OF A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN

ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

11.7.            Anti-Bribery and Corruption Compliance.

11.7.1              Each Party agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired for activities undertaken for or in connection with the performance of this Agreement (together with such Party, the “Party Representatives”) that for the performance of its obligations hereunder:

Party Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to:

(1)                                 any Government Official in order to influence official action;

(2)                                 any Person (whether or not a Government Official) (i) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”), (ii) to reward such Person for acting improperly, or (iii) where such Person would be acting improperly by receiving the money or other thing of value;

(3)                                 any other Person while knowing or having reason to know that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement; or

(4)                                 any Person to reward that Person for acting improperly or to induce that Person to act improperly.

11.7.2              Party Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

11.7.3              Each Party acknowledges that its undertakings given in Sections 11.7.1 and 11.7.2 are material to the other Party in entering into a relationship with such Party.

11.7.4              Each Party, on behalf of itself and its Party Representatives, represents and warrants to the other Party that for the term of this Agreement and six years thereafter, it shall and shall procure that its Party Representatives keep and maintain accurate books and reasonably detailed records in connection with the performance of its obligation under this Agreement including all records required to establish compliance with Sections 11.7.1 and 11.7.2 above.

11.7.5              Each Party shall promptly provide the other Party with written notice of the following events: (A) upon becoming aware of any breach or violation by it or its Party Representatives of any representation, warranty or undertaking set forth in Sections 11.7.1 and 11.7.2; and (B) upon receiving a formal notification that it is the target of a formal investigation by a Relevant Authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of its Party Representatives connected with this Agreement that any of them is the target of a formal investigation by a Relevant Authority for a Material Anti-Corruption Law Violation.

11.7.6              For the term of this Agreement and six years thereafter, each Party shall for the purpose of auditing and monitoring the performance of its compliance with the Agreement and particularly this Section 11.7 permit the other Party, its Affiliates, any auditors of any of them and any Regulatory Authority to have access to any premises of such Party or its Party Representatives used in connection with this Agreement, together with a right to access personnel and records that relate to this Agreement (“Audit”).

11.8                Each Party shall be responsible for any breach of any representation, warranty or undertaking in this Section 11.7 or of the Anti-Corruption Laws by any of its Party Representatives.

11.9                Each Party may disclose the terms of this Agreement or any action taken under this Section 11.7 to prevent a potential violation or continuing violation of applicable Anti-Corruption Laws, including the identity of the other Party and the payment terms, to any governmental authority if such Party determines, upon advice of counsel, that such disclosure is necessary.

ARTICLE 12.
TERM; TERMINATION

12.1.            Agreement Term; Expiration. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 12, will continue in full force and effect until this Agreement expires as follows:

12.1.1.           on a country-by-country and Product-by-Product basis, on the date of expiration of all payment obligations by the Commercializing Party under this Agreement with respect to such Product (or such Discontinued Product) in such country; and

12.1.2.           in its entirety upon the expiration of all payment obligations under this Agreement with respect to the last Product (or last Discontinued Product) in all countries pursuant to Section 12.1.1.

The period from the Effective Date until the date of expiration of this Agreement pursuant to this Section 12.1 is the “Agreement Term.”

12.2.            Termination of the Agreement.

12.2.1.           AstraZeneca’s Termination for Convenience or Change of Control.

(a)                                 Termination for Convenience. At any time following payment by AstraZeneca of the upfront fee under Section 8.1, subject to Section 12.3.1 below, AstraZeneca will be entitled to terminate this Agreement in part with respect to STAT3 Products or [***] Products for convenience by providing 90 days written notice to Isis of such termination. In addition, at any time following payment by AstraZeneca of the upfront fee under Section 8.1 and the payment under Section 8.3, subject to Section 12.3.1 below, AstraZeneca will be entitled to terminate this Agreement in its entirety or in part on a Product-by-Product, Gene Target-by-Gene Target basis for convenience by providing 90 days written notice to Isis of such termination.

(b)                                 Change of Control Event. Prior to the Option Deadline for an Oncology Target or until Isis has completed the Isis Conducted Activities with respect to the STAT3 Program or [***] Program under the R&D Research and Development Plan, AstraZeneca will have the right to terminate this Agreement in whole or in part with respect to one or more Oncology Targets for which AstraZeneca has not exercised its Option or with respect to a Licensed Target, immediately upon written notice to Isis provided at any time within 30 Business Days following notification by Isis to AstraZeneca of the closing of a Change of Control Event (and Isis shall be obliged to give notice on such closing, and in the event it fails to do so, AstraZeneca’s right to terminate may be exercised within 90 Business Days of such closing coming to AstraZeneca’s Knowledge), if such closing occurs during the Oncology Collaboration Term or before Isis has completed the Isis Conducted Activities with respect to the STAT3 Program or [***] Program under the R&D Research and Development Plan (as applicable). If at AstraZeneca’s discretion, AstraZeneca decides not to terminate this Agreement with respect to a particular Gene Target pursuant to this Section 12.2.1(b) following the closing of a Change of Control Event during the Oncology Collaboration Term, then, subject to the below provisions in this Section 12.2.1, Isis’ and AstraZeneca’s obligations under ARTICLE 3 to perform the relevant Collaboration Program on such Gene Target will remain and Isis (or its successor) will use commercially reasonable efforts to perform the Oncology Collaboration Program on such Oncology Target in accordance with ARTICLE 3 while, to the extent reasonably practicable, maintaining confidentiality of AstraZeneca’s Confidential Information from any entity acquiring Isis as a result of the Change of Control Event. As soon as reasonably possible after the public announcement of such a Change of

Control Event, Isis (or its successor) and AstraZeneca will meet to discuss in good faith how Isis (or its successor) will continue to perform its obligations under this Agreement with respect to any Licensed Targets and Oncology Targets for which AstraZeneca has not exercised its Option so that AstraZeneca can consider whether to exercise its rights of termination under this Section 12.2.1(b).  If AstraZeneca does not exercise its right of termination it shall have the right, by providing Isis with written notice within 30 Business Days following notification by Isis to AstraZeneca of the closing of a Change of Control Event, to require that Isis ceases performing any or certain activities and co-operate and take such measures as may be requested to ensure a prompt and smooth transition of such activities to AstraZeneca or its designee. AstraZeneca shall be entitled to deduct an amount equal to the [***]) from its next applicable milestone or license fee payment as applicable. Without prejudice to the foregoing, if requested by AstraZeneca such measures shall include a technology transfer pursuant to the provisions of Section 6.5 or Section 6.1.4(b), in either case without charge to AstraZeneca.  Furthermore, if the surviving entity following such Change of Control Event is clinically developing or commercializing a product that is directly competing with a Product under this Agreement, then, solely with respect to the Product that is subjected to such competition, AstraZeneca will no longer be bound by the disclosure requirements of Section 4.3 hereof and may require that Isis cease to participate in the JSC.

12.2.2.           Termination for Material Breach.

(a)                     AstraZeneca’s Right to Terminate. If AstraZeneca has reason to believe that Isis is in material breach of this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under ARTICLE 1, ARTICLE 2 or ARTICLE 3, which is governed by Section 12.2.3 below), then AstraZeneca may deliver notice of such material breach to Isis. If the breach is curable, Isis will have 60 days to cure such breach. If Isis fails to cure such breach within the 60 day period, or if the breach is not subject to cure, AstraZeneca may terminate this Agreement in its entirety if such breach relates to this Agreement in its entirety, or in relevant part on a Product-by-Product, Gene Target-by-Gene Target basis if such breach does not relate to this Agreement in its entirety, by providing written notice to Isis.

(b)                     Isis’ Right to Terminate. If Isis has reason to believe that AstraZeneca is in material breach of this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under ARTICLE 1, ARTICLE 2, ARTICLE 3 or Section 7.1, which is governed by Section 12.2.3 below), then Isis may deliver notice of such material breach to AstraZeneca. If the breach is curable, AstraZeneca will have 60 days to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within 30 days following such notice). If AstraZeneca fails to cure such breach within the 60 day or 30 day period, as applicable, or if the breach is not subject to cure, Isis may terminate this Agreement in its entirety if such breach relates to this Agreement in its entirety, or in relevant part on a Product-by-Product, Gene Target-by-Gene Target basis if such breach does not relate to this Agreement in its entirety, by providing written notice to AstraZeneca.

12.2.3.           Remedies for Failure to Use Commercially Reasonable Efforts.

(a)                     If Isis fails to use Commercially Reasonable Efforts as contemplated in ARTICLE 1, ARTICLE 2 or ARTICLE 3 (as determined in accordance with Section 14.1), AstraZeneca will notify Isis and, within 30 days thereafter, Isis and AstraZeneca will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to Isis’ use of Commercially Reasonable Efforts in ARTICLE 1, ARTICLE 2 or ARTICLE 3. Following such a meeting, if Isis fails to use Commercially Reasonable Efforts as contemplated in ARTICLE 1, ARTICLE 2 or ARTICLE 3, then subject to Section 12.2.4 below, AstraZeneca will have the right, at its sole discretion, to terminate this Agreement in whole or in part on a Product-by-Product, Gene Target-by-Gene Target basis.

(b)                     If AstraZeneca fails to use Commercially Reasonable Efforts as contemplated in ARTICLE 1, ARTICLE 2, ARTICLE 3 or Section 7.1 (as determined in accordance with Section 14.1), Isis will notify AstraZeneca and, within 30 days thereafter, Isis and AstraZeneca will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to AstraZeneca’s use of Commercially Reasonable Efforts in ARTICLE 1, ARTICLE 2, ARTICLE 3 or Section 7.1. Following such a meeting, if AstraZeneca fails to use Commercially Reasonable Efforts as contemplated in ARTICLE 1, ARTICLE 2, ARTICLE 3 or Section 7.1, then subject to Section 12.2.4 below, Isis will have the right, at its sole discretion, to terminate this Agreement in part on a Product-by-Product, Gene Target-by-Gene Target basis.

12.2.4.           Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 12.2.2 or Section 12.2.3 disputes in good faith the existence, materiality, or failure to cure of any such breach which is not a payment breach, and provides notice to the Non-Breaching Party of such dispute within such 60 day period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 12.2.2 or Section 12.2.3, unless and until it has been determined in accordance with Section 14.1 that this Agreement was materially breached by the Breaching Party and the Breaching Party fails to cure such breach within 30 days following such determination. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder, including satisfying any payment obligations.

12.2.5.           Termination for Insolvency.

(a)                     Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for the appointment of a receiver or trustee of the Party or of substantially all of its assets; or if the other Party proposes a written agreement of composition or extension of substantially all of its debts; or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within 90 days after the filing thereof; or if the other Party will propose or be a party to any dissolution or liquidation; or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors.

(b)                     All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) or analogous provisions of Applicable Law outside the US licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code or analogous provisions of Applicable Law outside the US. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code or analogous provisions of Applicable Law outside the US. Upon the commencement of a bankruptcy proceeding of any Party, the non-bankrupt Party will further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and all embodiments which, if not already in its possession, will be promptly delivered to the non-bankrupt Party upon written request.

12.3.            Consequences of Expiration or Termination of this Agreement.

12.3.1.           Consequence of Termination of this Agreement. If this Agreement is terminated by a Party in accordance with this ARTICLE 12 in its entirety or on a Product-by-Product, Gene Target-by-Gene Target basis (including under Section 1.2.3, Section 2.2.3 or Section 2.2.4(b)) at any time and for any reason, the following terms will apply to any such termination, but only to the extent of any such termination (i.e., in part or in its entirety):

(a)                                 Licenses. The licenses granted by Isis to AstraZeneca under this Agreement will terminate and AstraZeneca, its Affiliates, Sublicensees and Distributors will cease selling Products; provided, that AstraZeneca, its Affiliates, Sublicensees and Distributors shall have the right to sell any remaining inventory of Product over a period of no greater than six months after the effective date of such termination, and AstraZeneca will pay Isis royalties in accordance with Section 8.8 on the Net Sales of such inventory of such Products, to the extent not already paid.

(b)                                 Option. AstraZeneca’s Option will terminate with respect to any terminated Oncology Target.

(c)                                  Exclusivity. Neither Party will have any further obligations under Section 5.1 of this Agreement insofar as it relates to such termination.

(d)                                 Collaboration Plans. Neither Party will have any further obligations with respect to the terminated Collaboration Plan(s).

(e)                                  Return of Information and Materials. The Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.

(f)                                   Accrued Rights. Termination of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement. For purposes of clarification, milestone payments under ARTICLE 8 accrue as of the date the applicable milestone event is achieved even if the payment is not due at that time.

(g)                                 Survival. The following provisions of this Agreement will survive the expiration or earlier termination of this Agreement: Section 3.4 (Expiration of Oncology Collaboration Term) (but only with respect to the licenses and other rights granted by AstraZeneca to Isis therein), Section 3.5.2 (Options) (but only until any initiated but uncompleted IND-Enabling Toxicology Studies are completed), Section 6.1.4(d) (Effect of Termination on Sublicenses), Section 6.1.5 (Consequence of Natural Expiration of this Agreement), Section 6.3.2 (Grant-Back to Isis of Isis Product-Specific Patents), Section 8.10.3 (Record Retention), Section 8.11 (Audits), Section 8.12.3 (Withholding Tax) (but only with respect to any indemnification obligations therein), Section 9.1.1 (Isis Technology and AstraZeneca Technology), Section 9.1.2 (Agreement Technology), Section 12.2.5 (Termination for Insolvency), Section 12.3 (Consequences of Termination of this Agreement), ARTICLE 11 (Indemnification) (but excluding Section 11.7 through Section 11.9), ARTICLE 13 (Confidentiality), ARTICLE 14 (Miscellaneous) and APPENDIX 1

(Definitions) (to the extent definitions are embodied in the foregoing listed Articles and Sections).

12.3.2.           Isis: Special Consequences of Certain Terminations. If (A) this Agreement is terminated under Section 1.2.3, Section 2.2.3 or Section 2.2.4(b) with respect to STAT3 or [***] (as applicable), (B) AstraZeneca terminates the Agreement under Section 12.2.1 or (C) Isis terminates this Agreement under Section 12.2.2(b), Section 12.2.3(b) or Section 12.2.5, then, in addition to the terms set forth in Section 12.3.1, the following additional terms will also apply:

(i)                                    AstraZeneca will and hereby does grant to Isis:

(1)                    a sublicensable, worldwide, exclusive license or sublicense, as the case may be, under all AstraZeneca Technology (excluding AstraZeneca Background IP) Controlled by AstraZeneca as of the date of such reversion that Covers the Discontinued Product; and

(2)                    a sublicensable, worldwide, non-exclusive license or sublicense, as the case may be, under all AstraZeneca Background IP Controlled by AstraZeneca as of the date of such reversion that Covers the Discontinued Product;

in each case solely to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Discontinued Product in the Field (such licenses will be sublicensable by Isis in accordance with Section 6.1.4, mutatis mutandis); and provided that Isis shall, in accordance with ARTICLE 11, indemnify and hold harmless AstraZeneca and its Affiliates and Sublicensees from any Losses with respect to the Development and Commercialization of such Discontinued Product under such licenses.

(ii)                                AstraZeneca will assign back to Isis any Patent Rights that relate to the Discontinued Product previously assigned by Isis to AstraZeneca under this Agreement;

(iii)                            AstraZeneca will transfer to Isis for use with respect to the Development and Commercialization of the Discontinued Product, any Know-How, data, results, regulatory information, filings, and files in the possession of AstraZeneca, or copies thereof, as of the date of such termination or reversion that relate solely to such Discontinued Product, and any other information or material specified in Section 6.5;

(iv)                             AstraZeneca will grant to Isis a non-exclusive, royalty-free, fully paid up license under any trademarks that are specific to a Discontinued Product solely for use with such Discontinued Product; provided, however, that in no event will AstraZeneca have any obligation to license to Isis any trademarks used by AstraZeneca both in connection with the Product and in connection with the sale of any other product or service, including any AstraZeneca- or AstraZeneca-formative marks;

(v)                                 Isis will control and be responsible for all aspects of the Prosecution and Maintenance of all Jointly-Owned Collaboration Patents, and AstraZeneca will provide Isis with (and will instruct its counsel to provide Isis with) all of the information and records in AstraZeneca’s and its counsel’s possession related to the Prosecution and Maintenance of such Jointly-Owned Collaboration Patents only in respect of the Discontinued Product;

(vi)                             upon Isis’ written request pursuant to a mutually agreed supply agreement, AstraZeneca will sell to Isis any bulk API and finished Product in AstraZeneca’s possession related to the Compounds that are the subject of the termination at the time of such termination, at a price equal to AstraZeneca’s cost at the time such material was produced;

(vii)                         If Isis or any of its Affiliates or Sublicensees Commercializes a Discontinued Product for which AstraZeneca has paid Isis the license fee under Section 8.1(i), Section 8.1(ii) or Section 8.2 (as applicable), then following the First Commercial Sale of such Discontinued Product by Isis or its Affiliates or Sublicensees, Isis will pay AstraZeneca a royalty of [***]% of Annual worldwide Net Sales of such Discontinued Product until [***]; and

(viii)                     If there are any licensed rights granted by AstraZeneca to Isis under Section 12.3.2(i)(2), the Parties shall negotiate in good faith regarding a reasonable royalty for such Discontinued Product (not to exceed [***]% of Annual worldwide Net Sales of such Discontinued Product) to be paid by Isis to AstraZeneca for Discontinued Products covered by such licensed rights, with such royalty payments beginning on the date [***] and ending on the earlier of [***].

12.3.3.           AstraZeneca: Special Consequences of Certain Terminations.

(a)                                 If AstraZeneca terminates this Agreement under Section 12.2.2(a), Section 12.2.3(a) or Section 12.2.5, all of the provisions of Section 12.3.1 shall apply, except that AstraZeneca, its Affiliates, Sublicensees and

Distributors shall have the right to sell any remaining inventory of Product, and AstraZeneca will pay Isis royalties in accordance with Section 8.8 on the Net Sales of such inventory of such Products to the extent not already paid.

(b)                                 If AstraZeneca has the right to terminate this Agreement under Section 12.2.2(a), Section 12.2.3(a) or Section 12.2.5, but elects to continue the Agreement, the following provisions which shall be effective upon AstraZeneca’s notice of such election, shall apply:

(i)                                    AstraZeneca may require that Isis ceases performing any activities and co-operate and take such measures as may be requested to ensure a prompt and smooth transition of such activities to AstraZeneca or its designee; and may require that Isis cease to participate in the JSC. Without prejudice to the foregoing, if requested by AstraZeneca such measures shall include a technology transfer pursuant to the provisions of Section 6.5 or Section 6.1.4(c), in either case without charge to AstraZeneca; and

(ii)                                any money damages that may be awarded to AstraZeneca arising from the circumstances which gave rise to the right to terminate, and any costs (the amount of such costs as mutually agreed in good faith by the Parties) incurred by AstraZeneca in connection with the transition of Isis’ responsibilities under this Agreement to AstraZeneca or its designee may be setoff against any monies owed by AstraZeneca to Isis as provided in Section 14.2.2.

(c)                                  The provisions of this Section 12.3.3 will not preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party’s right to obtain performance of any obligation.

ARTICLE 13.
CONFIDENTIALITY

13.1.            Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for five years thereafter, the receiving Party (the “Receiving Party”) and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information disclosed by the other Party or its Affiliates (the “Disclosing Party”).

13.2.            Prior Confidentiality Agreement. The Mutual Confidential Disclosure Agreement executed by Isis and AstraZeneca on April 11, 2011 (including any and all amendments thereto) (the “CDA”) will govern disclosures of Confidential Information (as defined in the CDA) between the Parties prior to the Effective Date. All Confidential Information exchanged between the Parties on or after the Effective Date under this Agreement will be subject to the terms of this ARTICLE 13.

13.3.            Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party or its Affiliates may use and disclose to Third Parties Confidential Information of the Disclosing Party as follows: (i) solely in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement under confidentiality provisions no less restrictive than those in this Agreement, provided, that Confidential Information may be disclosed by a Receiving Party to a governmental entity or agency without requiring such entity or agency to enter into a confidentiality agreement; (ii) to the extent reasonably necessary to file or prosecute patent, copyright and trademark applications (subject to Section 13.4 below), complying with applicable governmental regulations, obtaining Approvals, conducting Pre-Clinical Studies or Clinical Studies, marketing the Product, or as otherwise required by applicable law, regulation, rule or legal process (including the rules of the SEC and any stock exchange); provided, however, that if a Receiving Party or any of its Affiliates is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the Disclosing Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with actual or potential lenders, investors, merger partners, acquirers, consultants, or professional advisors on a need-to-know basis, in each case under confidentiality provisions no less restrictive than those of this Agreement; (iv) to the extent such disclosure is required to comply with existing expressly stated contractual obligations owed to such Party’s or its Affiliates’ licensor with respect to any intellectual property licensed to the other Party under this Agreement; (v) subject to the terms of any protective order the Disclosing Party is using to protect its own Confidential Information, to prosecute or defend litigation as permitted by this Agreement, or (vi) as mutually agreed to in writing by the Parties.

13.4.            Press Release; Publications; Disclosure of Agreement.

13.4.1.           Public Announcements – Generally. Upon execution of this Agreement, the Parties will issue a joint press release announcing the existence of this Agreement in a form and substance agreed to in writing by the Parties. Except to the extent required to comply with Applicable Law, regulation, rule or legal process or as otherwise permitted in accordance with this Section 13.4, each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed.

13.4.2.           Use of Name. Except as set forth in Section 13.4.8, neither Party will use the other Party’s name in a press release or other publication without first obtaining the prior consent of the Party to be named.

13.4.3.           Notice of Significant Events. Each Party will immediately notify (and provide as much advance notice as possible, but at a minimum three Business Days advance notice to) the other of any significant event related to a Product (including any data or regulatory advice or approval) so that the Parties may analyze the need to or desirability of publicly disclosing or reporting such event. Notwithstanding Section 13.4.1 above, any press release or other similar public communication by either Party related to a Product’s efficacy or safety data and/or results, will be submitted to the other Party for review and approval at least three Business Days in advance of such proposed public disclosure, which approval will not be unreasonably withheld or delayed.

13.4.4.           Disclosure of Information Related to Products. The Party that has primary control of a Product (i.e., Isis, with respect to Products for which AstraZeneca has not exercised its Option; and AstraZeneca, with respect to STAT3 Products, [***] Products and Products for which AstraZeneca has exercised its Option) has the sole right, consistent with its practice with its other products, to issue press releases or other similar public communications to disclose the progress and results regarding such Product to the public in order to satisfy its disclosure obligations under Applicable Law or to remain consistent with its normal public disclosure practices (but for clarity, in connection with the Oncology Collaboration, such disclosure would not involve disclosing a Reserved Target or an Oncology Lead Candidate until such target had become a Development Candidate) ; provided, that any proposed press release or other similar public communication by such controlling Party disclosing regulatory discussions, the efficacy or safety data or results related to the Product or such controlling Party’s sales projections, (i) such controlling Party will submit such proposed communication to the non-controlling Party for review at least two Business Days in advance of such proposed public disclosure, (ii) the non-controlling Party will have the right to review and recommend changes to such communication, and (iii) the controlling Party will in good faith consider any changes that are timely recommended by the non-controlling Party. In addition, if at any time during such two Business Day review period, the other Party informs such Party that its proposed public disclosure discloses inventions made by either Party in the course of the research or development under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by such other Party, then such Party will either (x) delay such proposed publication for a period of time reasonably necessary to permit the timely preparation and first filing of patent application(s) on the information involved, or (y) to the extent permitted by Applicable Law, remove the identified information prior to disclosure. While the Parties acknowledge that it may be interpreted that there is overlap between this Section 13.4.4 and Section 13.4.5, for clarity, the Parties intend for this Section 13.4.4 to address public disclosures that are not primarily of a scientific or scholarly nature (which are meant to be disclosed in accordance with Section 13.4.5 below) but rather this Section 13.4.4 is designed to address more urgent disclosures required under Applicable Law or to provide investors with material information regarding Products or this Agreement in a timely manner so that they may make informed investment decisions in Isis’ or AstraZeneca’s stock.

13.4.5.           Scientific or Clinical Presentations. Regarding any proposed scientific publications or public presentations related to summaries of results from any Clinical Studies generated by Isis or AstraZeneca for a Product, the Parties acknowledge that scientific lead time is a key element of the value of a Product under this Agreement and further agree to use Commercially Reasonable Efforts to control public scientific disclosures of the results of the research or development activities under this Agreement to prevent any potential adverse effect of any premature public disclosure of such results, for example, without limitation, intellectual property protection, competitive intelligence, prejudicing the optimal presentation at major meetings. For clarity, in connection with the Oncology Collaboration, such disclosure would not involve disclosing a Reserved Target or an Oncology Lead Candidate until such target had become a Development Candidate unless agreed otherwise by the Parties. The Parties will establish a procedure for publication review and each Party will first submit to the other Party through the Joint Patent Committee an early draft of all such publications or presentations, whether they are to be presented orally or in written form, at least 30 days prior to submission for publication including to facilitate the publication of any summaries of Clinical Studies data and results as required on the clinical trial registry of each respective Party. Each Party will review such proposed publication in order to avoid the unauthorized disclosure of a Party’s Confidential Information and to preserve the patentability of inventions arising from the Collaboration Plans. If, during such 30 day period, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party will delete such Confidential Information from its proposed publication. In addition, if at any time during such 30 day period, the other Party informs such Party that its proposed publication discloses inventions made by either Party in the course of the research or development under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure of such proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by such other Party, then such Party will either (i) delay such proposed publication for up to 60 days from the date the other Party informed such Party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved or (ii) remove the identified disclosures prior to publication.

13.4.6.           SEC Filings. Each Party will give the other Party a reasonable opportunity to review all material filings with the SEC describing the terms of this Agreement prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing.

13.4.7.           Subsequent Disclosure. Notwithstanding the foregoing, to the extent information regarding this Agreement or the Product has already been publicly disclosed, either Party (or its Affiliates) may subsequently disclose the same information to the public without the consent of the other Party.

13.4.8.           Acknowledgment. Each Party will acknowledge in any press release, public presentation or publication regarding the collaboration or the Product, the other Party’s role in discovering and developing the Product or Discontinued Product, as applicable, that the Product is under license from Isis and otherwise acknowledge the contributions from the other Party, and each Party’s stock ticker symbol (e.g., Nasdaq: ISIS; NYE: AZN). Isis may include the Product (and identify AstraZeneca as its partner for the Product) in Isis’ drug pipeline.

ARTICLE 14.
MISCELLANEOUS

14.1.            Dispute Resolution.

14.1.1.           Resolution by Senior Representatives. The Parties will seek to settle amicably any and all disputes, controversies or claims arising out of or in connection with this Agreement. For clarity, any decision within the JSC’s decision-making authority will be finally decided by the JSC. Any dispute between the Parties which is outside the JSC’s decision-making authority will be promptly presented to the Senior Vice President, Research of AstraZeneca and the Chief Operating Officer of Isis (the “Senior Representatives”), or their respective designees, for resolution. Such Senior Representatives, or their respective designees, will meet in-person or by teleconference as soon as reasonably possible thereafter, and use their good faith efforts to mutually agree upon the resolution of the dispute, controversy or claim. Any dispute within the JSC’s decision-making authority will not be subject to arbitration.

14.1.2.           Request for Arbitration. If after negotiating in good faith pursuant to Section 14.1.1, the Parties fail after good faith discussions undertaken within reasonable promptness, to reach an amicable agreement within 90 days, then either Party may upon written notice to the other submit to binding arbitration pursuant to Section 14.1.3 below. No statements made by either Party during such discussions will be used by the other Party or admissible in arbitration or any other subsequent proceeding for resolving the dispute.

14.1.3.           Arbitration.

(a)                                 Subject to Section 14.2, any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, not resolved under the provisions of Section 14.1.1 will be resolved by final and binding arbitration conducted in accordance with the terms of this Section 14.1.3. The arbitration will be held in New York, New York, USA according to Rules of Arbitration of the International Chamber of Commerce (“ICC”). The arbitration will be conducted by a panel of three arbitrators with significant experience in the pharmaceutical industry, unless otherwise agreed by the Parties, appointed in accordance with applicable ICC rules. Any arbitration herewith will be conducted in the English language to the maximum extent possible. The arbitrators will render a written decision no later than six months following the selection of the arbitrators, including a basis for any damages awarded and a statement of how the damages were calculated. Any award will be promptly paid in U.S. dollars free of any tax, deduction or offset. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 14.1.3. With respect to money damages, nothing contained herein will be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages, except in the case of breach of ARTICLE 13. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages, except in the case of breach of ARTICLE 13. Each Party will pay its legal fees and costs related to the arbitration (including witness and expert fees). Judgment on the award so rendered will be final and may be entered in any court having jurisdiction thereof.

(b)                                 EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS’ FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER.

14.1.4.           Court Actions. Nothing contained in this Agreement will deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing dispute resolution discussions or arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of patents or other proprietary or intellectual property rights, and no such claim will be subject to arbitration pursuant to Section 14.1.3.

14.2.            Governing Law; Jurisdiction; Equitable Relief, Losses.

14.2.1.           This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York, USA, without reference to any rules of conflicts of laws. For clarification, any dispute relating to the scope, validity, enforceability or infringement of any Patents will be governed by and construed and enforced in accordance with the patent laws of the applicable jurisdiction.

14.2.2.           Each Party acknowledges and agrees that the restrictions set forth in Section 5.1 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party and that the other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any of these provisions will probably result in irreparable injury to the other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any such provision, each Party will be authorized and entitled to obtain from any court of competent jurisdiction equitable relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights will be cumulative and in addition to any other rights or remedies to which such Party may be entitled in law or equity. Each Party agrees to waive any requirement that the other Party (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 14.2.2 is intended, or should be construed, to limit a Party’s rights to equitable relief or any other remedy for a breach of any other provision of this Agreement. Except for (i) the offsets and credits explicitly set forth in Section 8.9.2(a), Section 8.9.4(b) and Section 8.11, (ii) any amount awarded to be paid by one Party to the other by the panel of arbitrators in a final and binding arbitration proceeding adjudicated under Section 14.1.3, and (iii) any offset of undisputed but unpaid amounts under this Agreement, neither Party will have the right to setoff any amount it is owed or believes it is owed against payments due or payable to the other Party under this Agreement.

14.2.3.           Neither Party will be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that such Party has already recovered Losses with respect to such matter pursuant to other provisions of this Agreement (including recoveries under Section 11.1 or Section 11.2, and the offsets under Section 8.9.4(b)).

14.3.            Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other, which will not be unreasonably withheld, delayed or conditioned, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, without the other Party’s consent, to any of its Affiliates, to any purchaser of all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction; provided, if a Party transfers or assigns this Agreement to [***] described in this Agreement, then such transferring Party (or such Affiliate) (“Transferring Party”), will [***] due that the Transferring Party is obligated to pay to the non-transferring Party (“Non-Transferring Party”) under ARTICLE 8 for the [***] such that the Non-Transferring Party receives [***]. In addition, Isis may assign or transfer its rights to receive payments under this Agreement (but no liabilities), without AstraZeneca’s consent, to an Affiliate or to a Third Party in connection with a payment factoring transaction; provided, however, that Isis will provide AstraZeneca advance notice of any such proposed payment factoring transaction giving AstraZeneca a reasonable opportunity to provides comments (which Isis will consider in good faith); [***]. Any purported assignment or transfer made in contravention of this Section 14.3 will be null and void.

To the extent the Non-Transferring Party utilizes a [***] in any year, the Non-Transferring Party will [***] the Transferring Party [***]. To assist the Transferring Party in determining when a [***] pursuant to the foregoing sentence, beginning with the first Annual tax return for the year in which the Transferring Party [***] payment under this Section 14.3, and each year thereafter (including, for clarity, all years in which the Non-Transferring Party [***] or [***]), the Non-Transferring Party will provide the Transferring Party with the Non-Transferring Party s’ Annual tax returns (federal and state) and, in years in which the Non-Transferring Party utilizes the [***], supporting documentation for such [***].

14.4.            Force Majeure. No Party will be held responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure means a cause beyond the reasonable control of a Party, which may include acts of God; acts, regulations, or laws of any government; war; terrorism; civil commotion; fire, flood, earthquake, tornado, tsunami, explosion or storm; pandemic; epidemic and failure of public utilities or common carriers. In such event the Party so failing or delaying will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of 90 days, after which time the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary to arrive at an equitable solution, unless the Party giving such notice has set out a reasonable timeframe and plan to resolve the effects of such force majeure and executes such plan within such timeframe.  To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

14.5.            Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Isis, addressed to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: Chief Operating Officer
Fax: 760-918-3592

with a copy to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: General Counsel
Fax: 760-268-4922

If to AstraZeneca, addressed to:	AstraZeneca AB
SE-431 83 Molndal
Sweden
Attention: Legal Department
Fax: +46 31 7763871

with a copy to:	AstraZeneca UK Limited
Strategic Planning and Business Development
Alderley House Alderley Park
Macclesfield
Chehsire
SK10 4TF
Fax: +44 1625 518805

or to such other address for such Party as it will have specified by like notice to the other Party; provided that notices of a change of address will be effective only upon receipt thereof.  If delivered personally or by facsimile transmission, the date of delivery will be deemed to be the date on which such notice or request was given.  If sent by overnight express courier service, the date of delivery will be deemed to be the next Business Day after such notice or request was deposited with such service.  If sent by certified mail, the date of delivery will be deemed to be the third Business Day after such notice or request was deposited with the U.S. Postal Service. It is understood and agreed that this Section is not intended to govern the day to day business communications necessary between the parties in performing their duties, in due course, under the terms of this Agreement.

14.6.            Export Clause. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin.  Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

14.7.            Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

14.8.            Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such adjudication will not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

14.9.           Entire Agreement; Modifications. This Agreement (including the attached Appendices and Schedules) sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

14.10.    Relationship of the Parties. It is expressly agreed that the Parties will be independent contractors of one another and that the relationship between the Parties will not constitute a partnership, joint venture or agency.

14.11.    Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit or schedule means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “will” and “shall” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (f) unless otherwise specified, “$” is in reference to United States dollars, and (g) the headings contained in this Agreement, in any exhibit or schedule to this Agreement and in the table of contents to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

14.12.    Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees will be maintained in accordance with generally accepted accounting principles, or in the case of non-United States sales, other applicable accounting standards, consistently applied.

14.13.    Further Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

14.14.    Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

14.15.    Supremacy. In the event of any express conflict or inconsistency between this Agreement and any Schedule or Appendix hereto, the terms of this Agreement will apply. The Parties understand and agree that the Schedules and Appendices hereto are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Agreement Term, as appropriate and in accordance with the provisions of this Agreement.

14.16.    Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

14.17.    Compliance with Laws. Each Party will, and will ensure that its Affiliates and Sublicensees will, comply with all relevant laws and regulations in exercising its rights and fulfilling its obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

* - * - * - *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

ASTRAZENECA AB

By:	/s/ Jan-Olof Jacke
Name:	Jan-Olof Jacke
Title:	CFO AstraZeneca AB

SIGNATURE PAGE TO COLLABORATION, LICENSE AND DEVELOPMENT AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name:	B. Lynne Parshall
Title:	Chief Operating Officer

SIGNATURE PAGE TO COLLABORATION, LICENSE AND DEVELOPMENT AGREEMENT

List of Appendices and Schedules

APPENDIX 1 — Definitions

APPENDIX 2 —STAT3 Research and Development Plan and [***] Research and Development Plan

APPENDIX 3 — Oncology Research and Development Plans

APPENDIX 4 — Isis’ Lead Candidate Checklist

APPENDIX 5 — Examples Illustrating Separate Indications

APPENDIX 6 — Isis In-License Agreements

APPENDIX 7 — Isis Core Technology Patents

APPENDIX 8 — Isis Manufacturing and Analytical Patents

APPENDIX 9 — Isis Product-Specific Patents

APPENDIX 10 — Prior Agreements

APPENDIX 11 — IND Support Package

SCHEDULE 3.3.6  — Flow chart of Reserved Target and Oncology Target selection

SCHEDULE 4.1.1 — JSC Governance

SCHEDULE 4.1.3(C) — AstraZeneca’s Performance Metrics

SCHEDULE 4.2 — Alliance Management Activities

SCHEDULE 4.6.1 — Isis’ Fully Absorbed Cost of Goods Methodology

SCHEDULE 4.6.1(D) — Manufacturing Services Agreement Principles

SCHEDULE 4.7 — Bioethics Policy

APPENDIX 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

“$” means the lawful currency of the United States.

“Acceptance of Filing” means, with respect to an NDA, MAA or JNDA filed for a Product, (a) in the United States, the receipt of written notice from the FDA in accordance with 21 C.F.R. §314.101(a)(2) that such NDA is officially “filed,” (b) in the European Union, receipt by AstraZeneca, its Affiliate or Sublicensee of written notice of acceptance by the EMA of such MAA for filing under the centralized European procedure in accordance with any feedback received from European Regulatory Authorities; provided that if the centralized filing procedure is not used, then Acceptance of Filing will be determined upon the acceptance of such MAA by the applicable Regulatory Authority in a Major Country in the EU, and (c) in Japan, receipt by AstraZeneca, its Affiliate or Sublicensee of written notice of acceptance of filing of such JNDA from the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto).

“Additional Core IP” has the meaning set forth in Section 8.9.3.

“Additional Plan Costs” means [***].

“Affiliate” of an entity means any corporation, firm, partnership or other entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Party to this Agreement. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Agreement Term” has the meaning set forth in Section 12.1.

“Alliance Manager” has the meaning set forth in Section 4.2.

“Annual” or “Annually” means the period covering a Calendar Year or occurring once per Calendar Year, as the context requires.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

“API” means the bulk active pharmaceutical ingredient manufactured in accordance with cGMP for a Product.

“Applicable Law” or “Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

“Approval” means (i) with respect to a Product in the EU, the earlier to occur of (A) approval from the applicable Regulatory Authority in at least one member state in the EU sufficient for the manufacture, distribution, use, marketing and sale of such Product, including pricing approval, in such jurisdiction in accordance with Applicable Laws, or (B) the first commercial sale of a Product in the EU; and (ii) with respect to a Product in any regulatory jurisdiction other than the EU, approval sufficient for the manufacture, distribution, use, marketing and sale of such Product in such jurisdiction in accordance with Applicable Laws.

“[***]” means [***].

“[***] Research and Development Plan” means the research and development plan for the [***] Program (initially as attached hereto as Appendix 2) as amended from time to time in accordance with this Agreement.

“[***] Compound” means any ASO that is designed to bind to the RNA that encodes [***], where such ASO is (i) discovered or Controlled by Isis prior to the Effective Date, or (ii) discovered by Isis in the performance of the [***] Research and Development Plan.

“[***] Development Candidate” means the [***] Compound selected by AstraZeneca as a Development Candidate.

“[***] Development Candidate Decision Deadline” has the meaning set forth in Section 2.2.3.

“[***] Lead Candidate” means the Lead Candidate designated by Isis as a potential [***] Development Candidate.

“[***] Lead Compound” has the meaning set forth in Section 5.1.3. The [***] Lead Compound sequences will be set forth in the minutes of the JSC.

“[***] Product” means a finished product containing an [***] Compound as an active pharmaceutical ingredient (including any salt, hydrate, solvate, or prodrug thereof).

“[***] Program” means the research and development program for [***] Products under this Agreement.

“ASO” means a single-stranded oligonucleotide compound, or analog, variant, mimic, or mimetic thereof, having a sequence that is at least six bases long and that modulates expression or splicing of a gene target via the binding, partially or wholly, of such compound to the RNA of such gene target.

“Assignable [***] Product-Specific Patents” means Patent Rights Controlled by Isis or any of its Affiliates on or after the Effective Date claiming: (i) the specific composition of matter (the exact sequence and chemistry) of the [***] Development Candidate and the other [***] Lead Compounds (or any [***] Product incorporating such [***] Development Candidate or other [***] Lead Compounds), and/or (ii) methods of using such [***] Development Candidate and such other [***] Lead Compounds (or any [***] Product incorporating such [***] Development Candidate or other [***] Lead Compounds) as a prophylactic, therapeutic or diagnostic.

“AstraZeneca” has the meaning set forth in the Preamble of this Agreement.

“AstraZeneca [***]-Field” has the meaning set forth in Section 5.1.3(a)(i).

“AstraZeneca Background Intellectual Property” means any Know-How and Patent Rights that: (i) were Controlled by AstraZeneca prior to the Effective Date; and/or (ii) are Controlled by AstraZeneca on or after the Effective Date that were not created or acquired in connection with performance of any Collaboration Plan and/or in connection with the exploitation of a Compound or Product, which Patents and Know-How is necessary to Develop, register, Manufacture or Commercialize a Product in the Field.

“AstraZeneca Conducted Activities” means, under a Collaboration Plan, any and all research, pre-clinical and/or clinical activities that are not Isis Conducted Activities.

“AstraZeneca Full Royalty” has the meaning set forth in Section 8.8.1.

“AstraZeneca Indemnitees” has the meaning set forth in Section 11.2.

“AstraZeneca-Initiated Changes” means any changes (including number of subjects, duration of dosing, additional studies, additional endpoints, additional analysis, etc.) to a Collaboration Plan that are requested by AstraZeneca (including any changes requested or required by a Regulatory Authority).

“AstraZeneca Know-How” means any Know-How owned, used, developed by, or licensed to AstraZeneca or its Affiliates, in connection with AstraZeneca’s performance of its obligations under this Agreement, in each case to the extent Controlled by AstraZeneca or its Affiliates at any time during the Agreement Term that is necessary to Develop, register, Manufacture or Commercialize a Product in the Field and such Know-How does not constitute AstraZeneca Background IP.

“AstraZeneca Patents” means any Patent Rights owned, used, developed by, or licensed to AstraZeneca or its Affiliates that are invented by AstraZeneca or its Affiliates or licensors in connection with AstraZeneca’s performance of its obligations under this Agreement, in each case to the extent Controlled by AstraZeneca or its Affiliates at any time during the Agreement Term that is necessary or useful to Develop, register, Manufacture or Commercialize a Product in the Field and such patents do not constitute AstraZeneca Background IP.

“AstraZeneca Product-Specific Patents” means all Product-Specific Patents owned, used, created, developed by, or licensed to AstraZeneca or its Affiliates (i) as of the Effective Date, or (ii) arising at any time during the Agreement Term, in each case to the extent (x) Controlled by AstraZeneca or its Affiliates in connection with performance of obligations under this Agreement, and (y) such Product-Specific Patents do not constitute AstraZeneca Background IP.

“AstraZeneca-Prosecuted Patents” has the meaning set forth in Section 9.2.5(b).

“AstraZeneca Supported Pass-Through Costs” means [***].

“AstraZeneca Technology” means AstraZeneca’s interest in Jointly-Owned Collaboration Technology, AstraZeneca Product-Specific Patents, AstraZeneca Know-How, AstraZeneca Patents, including AstraZeneca Background Intellectual Property, and any trademarks described in Section 6.1.8, owned, used, developed by, or licensed to AstraZeneca or its Affiliates that are necessary or useful to Develop, register, Manufacture or Commercialize a Product.

“Audit” has the meaning set forth in Section 11.7.6.

“Audit Report” has the meaning set forth in Section 8.11.

“Bankruptcy Code” has the meaning set forth in Section 12.2.5(b).

“BMT Patient” has the meaning set forth in Section 1.2.3(b).

“Breaching Party” means the Party that is believed by the Non-Breaching Party to be in material breach of this Agreement.

“Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, US and London, England are open for business.

“Calendar Quarter” means a period of three consecutive calendar months ending on the last day of March, June, September, or December, respectively, and will also include the period beginning on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date falls.

“Calendar Year” means a year beginning on January 1 (or, with respect to 2012, the Effective Date) and ending on December 31.

“CDA” has the meaning set forth in Section 13.2.

“cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

“Change of Control Event” means any (a) direct or indirect acquisition of all or substantially all of the assets of Isis, (b) direct or indirect acquisition by a Person, or group of Persons acting in concert, of [***]% or more of the voting equity interests of Isis, (c) tender offer or exchange offer that results in any Person, or group of Persons acting in concert, beneficially owning [***]% or more of the voting equity interests of Isis, or (d) merger, consolidation, other business combination or similar transaction involving Isis, pursuant to which any Person owns all or substantially all of the consolidated assets, net revenues or net income of Isis, taken as a whole, or which results in the holders of the voting equity interests of Isis immediately prior to such merger, consolidation, business combination or similar transaction ceasing to hold [***]% or more of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, other business combination or similar transaction, in all cases where such transaction is to be entered into with any Person other than AstraZeneca or its Affiliates.

“CMO” means a Third Party primarily engaged in providing contract manufacturing or services and is not engaged in drug discovery, development or commercialization of pharmaceutical products.

“Claims” has the meaning set forth in Section 11.1.

“Clinical Study” or “Clinical Studies” means a Phase 1 Trial, Phase 2 Trial, a Registration-Directed Trial, or such other study in humans that is conducted in accordance with good clinical practices and is designed to generate data in support or maintenance of an NDA, MAA, JNDA or other similar marketing application.

“Collaboration Plan” means (i) the STAT3 Research and Development Plan, (ii) the [***] Research and Development Plan, or (iii) any Oncology Research and Development Plan.

“Commercialize,” “Commercialization” or “Commercializing” means any and all activities directed to marketing, promoting, detailing, distributing, importing, having imported, exporting, having exported, selling or offering to sell a Product following receipt of Approval for the Product in the applicable country, including conducting pre-and post-Approval activities, including studies reasonably required to increase the market potential of the Product and studies to provide improved formulation and Product delivery, and launching and promoting the Product in each country.

“Commercializing Party” means (a) AstraZeneca, with respect to a Product that is being Developed and Commercialized by or on behalf of AstraZeneca, its Affiliates or Sublicensees hereunder, and (b) Isis, with respect to a Discontinued Product that is being Developed and Commercialized by or on behalf of Isis, its Affiliates or Sublicensees hereunder.

”Commercially Reasonable Efforts” means that level of efforts and resources, at the relevant point in time, commonly used in the pharmaceutical industry for a product of similar commercial potential at a similar stage in its lifecycle, taking into consideration relative safety and efficacy, product profile, the competitiveness of the marketplace, market potential, the relative profitability of the product (including pricing and reimbursement status) and other relevant factors, including technical, legal, scientific and/or medical factors. Without limiting any of the foregoing, (A) Commercially Reasonable Efforts as it applies to AstraZeneca’s Development or Commercialization of a Product hereunder includes the use of Commercially Reasonable Efforts to perform the (i) AstraZeneca Conducted Activities under each Collaboration Plan in accordance with the timelines set forth therein, and (ii) activities set forth in each Integrated Product Plan; and (B) Commercially Reasonable Efforts as it applies to Isis’ Development of a Product hereunder includes use of Commercially Reasonable Efforts to perform the Isis Conducted Activities under each Collaboration Plan in accordance with the timelines set forth therein.

“Competitive Infringement” has the meaning set forth in Section 9.5.1.

“Completion of the IND-Enabling Toxicology Studies” means [***].

“Compound” means (i) an [***] Compound, (ii) a STAT3 Compound, or (iii) an Oncology Compound.

“Confidential Information” means any confidential or proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed by the Disclosing Party or otherwise received or accessed by the Receiving Party in the course of performing its obligations or exercising its rights under this Agreement, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party or its Affiliates and the pricing thereof. “Confidential Information” does not include information that:

(a)                                was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to, or learned by, the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party or its Affiliates;

(a)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;

(b)                                 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or

(c)                                  was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others.

“Control” or “Controlled” means possession of the ability to grant a license or sublicense hereunder without violating the terms of any agreement with any Third Party; provided, however, that if a Party has a right to grant a license or sublicense, with respect to an item of intellectual property to the other Party only upon payment of compensation (including milestones or royalties) to a Third Party (“Third Party Compensation”) (other than Isis Supported Pass-Through Costs in the case of Isis, and other than AstraZeneca Supported Pass-Through Costs in the case of AstraZeneca), then the first Party will be deemed to have “Control” of the relevant item of intellectual property only if the other Party agrees to bear the cost of such Third Party Compensation. Notwithstanding anything to the contrary under this Agreement, with respect to any Third Party that becomes an Affiliate of a Party after the Effective Date (including a Third Party acquirer), no intellectual property of such Third Party will be included in the licenses granted hereunder by virtue of such Third Party becoming an Affiliate of such Party.

“Cover,” “Covered” or “Covering” means, with respect to a patent, that, but for rights granted to a Person under such patent, the act of making, using or selling by such Person would infringe a Valid Claim included in such patent, or in the case of a patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

“CREATE Act” means the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3).

“CSID Criteria” means the candidate selection identification criteria used by AstraZeneca to seek internal approval to advance a Development Candidate.

“Develop,” “Developing” or “Development” means with respect to a Product, any and all discovery, characterization, or preclinical (including IND-Enabling Toxicology Studies), clinical, or regulatory activity with respect to the Product to seek Approval (including the submission of all necessary filings with applicable Regulatory Authorities to support such preclinical and clinical activities and Approval), including human clinical trials conducted after Approval of a Product to seek Approval for additional indications for such Product.

“Development Candidate” means, in the case of the [***] Program or an Oncology Collaboration Program, a Compound that AstraZeneca has determined meets AstraZeneca’s CSID Criteria and which it selects as ready to start IND-Enabling Toxicology Studies as provided herein.

“Disclosing Party” has the meaning set forth in Section 13.1.

“Discontinued Product” means a Product that is the subject of a termination under this Agreement.

“Discontinued Target” has the meaning set forth in Section 3.3.7(a).

[***]

“DLBCL Patient” means a patient that has diffuse large B-cell lymphoma.

“Draft Report” means a report containing the pharmacology, toxicology, and pharmacokinetic data generated from an IND-Enabling Toxicology Study.

“Drug Safety Information Agreement” means an agreement between the Parties which outlines the requirements and responsibilities for drug safety reporting and monitoring for ISIS-STAT3Rx, as described in Section 7.3.1.

“Durable Response” has the meaning set forth in Section 1.2.3(b).

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“EMA” means the European Medicines Agency and any successor entity thereto.

“European Union” or “EU” means each and every country or territory that is officially part of the European Union from time to time.

“FDA” means the United States Food and Drug Administration and any successor entity thereto.

“Field” means (i) with respect to the practice of the Isis Core Technology Patents and the Isis Manufacturing and Analytical Patents, (A) the prophylactic or therapeutic use or form of administration in humans or animals of a STAT3 Product or Oncology Product for any indication, and (B) the prophylactic or therapeutic use or form of administration in humans or animals of an [***] Product in the AstraZeneca [***]-Field, and (ii) with respect to the practice of the Isis Product-Specific Patents, (Y) the prophylactic, therapeutic or diagnostic use or form of administration in humans or animals of a STAT3 Product or Oncology Product for any indication, and (Z) the prophylactic, therapeutic or diagnostic use or form of administration in humans or animals of an [***] Product in the AstraZeneca [***]-Field.

“First Commercial Sale” means the first sale of a Product by AstraZeneca, its Affiliate or its Sublicensee to a Third Party in a particular country after Approval of such Product has been obtained in such country.

“FTE” means the efforts of one or more employees of Isis equivalent to the efforts of one full-time Isis employee for one year, or in the case of less than a full-time dedicated person, a full-time equivalent person-year based upon a total of one thousand seven hundred and ten (1710) hours per year of work on the development program.

“FTE Rate” means [***].

“Fully Absorbed Cost of Goods” means the costs incurred by Isis as determined using the methodology set forth in SCHEDULE 4.6.1 fairly applied and as employed on a consistent basis throughout Isis’ operations.

“Gene Target” means (i) a Licensed Target, or (ii) an Oncology Target. The term “Gene Targets” means collectively Licensed Targets and Oncology Targets.

“Government Official” means any Person employed by or acting on behalf of a government, government-controlled entity or public international organization; any political party, party official or candidate; any Person who holds or performs the duties of an appointment, office or position created by custom or convention; and any Person who hold himself out to be the authorized intermediary of any of the foregoing.

“[***]” means a patient enrolled in a Clinical Study of ISIS-STAT3Rx that [***].

“[***]” means a Clinical Study in [***].

“High Response Outcome” has the meaning set forth in Section 1.2.3(a).

“ICC” has the meaning set forth in Section 14.1.3(a).

“IND” means an Investigational New Drug Application (as defined in the Food, Drug and Cosmetic Act, as amended) filed with the FDA or its foreign counterparts.

“IND-Enabling Toxicology Studies” means the pharmacokinetic and toxicology studies required to meet the requirements for filing an IND, including API manufacturing to support such activities.

“IND Support Package” means the package of written materials that will support AstraZeneca’s IND filings, which package will include Draft Reports generated from the studies listed on APPENDIX 11.

“Indemnified Party” has the meaning set forth in Section 11.3.

“Indemnification Claim Notice” has the meaning set forth in Section 11.3.

“Indication” means [***].

”Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes required by law to be disclosed on the invoice.

“Initial Supply” has the meaning set forth in Section 4.6.1(b).

“Initiation” or “Initiate” means, with respect to any Clinical Study, dosing of the first human subject in such Clinical Study.

“Integrated Development Plan” or “IDP” has the meaning set forth in Section 7.1.1.

“Isis” has the meaning set forth in the Preamble of this Agreement.

“Isis [***]-Field” has the meaning set forth in Section 5.1.3(a)(ii).

“Isis [***]-Field ASO” has the meaning set forth in Section 5.1.3(a)(ii).

“Isis [***]-Field ASO Licensee” has the meaning set forth in Section 9.2.4(a).

“Isis Conducted Activities” means the research, pre-clinical and/or clinical activities for which Isis is designated as responsible under any Collaboration Plan.

“Isis Core Technology Patents” means all Patent Rights owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term, claiming subject matter generally applicable to ASOs, other than Isis Product-Specific Patents or Isis Manufacturing and

Analytical Patents. A list of Isis Core Technology Patents as of the Effective Date is set forth on APPENDIX 7 attached hereto.

“Isis In-License Agreements” has the meaning set forth in Section 8.9.1(a).

“Isis Indemnitees” has the meaning set forth in Section 11.1.

“Isis Internal ASO Safety Database” has the meaning set forth in Section 7.2.

“Isis Know-How” means any Know-How, including Isis’ interest in any Jointly-Owned Collaboration Know-How, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term that is necessary or useful to Develop, register, Manufacture or Commercialize a Product in the Field. Isis Know-How does not include the Isis Manufacturing and Analytical Know-How.

“Isis Manufacturing and Analytical Know-How” means Know-How, including Isis’ interest in any Jointly-Owned Collaboration Know-How, that relates to the synthesis or analysis of a Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. Isis Manufacturing and Analytical Know-How does not include the Isis Know-How.

“Isis Manufacturing and Analytical Patents” means Patent Rights, including Isis’ interest in any Jointly-Owned Collaboration Patents, that claim methods and materials used in the synthesis or analysis of a Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Manufacturing and Analytical Patents as of the Effective Date is set forth on APPENDIX 8 attached hereto. Isis Manufacturing and Analytical Patents do not include the Isis Product-Specific Patents or the Isis Core Technology Patents.

“Isis Owned Patents” has the meaning set forth in Section 10.2.2.

“Isis Product-Specific Patents” means all Product-Specific Patents, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Product-Specific Patents as of the Effective Date is set forth on APPENDIX 9 attached hereto.

“Isis Supported Pass-Through Costs” means [***].

“Japan NDA” or “JNDA” means the Japanese equivalent of an NDA filed with the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto).

“Joint Patent Committee” or “JPC” has the meaning set forth in Section 9.1.3(a).

“Jointly-Owned Collaboration Know-How” means Know-How discovered, developed, invented or created jointly in the performance of a Collaboration Plan by or on behalf of both Parties or their respective Affiliates or Third Parties acting on their behalf that is necessary or useful to Develop, register, Manufacture or Commercialize a Product in the Field.

“Jointly-Owned Collaboration Patents” means any Patent Rights that claim or cover Jointly-Owned Collaboration Know-How.

“Jointly-Owned Collaboration Technology” means Jointly-Owned Collaboration Know-How and Jointly-Owned Collaboration Patents.

[***]

“Know-How” means inventions, technical information, know-how and materials, including technology, data, compositions, formulas, biological materials, assays, reagents, constructs, compounds, discoveries, procedures, processes, practices, protocols, methods, techniques, results of experimentation or testing, knowledge, trade secrets, skill and experience, in each case whether or not patentable or copyrightable.

“Knowledge” means a Party’s and its Affiliates’ good faith, actual understanding of the facts and information as of the Effective Date; provided that, with respect to information regarding the status of Patent Rights or other intellectual property rights, “Knowledge” means such Party’s or its Affiliate’s good faith, actual understanding of the facts and information as of the Effective Date after performing a diligent investigation with respect to such facts and information as is customary in the conduct of its business with respect to such Patent Rights or other intellectual property rights (and not, for clarity, a diligent investigation solely in connection with this Agreement).

“Lead Candidate” means, in the case of the [***] Program or an Oncology Collaboration Program, a Compound that is reasonably determined by Isis’ RMC in accordance with Isis’ standard procedures for designating development candidates as ready to start IND-Enabling Toxicology Studies. The checklist Isis uses as of the Effective Date when reviewing potential development candidates for approval is attached hereto as APPENDIX 4.

“Lead Candidate Data Package” means, with respect to a Lead Candidate, the data package Isis presented to its Research Management Committee to approve a Compound as the Lead Candidate; provided such package contains the same level of detail as the data packages Isis currently presents to its Research Management Committee to approve Isis’ own internal development candidates and is consistent with relevant Collaboration Plan agreed by the JSC for the [***] or the Oncology Target, as applicable.

“Licensable [***] Product-Specific Patents” means Patent Rights Controlled by Isis or any of its Affiliates on or after the Effective Date claiming both:

(i)                                    a sequence-based composition of matter that generically encompasses the [***] Development Candidate or an [***] Lead Compound (or any [***] Product incorporating such [***] Development Candidate or any [***] Lead Compounds), or methods of using the [***] Development Candidate or an [***] Lead Compound (or any [***] Product incorporating such [***] Development Candidate or any [***] Lead Compounds), as a prophylactic, therapeutic or diagnostic but, in each case, does not claim the specific [***] Development Candidate or an [***] Lead Compound (or any [***] Product incorporating such [***] Development Candidate or any [***] Lead Compounds) (the exact sequence and chemistry); and

(ii)                                an Isis [***]-Field ASO, or method for [***] of Isis [***] Field ASOs for the treatment of a [***] disease.

“Licensed CMO” has the meaning set forth in Section 6.1.4(a)(ii).

“Licensed Know-How” means Isis Manufacturing and Analytical Know-How, and Isis Know-How. For clarity, Licensed Know-How does not include any Know-How covering formulation technology or delivery devices.

“Licensed Patents” means the Isis Product-Specific Patents, Isis Core Technology Patents, Isis Manufacturing and Analytical Patents and Isis’ interest in Jointly-Owned Collaboration Patents. For clarity, Licensed Patents do not include any Patent Rights claiming formulation technology or delivery devices unless such Patent Rights are included in the Jointly-Owned Collaboration Patents.

“Licensed Target” means (i) STAT3, or (ii) [***]. The term “Licensed Targets” means collectively STAT3 and [***].

“Licensed Technology” means any and all Licensed Patents, Licensed Know-How, and any trademarks described in Section 6.1.8, to the extent necessary or useful to Develop, register, Manufacture or Commercialize a Product in the Field.

“Losses” has the meaning set forth in Section 11.1.

“Low Response Outcome” has the meaning set forth in Section 1.2.3(b).

“MAA” means a marketing authorization application filed with the EMA after completion of Clinical Studies to obtain Approval for a Product under the centralized European filing procedure or, if the centralized EMA filing procedure is not used, filed using the applicable procedures in any European Union country.

“MAA Approval” means the Approval of an MAA by the EMA for a Product in any country in the EU.

“Manufacture” or “Manufactured” or “Manufacturing” means any activity involved in or relating to the manufacturing, quality control testing (including in-process, release and stability testing), releasing or packaging, importing and keeping, for pre-clinical and clinical purposes, of API or a Product in finished form.

“Material Anti-Corruption Law Violation” means a violation of an Anti-Corruption Law relating to the subject matter of this Agreement which would if it were publicly known, in the reasonable view of AstraZeneca, have a material adverse effect on Isis or on the reputation of AstraZeneca because of its relationship with Isis.

“Medium Response Outcome” has the meaning set forth in Section 1.2.3(b).

“Minimum Third Party Payments” means ***].

[***]

“MSA” has the meaning set forth in Section 4.6.1(d).

“NDA” means a New Drug Application filed with the FDA after completion of Clinical Studies to obtain Approval for a Product in the United States.

”Net Sales” means the gross invoiced amount on sales of Products by or on behalf of AstraZeneca, its Affiliates, and Sublicensees to Third Parties (which will include Distributors) after deduction of the following amounts, to the extent taken:

(a)         normal and customary trade, quantity or prompt settlement discounts (including chargebacks and allowances) actually allowed;

(b)         amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by AstraZeneca or its Affiliates in good faith;

(c)          rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program in the United States or equivalent governmental program in any other country;

(d)         any invoiced amounts which are not collected by AstraZeneca or its Affiliates, including bad debts;

(e)          excise taxes, Indirect Taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of the Products; and

(f)           any other similar and customary deductions that are consistent with generally accepted accounting principles, or in the case of non-United States sales, other applicable accounting standards; and

after deduction of (i) an allowance for transportation costs, distribution expenses, special packaging and related insurance charges equal to [***] ([***]) of the amount arrived at after application of the provisions of items (a) through (f) above; and (ii) the actual cost paid by AstraZeneca, its Affiliates or Sublicensees for Devices.

Net Sales will be calculated using AstraZeneca’s internal audited systems used to report such sales as adjusted for any of the items  above not taken into account in such systems. Deductions pursuant to subsection (d) above will be taken in the Calendar Quarter in which such sales are no longer recorded as a receivable. As used above, the term “Device” means any device approved by a Regulatory Authority for use with a Product that is necessary to administer the Product to a patient (i.e. without such device the Product cannot be delivered by any other means or methods).

If a Product is sold as part of a Combination Product (as defined below), the Net Sales from such Product, for the purposes of determining royalty payments, will be determined by multiplying the Net Sales (as determined without reference to this paragraph) of the Combination Product by the fraction A/(A+B), where A is the standard sales price of the ready-for-sale form of the Product, containing the same amount of Compound as the sole active ingredient as the Combination Product in question, in the given country when sold separately in finished form; and B is the standard sales price of the ready-for-sale form of the product containing the same amount of the other therapeutically active ingredient(s) that is contained in the Combination Product in question, in the given country, each during the applicable royalty period or, if sales of all compounds did not occur in such period, then in the most recent royalty reporting period. In the event, however, that if, in a specific country either or both of the Compound and the other therapeutically active ingredient in such Combination Product are not sold separately in such country, a market price for such Product and such other active ingredient shall be negotiated by the Parties in good faith for the purposes of performing the calculation above to determine royalty payments on the Net Sales from such Combination Product.  As used above, the term

“Combination Product” means a Product that includes at least one additional therapeutically active ingredient (whether coformulated or copackaged) and is not a Compound.

“Non-Breaching Party” means the Party that believes the Breaching Party is in material breach of this Agreement.

“Non-Transferring Party” has the meaning set forth in Section 14.3.

“Oncology Compound” means any ASO that is designed to bind to the RNA that encodes an Oncology Target, where such ASO is discovered by Isis prior to the Effective Date or in the performance of an Oncology Research and Development Plan.

“Oncology Collaboration” means the conduct of the Oncology Collaboration Programs in accordance with this Agreement.

“Oncology Collaboration Program” means a discovery research program focused on discovering Oncology Compounds to select an Oncology Development Candidate in accordance with the applicable Oncology Research and Development Plan.

“Oncology Collaboration Term” has the meaning set forth in Section 3.2.2.

“Oncology Development Candidate” means a Development Candidate selected by AstraZeneca arising out of the work conducted under an Oncology Research and Development Plan.

“Oncology Development Candidate Decision Deadline” has the meaning set forth in Section 3.3.3.

“Oncology Lead Candidate” means Lead Candidate designated by Isis as a potential Oncology Development Candidate

“Oncology Product” means a finished product containing an Oncology Compound as an active pharmaceutical ingredient (including any salt, hydrate, solvate, or prodrug thereof).

“Oncology Research and Development Plan” means any research and/or development plan attached hereto as Appendix 3 for an Oncology Collaboration Program focused on a particular Oncology Target as amended from time to time in accordance with this Agreement.

“Oncology Target” means (i) any of the three Reserved Targets that are selected under Section 3.3.6 to be the subject of an Oncology Collaboration Program, (ii) any Substitute Target, or (iii) any oncology target added to this Agreement under Section 2.2.4.

“Option” has the meaning set forth in Section 3.5.

“Option Deadline” has the meaning set forth in Section 3.5.

“Outcome Notice” has the meaning set forth in Section 1.2.3(e).

“Participating Parties” has the meaning set forth in Section 9.2.4(b).

“Party” or “Parties” means AstraZeneca and Isis individually or collectively.

“Party Representatives” has the meaning set forth in Section 11.7.1.

“Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other reasonable out-of-pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patent Rights.

“Patent Rights” means (a) patents, patent applications and similar government-issued rights protecting inventions in any country or jurisdiction however denominated, (b) all priority applications, divisionals, continuations, substitutions, continuations-in-part of and similar applications claiming priority to any of the foregoing, and (c) all patents and similar government-issued rights protecting inventions issuing on any of the foregoing applications, together with all registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

“Permitted Licenses” means (1) licenses granted by Isis before or after the Effective Date to any Third Party under the Isis Core Technology Patents, the Isis Manufacturing and Analytical Patents, or the Isis Manufacturing and Analytical Know-How (but not under the Isis Product-Specific Patents) to (a) use oligonucleotides (or supply oligonucleotides to end users) solely to conduct pre-clinical research, or (b) enable such Third Party to manufacture or formulate oligonucleotides, where (i) such Third Party is primarily engaged in providing contract manufacturing or services and is not primarily engaged in drug discovery, development or commercialization of therapeutics; and (ii) Isis does not assist such Third Party to identify, discover or make a Compound or Product; and (2) material transfer agreements with academic collaborators or non-profit institutions in connection with the Isis Conducted Activities approved by AstraZeneca, such approval not to be unreasonably withheld or delayed.

“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

“Pharmacovigilance Agreement” has the meaning set forth in Section 7.3.2.

“Phase 1 Trial” means the initial clinical testing of a Product in humans (first-in-humans study) with the intention of gaining a preliminary assessment of the safety of such Product. “Phase 1 Trial” includes any clinical study designated under a Collaboration Plan as a “Phase 1 Trial” or “Phase 1 Study.”

“Phase 1/2 Trial” means Isis’ ongoing Clinical Study described in the STAT3 Research and Development Plan, including the expansion cohort for such trial.

“Phase 1/2 Trial Data Package” means, with respect to the Phase 1/2 Trial, the listing and tables of safety and efficacy data, radiographic scans of tumor assessments, radiologist reports and summary of biomarker or other assay data that was mutually agreed by Isis and AstraZeneca.

“Phase 2 Trial” means any Clinical Study in a single tumor type or enriched for a tumor type that is intended to show safety and efficacy (which efficacy may be shown by a biomarker or other assay) in the target population, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to confirm the optimal manner of use of the Product prior to initiation of the Phase 3 Trials, and which itself provides sufficient evidence of safety and efficacy to be included as a supportive study to the Phase 3 Trial in filings with Regulatory Authorities. “Phase 2 Trial” includes any clinical study designated under a Collaboration Plan as a “Phase 2 Trial,” “Phase 2a Trial,” Phase 2b Trial,” “Phase 2 Study,” Phase 2a Study” or “Phase 2b Study.”

“Phase 3 Trial” or “Registration-Directed Trial” means a pivotal Clinical Study (whether or not denominated as a “Phase 3” Clinical Study under applicable regulations) in human patients that is of the size and design intended to establish that a Product is safe and effective for its intended use; to define warnings, precautions and adverse reactions that are associated with the Product in the dosage range to be prescribed; and is intended to support Approval of such Product. “Phase 3 Trial” or “Registration-Directed Trial” includes any clinical study designated under a Collaboration Plan as a “Phase 3 Trial,” “Phase 3 Study” or “Registration Trial.”

“Pre-Clinical Studies” means in vitro and in vivo studies of one or more Compounds, not in humans, including those studies conducted in whole animals and other test systems, designed to determine the toxicity, bioavailability, and pharmacokinetics of the Product and whether the Product has a desired effect.

“Prior Agreements” means the agreements listed on APPENDIX 10 attached hereto.

“Proceeding” means an action, suit or proceeding.

“Product” means, as applicable (i) a STAT3 Product, (ii) an [***] Product, or (iii) an Oncology Product.

“Product-Specific Patents” means:

(A)                               with respect to [***] Products: (i) Assignable [***] Product-Specific Patents; and (ii) Licensable [***] Product-Specific Patents, or

(B)                               with respect to STAT3 Products and Oncology Products: Patent Rights Controlled by a Party or any of its Affiliates on or after the Effective Date claiming: (i) the specific composition of matter of a STAT3 Product or Oncology Product, or (ii) methods of using such a Product as a prophylactic, therapeutic or diagnostic.

“Proposed Substitute Target” has the meaning set forth in Section 3.3.7(a).

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent Right, the preparing, filing, prosecuting and maintenance of such Patent Right, as well as handling re-examinations, reissues, and requests for patent term extensions with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent Right. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent Right.

“R&D Research and Development Plan” means collectively the (i) STAT3 Research and Development Plan, and (ii) [***] Research and Development Plan.

“Receiving Party” has the meaning set forth in Section 13.1.

“Regulatory Authority” means any governmental authority, including the FDA, EMA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility for granting any licenses or approvals or granting pricing or reimbursement approvals necessary for the marketing and sale of a Product in any country.

“Regulatory Documentation” means any regulatory submissions, notifications, registrations, approvals and/or other filings and correspondence made to or with a Regulatory Authority in any country or jurisdiction, and any other records required by Applicable Law to be maintained that may be necessary or useful to develop, manufacture, market, sell or otherwise commercialize a Product in the Field.

“Relevant Authority” means any court or government body, whether national, supra-national, federal, state, local, foreign or provincial, including any political subdivision thereof, including any department, commission, board, bureau, agency, or other regulatory or administrative governmental authority or instrumentality, and further including any quasi-governmental Person or entity exercising the functions of any of these.

“Research” means conducting the research activities with Compounds as set forth in a Collaboration Plan, including pre-clinical research and lead optimization, but specifically excluding Development and Commercialization. When used as a verb, “Researching” means to engage in Research.

“Reserved Target” means any gene target reserved for potential selection as an Oncology Target in accordance with Section 3.3.5.

“RMC” means Isis’ Research Management Committee, or any successor committee.

“Royalty Period” has the meaning set forth in Section 8.8.2(a).

“Safety Concern” has the meaning set forth in Section 1.2.3(d).

“Senior Representatives” has meaning set forth in Section 14.1.1.

“Service Provider” means the Third Party(ies) conducting the original and revised studies under a Collaboration Plan.

“STAT3” means the gene, signal transduction and activation of transcription 3 (GenBank accession # NM_139276.2; Gene ID: 6774) (also known as acute-phase response factor (APRF)), or any alternative splice variants, mutants, polymorphisms and fragments thereof.

“STAT3/[***] Collaboration” means the conduct of the STAT3 Program and the [***] Program in accordance with this Agreement.

“STAT3 Compound” means any ASO that is designed to bind to the RNA that encodes STAT3, where such ASO is discovered or Controlled by Isis prior to the Effective Date or in the performance of the STAT3 Research and Development Plan, including the Compound known as ISIS-STAT3Rx (also referred to by compound number ISIS 481464).

“STAT3 Product” means any finished product containing a STAT3 Compound as an active pharmaceutical ingredient (including any salt, hydrate, solvate, or prodrug thereof).

“STAT3 Program” means the research and/or development program for STAT3 Products under this Agreement.

“STAT3 Research and Development Plan” means the research and/or development plan for the STAT3 Program (initially as attached hereto as Appendix 2) as amended from time to time in accordance with this Agreement.

“Sublicensee” means a Third Party to whom a Party or its Affiliates or Sublicensees has granted a sublicense or license under any Licensed Technology or AstraZeneca Technology, as the case may be, licensed to such Party in accordance with the terms of this Agreement.

“Substitute Notice” has the meaning set forth in Section 3.3.7(a).

“Substitute Target” has the meaning set forth in Section 3.3.7(b).

“Target Encumbrances” has the meaning set forth in Section 3.3.5.

“Target Knock-Down” has the meaning set forth in Section 1.2.3(c).

“Target Sanction” means the stage at which an Oncology Target has demonstrated sufficient therapeutic potential in pre-clinical disease models and has received the recommendation of the JSC to expend resources to identify an Oncology Development Candidate, all in accordance with the JSC’s standard processes.

“Third Party” means a Person or entity other than the Parties or their respective Affiliates.

“Third Party Claims” has the meaning set forth in Section 11.1.

“Third Party Obligations” means any financial and non-financial encumbrances, obligations, restrictions, or limitations imposed by an agreement between a Party and a Third Party that relate to a Product or a Gene Target, including field or territory restrictions, covenants, milestone payments, diligence obligations, sublicense revenue, royalties, or other payments.

“Transferring Party” has the meaning set forth in Section 14.3.

“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

“Valid Claim” means a claim (i) of any issued, unexpired United States or foreign Patent Right, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (ii) of any United States or foreign patent application within a Patent Right, which will not, in the country in question, have been cancelled, withdrawn, abandoned nor been pending for more than seven years, not including in calculating such seven-year period of time in which such application is in interference or opposition or similar proceedings or time in which a decision of an examiner is being appealed. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than seven years will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (i) above with respect to such application issues.

APPENDIX 2

STAT3 Research and Development Plan and [***] Research and Development Plan

[***]

APPENDIX 3

Oncology Research and Development Plan

[***]

APPENDIX 4

Isis’ Lead Candidate Checklist

[***]

APPENDIX 5

Examples (not an exhaustive list) Illustrating Separate Indications

[***]

APPENDIX 6

Isis In-License Agreements

(Relevant to the R&D Research and Development Plan as of the Effective Date)

[***]

APPENDIX 7

Isis Core Technology Patents

[***]

APPENDIX 8

Isis Manufacturing and Analytical Patents

[***]

APPENDIX 9

Isis Product-Specific Patents

[***]

APPENDIX 10

Prior Agreements

[***]

APPENDIX 11

IND Support Package

[***]

SCHEDULE 3.3.6

[***]

SCHEDULE 4.1.1

JSC GOVERNANCE

(a)                                 The JSC will determine the JSC operating procedures, including frequency of meetings (at least quarterly), location of meetings, and responsibilities for agendas and minutes. The JSC will codify these operating procedures in the written minutes of the first meeting.

(d)                                 The JSC may hold meetings in person or by audio or video conference as determined by the JSC; but at least two meetings per year will be in person (one held at Isis’ facilities, and the other held at AstraZeneca’s facilities outside of the U.S.). Alliance Managers will attend JSC meetings as participating non-members. In addition, upon prior approval of the other Party, each Party may invite its employees or consultants to attend JSC meetings, including any subject matter expert(s) with valuable knowledge of the relevant Gene Target.

(e)                                  The co-chairs will be responsible for ensuring that activities occur as set forth in this Agreement, including ensuring that JSC meetings occur, JSC recommendations are properly reflected in the minutes, and any dispute is given prompt attention and resolved in accordance with Section 4.1.3, Section 9.1.3 and Section 14.1, as applicable.

(f)                                   The JSC members from the same Party will collectively have one vote. The JSC will strive to make recommendations with approval of both Isis members and AstraZeneca members, and record such recommendations in the minutes of the applicable JSC meeting.

(g)                                 The JSC may form subcommittees and working groups as it determines in order to carry out its activities under this Agreement, all of which will dissolve when the JSC dissolves.

SCHEDULE 4.1.3(C)

AstraZeneca’s Performance Metrics

[***]

SCHEDULE 4.2

Alliance Management Activities

Each Alliance Manager is responsible for:

(a)                                 Promoting the overall health of the relationship between the Parties;

(h)                                 Developing a mutually agreed alliance launch plan covering any activities and systems that the Parties need to implement within the first 100 days after the Effective Date to support the Collaboration Plans;

(i)                                    Organizing each JSC meeting, including agendas, drafting minutes, and publishing final minutes;

(j)                                    Supporting the co-chairs of the JSC with organization of meetings, information exchange, meeting minutes, and facilitating dispute resolution as necessary;

(k)                                 Preparing status and progress reports on the above as determined necessary by the JSC;

(l)                                    Ensuring compliance in maintaining the Isis Internal ASO Safety Database as outlined in Section 7.2; and

(m)                             Ensuring proper approval of publications prior to submission as required in Section 13.4.

(n)                                 Review Material Transfer Agreements.

SCHEDULE 4.6.1

Isis’ Fully Absorbed Cost of Goods Methodology

[***]

SCHEDULE 4.6.1(d)

Manufacturing Services Agreement Principles

[***]

Schedule 4.7

AstraZeneca Bioethics Policy

[***]